 EXHIBIT 10.3

AGREEMENT

BETWEEN

SIERRA PACIFIC POWER COMPANY
 d/b/a NV ENERGY
RENO, NEVADA

AND

LOCAL UNION 1245
OF THE
INTERNATIONAL BROTHERHOOD
OF ELECTRICAL WORKERS

AFFILIATED WITH THE
AMERICAN FEDERATION OF LABOR AND
THE CONGRESS OF INDUSTRIAL ORGANIZATIONS
AFL-CIO

AUGUST 16, 2010 – AUGUST 15, 2013

TABLE OF CONTENTS

TITLE		PAGE

	Agreement ……………………………………………………………………………………………………………………........................................................................	1
	Preamble ………………………………………………………………………………………………………………………........................................................................	1
1.	Recognition ……………………………………………………………………………………………………………………......................................................................	1
2.	Continuity of Service ………………………………………………………………………………………………………..........................................................................	1
3.	Definitions …………………………………………………………………………………………………………………….........................................................................	2
4.	Wages ……………………………………………………………………………………………………………………………....................................................................	3
5.	Transportation ………………………………………………………………………………………………………………..........................................................................	4
6.	Working Hours ……………………………………………………………………………………………………………….........................................................................	5
7.	Shift Premium ………………………………………………………………………………………………………………............................................................................	11
8.	Leaves of Absence …………………………………………………………………………………………………………..........................................................................	11
9.	Inclement Weather Practice …………………………………………………………………………………………....................................................................................	13
10.	Overtime ………………………………………………………………………………………………………………………........................................................................	14
11.	Holidays …………………………………………………………………………………………………………………………....................................................................	16
12.	Vacations ………………………………………………………………………………………………………………………......................................................................	17
13.	Safety …………………………………………………………………………………………………………………………….....................................................................	19
14.	Union Activity ………………………………………………………………………………………………………………..........................................................................	20
15.	Sick Leave ……………………………………………………………………………………………………………………….....................................................................	21
16.	Seniority ………………………………………………………………………………………………………………………........................................................................	23
17.	Expenses ……………………………………………………………………………………………………………………….......................................................................	27
18.	Apprenticeship ………………………………………………………………………………………………………………........................................................................	30
19.	Miscellaneous ………………………………………………………………………………………………………………..........................................................................	32
20.	Supplemental Benefits for Industrial Injury …………………………………………………………………….........................................................................................	36
21.	Grievance Procedure ……………………………………………………………………………………………………................................................................................	36
22.	Employee Benefit Program ……………………………………………………………………………………………..................................................................................	38
23.	Demotion and Layoff Procedure ……………………………………………………………………………………....................................................................................	44
24.	Term of Agreement ………………………………………………………………………………………………………..............................................................................	47

i

	ATTACHMENTS	PAGE

I.	Exhibit A
	(1) Wage Schedules………………………………………………………………………………………………………………………...................................................	50
II.	Exhibit B	1
	(1) Classifications and Job Descriptions…………………………………………………………………………………………............................................................	66
	(2) Deleted Job Classifications……………………………………………………………………………………………………….........................................................	99

III.	Letters of Understanding
	1. Clerical Bidding Notes (See Attachment IV, Exhibit “C” (1)…………………………………………………………………......................................................	101
	2. Sick Leave Payoff (See Title 15.9)……………………………………………………………………………………………............................................................	101
	3. Communications Technician, Telecommunications Dept (Deleted March 2007)……………………………............................................................................	101
	4. Equipment Op Evaluation Committee (Deleted 1/1/98 – Reinstated 1/1/03)……………………………………........................................................................	101
	5. Equipment Operator Program………………………………………………………………………………………………….............................................................	101
	6. Emergency Response Program (See Attachment VIII)……………………………………………………………………...............................................................	101
	7. Family Sick Leave Program (See Title 15.10)…………………………………………………………………………………..........................................................	101
	8. Telephone Allowance……………………………………………………………………………………………………………..........................................................	101
	9. Departmental Seniority for Laborers (Deleted 1/1/95)…………………………………………………………………..................................................................	101
	10. Yard Operator – Power Production…………………………………………………………………………………………................................................................	101
	11. Clerical Occupational Group-Changing Work Hours (See Title 6.15)……………………………………………........................................................................	101
	12. Accident Prevention Board Business Representative As Member………………………………………….................................................................................	101
	E-Mail for Union Communications
	New Employee Orientation Participation by Union (See Title 14.6)
	13. Joint Benefits Committee Established……………………………………………………………………………………...................................................................	101
	Optional Life Insurance
	Long-Term Disability Bargaining Unit Insuring Plan (See Title 22)
	14. Part-Time Employees Terms And Conditions (See Titles 3.5 & 22)…………………………………………………...................................................................	101
	15. Equipment Operator Progression Guidelines………………………………………………………………………….......................................................................	102
	16. Work-At-Home Schedule for CSR’s (Business Office)………………………………………………………………......................................................................	102
	17. Generation Work Schedules (Added 1/1/03)…………………………………………………………………………......................................................................	102
	Exhibit A – Nine (9) Hour Schedule
	Exhibit B – Ten (10) Hour Schedule
	Exhibit C – Twelve (12) Hour Schedule
	18. Department of Transportation Hours of Service (Added 1/1/03)……………………………………………................................................................................	106
	19. Neutrality Agreement (Added 11/2/98)……………………………………………………………………………….......................................................................	106
	20. Hiring Hall Agreement (Added March 2007)…………………………………………………………………..................................................................................	109
	21. Post Retirement Medical (Added 4/5/07)……………………………………………………………………………........................................................................	110
	22. Commencement Date of the Agreement (Added 9/10/07)…………………………………………………....................................................................................	110

IV.	Exhibit C (1) Lines of Progression for Bidding & Demolition
	Purposes by Occupational Groups……………………………………………………………………………………………..................................................................	110
	Definition of Occupational Groups……………………………………………………………………………………………..................................................................	110
	Lines of Progression…………………………………………………………………………………………………………………..........................................................	Fold-Out
	Bidding Notes…………………………………………………………………………………………………………………………….....................................................	111

V.	Exhibit D Bargaining Unit Medical/Dental/Vision………………………………………………………………………........................................................................	114
	Options Comparison

VI.	Out-of-Town Work Assignment Guidelines…………………………………………………………………………………..................................................................	118

VII.	Job Site Reporting (Cancelled by the Union on 10/24/02)…………………………………………………………...........................................................................	119

VIII.	Emergency Response Program…………………………………………………………………………………………………................................................................	119

IX.	Company Statement………………………………………………………………………………………………………………...............................................................	121
	RE: Continuation of Post Retirement Medical Coverage

INDEX
SPPCO-IBEW LOCAL UNION 1245 AGREEMENT

AGREEMENT (INTRODUCTION & PREAMBLE)……………………………………………………………………………….......................................................................................	1
APPRENTICESHIP……………………………………………………………………………………………………………………….................................................................................	30-32
ARBITRATION PROCEDURE………………………………………………………………………………………………………….................................................................................	37
BANKRUPTCY CLAUSE…………………………………………………………………………………………………………………..............................................................................	36
BIDDING NOTES…………………………………………………………………………………………………………………………................................................................................	111-113
BULLETIN BOARDS, UNION………………………………………………………………………………………………………......................................................................................	20
CALL OUTS……………………………………………………………………………………………………………………………………........................................................................	14-16
CHECK-OFF, UNION DUES…………………………………………………………………………………………………………….................................................................................	1, 21
CLERICAL BIDDING NOTES……………………………………………………………………………………………………………...............................................................................	112
COMMITTEES
Accident Prevention Board………………………………………………………………………………………………..........................................................................	19
Equipment Operator Evaluation………………………………………………………………………………………...............................................................................	101
Joint Apprenticeship Training………………………………………………………………………………………….............................................................................	30-32
Joint Benefits…………………………………………………………………………………………………………………......................................................................	44
Joint Grievance……………………………………………………………………………………………………………….......................................................................	36-37
Labor/Management………………………………………………………………………………………………………............................................................................	21
COMPANY VEHICLE USE…………………………………………………………………………………………………………………………...............................................................	4-5
CONTINUITY OF SERVICE TO THE PUBLIC……………………………………………………………………………………………………...............................................................	1-2
DAY EMPLOYEES…………………………………………………………………………………………………………………………………….............................................................	6
DEFINITIONS OF EMPLOYEE STATUS…………………………………………………………………………………………………….......................................................................	2-3
DEMOTION PROCEDURE………………………………………………………………………………………………………………………...................................................................	44-46
DISCRIMINATION, RACE, COLOR, ETC…………………………………………………………………………………………………….....................................................................	1
DISQUALIFICATION OF PREFERRED BIDDER………………………………………………………………………………………….........................................................................	xxx
DOT HOURS OF SERVICE LETTER OF AGREEMENT…………………………………………………………………………………...........................................................................	106
DOUBLE TIME………………………………………………………………………………………………………………………………………...............................................................	14-16
DRIVERS LICENSE REQUIREMENTS………………………………………………………………………………………………………........................................................................	4-5
EMERGENCY RESPONSE PROGRAM…………………………………………………………………………………………………………...................................................................	119-120
EMPLOYEE BENEFIT PROGRAMS………………………………………………………………………………………………………………................................................................	38-44
EMPLOYEE DISCOUNT………………………………………………………………………………………………………………………………...........................................................	43
EMPLOYEE PLACEMENT
Disabled……………………………………………………………………………………………………………………………………...................................................	26-27
New Technologies……………………………………………………………………………………………………………………….....................................................	26-27
Revision of Operations……………………………………………………………………………………………………………….........................................................	26-27
Return from Military Leave…………………………………………………………………………………………………………...........................................................	26-27
Temperamentally Unsuited…………………………………………………………………………………………………………...........................................................	26-27
ENHANCED SEVERANCE/RETIREMENT BRIDGE PROGRAM………………………………………………………………………….......................................................................	33-35
EQUIPMENT OPERATOR PROGRESSION GUIDELINES…………………………………………………………………………………......................................................................	102
EXPENSES
Meals…………………………………………………………………………………………………………………………………………................................................	27-30
Board/Lodging…………………………………………………………………………………………………………………………........................................................	27-30
Subsistence……………………………………………………………………………………………………………………………….....................................................	27-30
Moving………………………………………………………………………………………………………………………………………................................................	27-30
FAMILY SICK LEAVE PROGRAM……………………………………………………………………………………………………………….................................................................	22-23
FOREMAN SELECTION………………………………………………………………………………………………………………………………...........................................................	24-25
GENERATION WORK SCHEDULES……………………………………………………………………………………………………………..................................................................	102-105
GRIEVANCE PROCEDURE…………………………………………………………………………………………………………………………...............................................................	36-37
GROUP LIFE INSURANCE………………………………………………………………………………………………………………………...................................................................	42-43
HIRING HALL…………………………………………………………………………………………………………………………………………….........................................................	109-110
HOLIDAYS…………………………………………………………………………………………………………………………………………………......................................................	16-17
INCLEMENT WEATHER……………………………………………………………………………………………………………………………….........................................................	13
INTERIM NEGOTIATIONS……………………………………………………………………………………………………………………………..........................................................	4

INDEX (Continued)

JOB BIDDING………………………………………………………………………………………………………………………………………………….................................................	23-27
JOB DEFINITIONS (EXHIBIT B)………………………………………………………………………………………………………………………........................................................	66-98
JOB FLEXIBILITY…………………………………………………………………………………………………………………………………………….................................................	32
LAYOFF, LACK OF WORK………………………………………………………………………………………………………………………………....................................................	44-46
LEAVES OF ABSENCE
Military………………………………………………………………………………………………………………………………………….....................................................	12
Union………………………………………………………………………………………………………………………………………………................................................	12
Personal…………………………………………………………………………………………………………………………………………...................................................	12
Family and Medical…………………………………………………………………………………………………………………………........................................................	12-13
LETTERS OF UNDERSTANDING……………………………………………………………………………………………………………………..........................................................	101-108
LINES OF PROGRESSION………………………………………………………………………………………………………………………………........................................................	Fold-Out
LONG-TERM DISABILITY PLAN………………………………………………………………………………………………………………………......................................................	43
LUNCH PERIOD……………………………………………………………………………………………………………………………………………....................................................	5
MANAGEMENT RIGHTS………………………………………………………………………………………………………………………………........................................................	32
MEAL ALLOWANCES……………………………………………………………………………………………………………………………………....................................................	28
MEAL PERIODS…………………………………………………………………………………………………………………………………………........................................................	27-28
MEDICAL/DENTAL/VISION………………………………………………………………………………………………………………………..............................................................	114-117
MEMBERSHIP………………………………………………………………………………………………………………………………………...............................................................	21
METER READER ALLOWANCE…………………………………………………………………………………………………………………...............................................................	4-5
NEUTRALITY AGREEMENT…………………………………………………………………………………………………………………………..........................................................	108
NON-BARGAINING UNIT ASSIGNMENTS…………………………………………………………………………………………………....................................................................	23
OCCUPATIONAL GROUP DEFINITIONS……………………………………………………………………………………………………....................................................................	108
OFF SCHEDULE ASSIGNMENT………………………………………………………………………………………………………………....................................................................	7
OFFICE SERVICE EMPLOYEES………………………………………………………………………………………………………………………..........................................................	10-11
ON CALL – STANDBY……………………………………………………………………………………………………………………………………....................................................	32
OPERATIONS CENTER EMPLOYEES…………………………………………………………………………………………………………...................................................................	7
OUT-OF-TOWN GUIDELINES……………………………………………………………………………………………………………………................................................................	118-119
OUT-OF-TOWN PREMIUM………………………………………………………………………………………………………………………................................................................	30
OVERTIME PAY……………………………………………………………………………………………………………………………………………....................................................	14
PART-TIME EMPLOYEES’ BENEFITS…………………………………………………………………………………………………………….............................................................	43-44
PART-TIME EMPLOYEES’ DEFINITIONS…………………………………………………………………………………………………………...........................................................	3
PASS – UNION BUSINESS REPRESENTATIVE………………………………………………………………………………………………..................................................................	20
PAY PERIODS………………………………………………………………………………………………………………………………………………....................................................	3
POST RETIREMENT MEDICAL……………………………………………………………………………………………………………………….........................................................	38-44
PREARRANGED WORK………………………………………………………………………………………………………………………………..........................................................	14-16
PROMOTION (QUALIFYING PERIOD)…………………………………………………………………………………………………………….............................................................	25
PROVISIONAL (PEP) EMPLOYEES…………………………………………………………………………………………………………………...........................................................	2
RECOGNITION……………………………………………………………………………………………………………………………………………......................................................	1
RELOCATION ASSISTANCE…………………………………………………………………………………………………………………………….....................................................	30
REPORTING PLACE……………………………………………………………………………………………………………………………………….....................................................	5-11
RESIDENTIAL REQUIREMENTS……………………………………………………………………………………………………………………….......................................................	2
REST PERIOD…………………………………………………………………………………………………………………………………………………................................................	15-16
RETIREMENT PLAN………………………………………………………………………………………………………………………………………....................................................	38-39
SAFETY………………………………………………………………………………………………………………………………………………………...................................................	19-20
SENIORITY………………………………………………………………………………………………………………………………………………….....................................................	23-27
SERVICE EMPLOYEES………………………………………………………………………………………………………………………………..............................................................	9-10
SEVERANCE PLAN……………………………………………………………………………………………………………………………………….......................................................	33-35
SHIFT EMPLOYEES…………………………………………………………………………………………………………………………………………..................................................	11
SHIFT PREMIUM…………………………………………………………………………………………………………………………………………......................................................	8-9
SHORT TERM INCENTIVE PLAN (STIP)……………………………………………………………………………………………………………..........................................................	50
SICK LEAVE……………………………………………………………………………………………………………………………………………………...............................................	21-23
SICK LEAVE PAYOFF………………………………………………………………………………………………………………………………………..................................................	22
STRIKE AND LOCKOUT………………………………………………………………………………………………………………………………….....................................................	1
SUPPLEMENTAL BENEFITS FOR INDUSTRIAL INJURY................................................................................................................................................................................................	36

INDEX (Continued)

TELEPHONE ALLOWANCE…………………………………………………………………………………………………………………………...........................................................	101
TEMPORARY ASSIGNMENTS………………………………………………………………………………………………………………………..........................................................	23
TERM OF AGREEMENT…………………………………………………………………………………………………………………………………......................................................	47
TESTNG REQUIREMENTS – POWER PRODUCTION………………………………………………………………………………………...................................................................	Fold-Out
TOOLS………………………………………………………………………………………………………………………………………………………….................................................	33
TRAVEL TIME………………………………………………………………………………………………………………………………………………...................................................	6
UNION SECURITY…………………………………………………………………………………………………………………………………………....................................................	20-21
UPGRADES…………………………………………………………………………………………………………………………………………………….................................................	3-4
VACATIONS…………………………………………………………………………………………………………………………………………………..................................................	17-19
VEBA TRUST FUNDING…………………………………………………………………………………………………………………………………......................................................	121-122
VOLUNTARY INVESTMENT PLAN [401(k)]……………………………………………………………………………………………………...............................................................	40-41
WAGE RATES (EXHIBIT A)…………………………………………………………………………………………………………………………….......................................................	50-65
WAGE STEPS WITHHELD………………………………………………………………………………………………………………………………......................................................	4
WELLNESS PROGRAM………………………………………………………………………………………………………………………………….......................................................	42
WORK-AT-HOME SCHEDULE…………………………………………………………………………………………………………………………......................................................	102
WORKING HOURS……………………………………………………………………………………………………………………………………….......................................................	5-11

v

AGREEMENT

THIS AGREEMENT, made and entered into this sixteenth day of August, 2010, by and between SIERRA PACIFIC POWER COMPANY, d/b/a NV Energy, of Reno, Nevada, its successors or assigns, together with such other properties of a public utility character as may hereafter be acquired, hereinafter referred to as Company, and LOCAL UNION No. 1245 of the INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS (affiliated with the American Federation of Labor-Congress of Industrial Organizations), hereinafter referred to as Union.  (Amended 8/16/2010)

WITNESSETH that:

WHEREAS, the parties hereto desire to facilitate the peaceful adjustment of differences that may from time to time arise between them, to promote harmony and efficiency to the end that Company, Union and the general public may benefit therefrom, and to establish wages, hours and working conditions for certain hereinafter designated employees of Company;

WHEREAS, the parties hereby recognize that our industry is changing and will be faced with competitive threats, expanding customer requirements, and related implications that must be addressed.  Both parties agree that the magnitude of the possible changes are currently unknown; however, the Union and Company both agree to meet these challenges jointly as committed partners with the end result being the Company and Union that the customers choose.  (Amended 1/1/03)

NOW THEREFORE, the parties hereto do agree as follows:

TITLE 1
RECOGNITION

1.1
For the purpose of collective bargaining with respect to rates of pay, wages, hours of employment and other conditions of employment, Company shall recognize Union as the exclusive representative of those employees for whom the National Labor Relations Board certified Union as such representative in Cases 20-R-1376 and 20-R-1403.  It is agreed that the following specific classifications of employees shall be added to those classifications of employees which have previously been specifically excluded from the Bargaining Unit by mutual agreement.

1.2
Provisions of this Agreement shall be limited in their application to employees of Company as described in Section 1.1 of this Title.  When the words "employee" and "employees" are used in this Agreement they shall be construed to refer only to employees described in said Section 1.1 unless otherwise noted.

1.3
Company shall deduct from their wages and pay over to the proper officers of Union, the membership dues of the members of the Union who individually and voluntarily authorize such deductions in writing.  The form of check-off authorization shall be approved by Company and Union.

1.4
It is the policy of the Company and the Union not to discriminate against any employee because of race, creed, religion, gender, age, pregnancy, ethnicity, color, national origin, veteran status, sexual orientation, mental or physical impairment provided the mental or physical impairment does not render the employee incapable of performing the essential functions of his position.  It is further agreed that wherever in this Agreement the masculine term is used, it shall be considered applicable to both sexes.  (Amended March 2007)

TITLE 2
CONTINUITY OF SERVICE

2.1
Company is engaged in rendering public utility services to the public and Union and Company recognize that there is an obligation on each party for the continuous rendition and availability of such services.

2.2
The duties performed by employees of Company as part of their employment pertain to and are essential in the operation of a public utility and the welfare of the public dependent thereon.  During the term of this Agreement, Union shall not call upon or authorize or permit employees individually or collectively to cease or abstain from the performance of their duties for the Company, and Company shall not cause any lockout.

The Company has the right to implement and modify reasonable policies, rules and work practices subject to the right of the Union to challenge the reasonableness of such action through the grievance procedure. (Added 8/16/2010)

2.3
Any employee in a Bargaining Unit classification shall perform loyal and efficient work and service, and shall use their influence and best efforts to protect the properties of Company and its service to the public, and shall cooperate in promoting and advancing the welfare of Company and in preserving the continuity of its service to the public at all times.

2.4
Consistent with the Provisions of this Title, the parties recognize that Union, Company, and all employees are mutually obligated to promote efficiency and cooperation in Company's operations and harmony among Company's employees.  (Amended 1/1/03)

2.5
Consistent with the provisions of this Title which pertain to continuity of service to the public and duties essential to the operation of the utility, after May 1, 1979 all employees shall be required by Company to either report to work on a call out basis within 45 minutes or reside within a thirty-five (35) mile radius of the Company headquarters to which they regularly report.  An employee who is unable to report for work on a call-out basis within forty-five (45) minutes, will be exempt from the provisions of Section 10.3 of the Agreement.  (Amended 1/1/98)

Any employee who must change his place of residence as provided herein shall be given a reasonable period of time to move in order to avoid personal hardship.

Incumbent employees who on May 1, 1979 reside within the present district or sub-district of the Company headquarters to which they regularly report, shall not be affected by the above provisions, until such time as they voluntarily change their residence, or job classification, or reporting headquarters.

TITLE 3
DEFINITIONS

3.1	Employees shall be known as "Regular," “Provisional”, "Temporary," "Part-Time" and "Probationary." (Amended 5/18/99 by Letter of Agreement)

3.2
For the purpose of the contract, a regular employee is defined as an employee who has completed six (6) months of continuous service with the Company, excluding those hired as provisional employees.  (Amended 5/18/99 by Letter of Agreement)

3.3
(a)           A temporary employee is defined as an employee hired by the day for occasional or seasonal work, or for a limited time.  A temporary employee shall not be eligible for sick pay, holiday pay, vacation pay, insurance coverage, pension coverage or items of similar nature, except as herein specifically provided.  If a temporary employee should in the course of continuous employment, be reclassified to probationary or regular, he shall be credited with all continuous service in determining eligibility for such benefits that may accrue to him in his new status.  A temporary employee shall receive not less than the minimum rate for the job except in the case of laborers.  Temporary laborers, as defined in Exhibit A, may be hired for a period of not more than three (3) months at the special temporary labor rate.  (Amended 5/18/99 by Letter of Agreement).

(b)          A provisional employee is defined as an employee whose employment is intended to last more than six (6) months but less than two (2) calendar years.  The work performed is linked to specific projects or is in anticipation of future events with a specific date at which the position will be eliminated.  The use of the provisional employee will not impede the opportunities of regular employees or bypass the bidding procedure as defined under Title 16 of the Collective Bargaining Agreement (CBA) and are not subject to Title 23 nor Sections 19.10 and 19.11.  Provisional employees will be required to remain in the position for the duration of their term with no bidding rights.  They will accrue benefits equivalent to a regular employee for sick leave, vacation, medical insurance coverage, pension coverage and be subject to Section 3.6 of Title 3 for the duration of their assignment.  They will be eligible for a Short Term Incentive Pay (STIP) payout as described in Attachment I, Exhibit “A”(1).  For purposes of overtime work, preference will be extended to “regular” Sierra Pacific employees, and the company is under no obligation to balance overtime for provisional employees as specified under Section 10.3 of Title 10.  A provisional employee will not receive less than the minimum rate for the job and will progress through the appropriate classification wage progression in accordance with the CBA.  If employment of a provisional employee extends beyond two (2) calendar years, the employee will be reclassified to “regular” with a hire date and seniority date equivalent to the start date of his provisional term.  (Added 5/18/99 by Letter of Agreement)

(c)             A provisional employee who is offered and accepts a bargaining unit position as a probationary employee with no break in service shall be eligible for health and welfare benefits and vacation accrual based on their continuous service as a provisional and probationary employee.  (Added 3/19/02 by Letter of Agreement)

3.4
A probationary employee is defined as an employee hired for a position that has been regularly established and is of indeterminate duration.  A probationary employee shall receive sick pay, vacation pay, insurance coverage, pension coverage or items of a similar nature as he shall become eligible, but in all other respects shall be equivalent to a regular employee, subject to the provision of 3.6 of this Title.  A probationary employee shall receive not less than the minimum rate for the job.

3.5
(a)           A part-time employee is one scheduled to work less than five (5) days per week or less than eight (8) hours per day.  A limited number of part-time employees may be assigned to work covered by the Bargaining Agreement, provided that such assignment shall not result in the loss of regular employment for regular employees, nor shall the employees so assigned affect the status of or impede the promotional opportunities of regular employees.  Part-time employees shall be paid the wage rates established in Exhibit A for the work performed.  In determining allowances for vacations, sick leave, and other benefits hereunder, such allowance shall be prorated in direct ratio that the number of hours worked per week bears to forty (40).  (Amended 1/1/95)

(b)           The number of part-time employees in all "Clerical Department" classifications will not exceed 15% of the aggregate number of employees in all "Clerical Department" classifications.  (Amended 1/1/98)

Schedules will be established in full hour increments and the employee's classification, i.e., one-half (1/2) time or three-quarter (3/4) time will be based on the established schedule at the time they are hired and an annual (payroll year) review of hours actually worked (excluding non-productive time) thereafter.  Status changes will apply prospectively only.  (Amended 1/1/98)

3.6
The retention of temporary, provisional and probationary employees is at the sole discretion of the Company, and termination of employment of such employees shall not be subject to review through the grievance procedure.  (Amended 5/18/99 by Letter of Agreement)

3.7
Continuous service with Company shall start with the date of employment and consist of the entire period of employment.  Continuous service will be broken when (a) an employee is discharged for cause; (b) an employee voluntarily terminates employment; (c) an employee has been laid off for more than twelve (12) consecutive months; (d) an employee has violated the provisions of 8.4; (e) an employee has taken a leave of absence of over thirty (30) calendar days as defined in Section 8.1.  (Amended 5/1/88)

TITLE 4
WAGES

4.1	The wage to be paid employees of the Company covered by this Agreement shall be at the rates specified in the schedule hereto attached, numbered Exhibit A, and made a part hereof.

4.2
All employees shall be placed on an hourly rate of pay and shall be paid on alternate Fridays for all time worked during the two (2) week period ending the previous Sunday midnight; exclusive of overtime worked during the second week of the two week period.  Any such deferred payment shall be included with the paycheck for the payroll period next succeeding the period in which such overtime was worked.  In order to spread the payroll work the Company reserves the right to divide the payroll into two groups, paying each group on alternate Fridays.  If a payday falls on a holiday, the day next preceding such holiday shall be pay day.  However, if a payday falls on the Day after Thanksgiving the following Monday shall be payday.  Payroll deductions for employees shall occur semi-monthly (first and second paycheck each month) including, but not limited to, Employee-only/Dependent Medical premium payments, Long-term Disability Insurance premiums, Life Insurance premiums, Union Dues, and Credit Union deposits or payments.  (Amended 8/16/2010)

4.3
(a)          An employee who temporarily assumes the duties and responsibilities of a classification having a higher minimum rate shall be paid not less than the minimum rate of the higher classification for the time worked, meal and travel time, as applicable, computed to the next quarter (1/4) hour.  (Amended 5/1/83)

1.
Any upgrade position, within a specific headquarters, lacking an incumbent employee and continuing for a cumulative period of 1500 straight-time hours in a 12-month period shall require posting of the position.  This provision does not apply to those classifications designated as “upgrade only”.  Exceptions to this provision can be made by mutual agreement between the Company and Union, i.e., training positions and special projects.  (Amended 1/1/03)

(b)          When an employee is temporarily reassigned to work in a classification higher than his regular classification, he shall be paid, upon such reassignment, the rate of pay he last received in such higher classification, plus any general wage increase or adjustments subsequently made therein.

(c) When an employee is temporarily assigned or reassigned to work in a classification lower than his regular classification, his rate of pay will not be reduced.

(d)          Where automatic progression between classifications or within the pay rate range of a classification is provided by the Agreement, it is understood that the employee's performance must be satisfactory to qualify for advancement.  Where an employee's performance is unsatisfactory and an automatic progression wage step has been withheld, the Investigating Committee, provided for in Section 21.2 of the Agreement, may review the employee's performance.

(e)            Where automatic progression in any classification is provided by the Agreement, an automatic progression wage step will be withheld after an employee is off work for sixty (60) calendar days or more.  (Amended 5/1/83)

4.4
Company and Union may agree to additional classifications and/or revisions of existing classifications and wages and lines of progression with respect thereto, during the term of this Agreement.  Pending negotiations with respect to such classifications, wage rates and lines of progression, the Company may establish temporary classifications and wage rates.

The Company will promptly notify the Union of any such temporary classifications and/or revisions and wage rates which are established.  When the Company and Union reach agreement on the wage rate for the new classification and/or revised classification, it shall be retroactive to the date when the classification was first temporarily established or revised.

TITLE 5
TRANSPORTATION

5.1
Company or public transportation shall be furnished all employees requiring, at the discretion of the Company, transportation in the performance of their duties.  In the event an employee is asked to use his own automobile for Company business, he shall be reimbursed at the current rate sanctioned by the Internal Revenue Code, Section 274, Treasury Regulations and Administrative Interpretations.  (Amended 1/1/95)

5.2
Regular full-time Reno area Meter Readers shall be required to use their personal vehicles in the performance of their assigned duties within the Reno/Sparks metropolitan area for which they shall be reimbursed at the rate of One Hundred Eighty Dollars ($180.00) effective 5/1/96 per month for each month personal vehicles are so used.  An allowance has been included in the reimbursement for the difference in cost between pleasure and business vehicle insurance coverage.  As a condition of employment, personal vehicle insurance coverage shall be provided by the employee in an amount not less than the minimum state insurance requirements for such vehicle's use, and; a certificate of insurance with a thirty (30) day cancellation clause shall be required from each employee's insurance Company naming Sierra Pacific Power Company as an "Additional Insured Non-Owner" for each such vehicle used.  Reno area Meter Readers shall not be required to use their personal vehicles outside the Reno/Sparks Metropolitan area.  (Amended 1/1/98)

5.3
(a)          Any employee who may be required to operate Company vehicles and/or equipment while performing duties pertinent to his job classification must possess and maintain the appropriate licenses or permits required by applicable laws and/or Company policy.  (Amended 5/1/82)

(b)          An employee incumbent in any such job who is unable to maintain the necessary  driver's license, shall be returned to his former classification and rate of pay or, by mutual agreement between the Company and Union, shall be placed in another classification.  (Amended 5/1/82)

In the specific event of where an employee is unable to maintain the necessary driver’s license for driving under the influence or controlled substance abuse, the following shall apply: (Added 1/1/98)

1.
Said employee for a 1st occurrence shall retain his rate of pay but may be required to work in another classification by mutual agreement between the Company and Union.  However, a return to work agreement will be made between the Company, Union and employee specifically addressing terms and conditions of continued employment.  (Added 1/1/98)

2.
In the event of a 2nd occurrence, within 5 years of the 1st, said employee will not be accommodated in existing position.  The Company and Union will endeavor to place the employee; however, if no vacancies exist, this could result in termination.  (Added 1/1/98)

3.	In the event of a 3rd occurrence, within 5 years of the 1st, the Company is not obligated for any reason whatsoever to accommodate said employee in any position. (Added 1/1/98)

(c)          A successful bidder on any job requiring vehicle and/or equipment operation will be given a thirty (30) day period beyond the date of the job award to obtain the proper licenses and/or permits.  Additional training must be arranged through Department Management.  Bidder must be trained and/or evaluated prior to receiving approval to operate Company vehicles and/or equipment.  (Amended 1/1/98)

(d)          Any employee who is considered for an upgrade to a position requiring the operation of Company vehicles or equipment must be qualified by training or experience prior to upgrade.  Employee will be subject to the provisions of Section (a) and (b) above.  (Added 5/1/83)

(e) The provisions of Sections (a), (b) and (c) shall also apply to any employee operating a personal vehicle while being compensated by the Company for its use. (Added 5/1/82)

5.4	Employees shall be authorized to utilize Company vehicles only for the purpose of performing their assigned duties. Use of such vehicles for personal reasons is prohibited.

TITLE 6
WORKING HOURS

6.1
All regular employees shall receive full-time employment for each work week employed provided they physically report for duty at their regularly assigned reporting place in accordance with the terms and conditions of this Agreement and are in condition to perform their work.  This is not interpreted to mean that the Company does not have the right to lay off or release employees on account of lack of work or any other valid reason at the end of the work week.

6.2
(a)          Each employee shall have a regular reporting place, a regularly established schedule of work hours and work days.  Such schedule shall indicate the starting and quitting times, the regularly scheduled meal period and the scheduled non-work days.  The arrangement of such schedule shall be in accordance with the provisions hereafter contained for the classification in which the employee is regularly employed.  Schedules with work periods providing for starting times after 12:00 noon or before 6:00 a.m. shall provide eight (8) consecutive hours of work.

By mutual agreement between the Company and Union, Employees may work under alternate Work Schedule Agreements as defined in Attachment III.  (Amended 8/16/2010)

(b)          Employees who are assigned to work away from their regular assigned reporting place will be required to report to work at the established starting time and at the temporary reporting place designated by Company.  When board and lodging are provided by Company, the reporting place will be the lodging designated by Company.  It is understood that the temporary reporting place designated by the Company may change from time to time due to changes in Company's operational requirements.  When necessary, Company shall provide water and sanitation facilities for the employee's use at the temporary reporting place.  When the change of temporary reporting place occurs, the employee(s) will be notified as far in advance as practicable.  (Amended March 2007)

(c)          When employees are scheduled for required training, the Company shall be responsible for all travel, training expenses and all out-of-town expenses, subject to Titles 10 and 17.8. (Amended 8/16/2010)

When employees are scheduled for Company required training, and employees are notified 7 days in advance, the Company may alter the employees’ schedule, for the work week to a Monday through Friday, 8 hour per day schedule or a Monday through Thursday/Tuesday through Friday 10 hour schedule. Work hours for said schedules shall be between 6am and 5pm with no more than a one hour meal period.   However, this clause will not deprive the employee of the opportunity to work the same number of hours during a pay period that he would have worked under his regular schedule. (Added 8/16/2010)

When employees are scheduled for volunteer training, the Company may alter the employees’ schedule, for the work week, to match that of training.  Overtime will only be paid if said employee is required to attend training and/or perform work for more than eight (8) hours on any day or if his total work week (training and work time) goes beyond 40 hours.  No employee will be denied 40 hours of pay for said work week, subject to Title 17.8 or 17.13.  (Amended 8/16/2010)

(d)  Generation employees who are assigned to work in a Headquarters other than their own may be assigned to the scheduled hours and workdays of the group to which they are assigned, subject to Title 17. (Added 8/16/2010)

(e) Employees who volunteer for special projects may have their scheduled hours and workdays changed to meet the needs of the special project to which assigned. (Added 8/16/2010)

6.3
The work week shall be defined to be that period of 168 hours comprising seven (7) consecutive calendar days.  For all employees but those in classifications listed in Section 6.13 the work week shall be that period beginning one (1) minute after 11:59 p.m. Sunday and ending 168 hours later.

6.4
A change in the regularly scheduled lunch period for any reason shall be deemed to require the payment of overtime for work performed during the regular lunch period and the employees may eat their lunch on Company time.  Lunch periods may be advanced or delayed one-half (1/2) hour without the payment of overtime.

6.5
Employees, including those on Out-of-Town assignment, who are required to report for work on their non-work days, or on holidays which they are entitled to have off, or outside their regular work hours on work days, shall be paid overtime compensation for the actual work time, commencing at the time they physically report at their regularly assigned reporting place, and travel time in the amount of fifteen (15) minutes each way in connection therewith.  An employee who is called out for such work shall be paid overtime compensation for travel time in the amount of thirty (30) minutes from his home and fifteen (15) minutes to return home.  If an employee who is called out for such work outside of his regular work hours on a work day continues to work into or beyond his regular work hours, he shall be paid overtime compensation for actual travel time in the amount of thirty (30) minutes only from his home.  (Amended 1/1/95)

In applying this Section 6.5 to work to be performed at Tracy or Ft. Churchill Steam Plants by those employees whose regularly established headquarters are either the Frank A. Tracy or Fort Churchill Steam Plants, a travel time allowance of "30 minutes" shall be substituted for "15 minutes" wherever it appears in the paragraph next preceding.

In applying Section 6.5, employees whose regular established headquarters is North Valmy Steam Plant but who reside in Winnemucca, will be compensated for "45 minutes" travel time each way and employees residing in Battle Mountain will be compensated for "30 minutes" each way.

The portion of this Title relating to travel time shall not apply to the following situation:

(a) Prearranged extended work schedules on regular work days. (Amended 5/1/81)

6.6
(a)         If an employee is instructed by his Supervisor to report for prearranged overtime on a non-work day, or on a holiday which he is entitled to take off with pay, and the employee reports for work as instructed, the employee shall be paid overtime compensation for a minimum of four (4) hours provided, however, this will not apply to cases in which the employee is prevented from completing the assignment or earning the minimum through no fault of the Company, for reasons such as inclement weather, accidents, illness, or other reasons beyond the control of the Company.  In such cases the employee shall be paid overtime compensation for the actual time worked, but in no event less than the two (2) hour minimum.  (Amended 5/1/81)

(b)         In the event an employee is instructed to report for prearranged overtime as provided in 6.6(a) above, and such work is canceled, the employee shall be paid overtime compensation for a minimum of four (4) hours, if he has not had notice of such cancellation at least eight (8) hours prior to the designated reporting time.  (Amended 5/1/81)

(c)          If an employee is instructed by his Supervisor to report for prearranged overtime prior to his regular starting time on a scheduled work day, the employee reports for work as instructed and for any reason the work is canceled, the employee shall be paid overtime compensation for actual time worked, but in no event less than a two (2) hour minimum time.  (Added 5/1/91)

6.7
For the purposes of application of the provisions of this Title, all employees not specifically denoted by Sections 6.13, 6.14 and 6.15 shall be considered to be day employees.  Sections 6.13, 6.14 and 6.15 shall determine the designation of all others.

6.8
(a)          Day employees' hours of work shall be regularly scheduled as eight consecutive hours not including a one half hour lunch period per 17.1(c). The work day will begin no earlier than 6:00 a.m. and no later than 8:00 a.m. Regular work days shall be Monday through Friday. (Amended 8/16/2010)

1.
Company may change employee(s) start time no more than two (2) times in a calendar year. If split start times are used, equalization of conditions and rotation of assignments will occur. Such rotations for equalization shall not be considered as a change in schedule. (Added 8/16/2010)

(b) (Deleted March 2007)

(c)          The regular hours of work established herein may be changed by Company at the request or direction of public authorities, provided, however, that before any such change is made Company shall discuss it with Union.  Company shall not be required to pay overtime compensation by reason of any change made as provided in this Section.

6.9
(a)          Company may schedule employees to work for periods equal in length to their normal work period and overtime, if necessary, at other than their regular hours in any of the following situations:  (Amended March 2007)

1.	The maintenance or repair of any generating plant or substations. (Amended March 2007)

2.	Work involving cleaning debris from the water intake of a power plant. (Amended March 2007)

3.	Restoration of the Valley Road Gas Plant to operating condition and the production of gas.

4.	To provide relief in a regularly scheduled job which has been temporarily vacated by absence of an incumbent.

5.	To provide public safety and the protection of Company facilities underground which may be exposed to possible damage by excavating operations performed by other than Company employees.

6.	(Deleted March 2007)

7.	Infra-red inspections of outdoor electric facilities. (Added 1/1/98)

8.	At the request of the customer, special project construction or unique maintenance requirements of facilities where customer impacts must be minimized. (Added 1/1/98)

(b)          In the event such assignment is for four (4) regular work days or less, the employees shall be paid at the rate of one and one-half (1 1/2) times the applicable straight-time rate for all such work except that if the schedule continues beyond four (4) regular work days, the employee shall be paid one and one-half (1 1/2) times the applicable straight-time rate only for the first two (2) days of any such situation, and shall upon the third day, be paid at the straight-time rate for the duration of the assignment.  Where the provisions of Title 10.1(a), (1), (2), (3), and (4) or the paragraph (c) next following are applicable, such day shall not be counted as one (1) of the premium days under this Section 6.9.

(c)          In the event the employee is required to begin work in a temporary "off schedule" assignment with less than forty-eight (48) hours notice he shall be paid at the applicable overtime rate for all work performed on the "off schedule" assignment between the time of notice and the expiration of the forty-eight (48) hour period.  Wherever possible, assignment to an "off schedule" status and return to the regular schedule shall be made in such a manner as to provide the same number of hours off between work periods as is provided by the employee's regular schedule.  Where this is not possible and a change is made with less than the required time interval, the difference between the amount of time off and the required time interval shall require the payment of an additional one-half (1/2) times the straight-time or overtime rate which may be applicable.

1.	In the event the employee is given fourteen (14) days notice and the assignment is in excess of four (4) days no penalties as described in (b) & (c) above will apply. (Added 8/16/2010)

(d)          Upon completion of the temporary off schedule assignment, which may include scheduled days off, the employee shall be returned to his regular status and schedule.  In all cases an assignment to an "off schedule" status shall not operate to deprive an employee of a forty (40) hour work week.

(e)          Except for operating employees who are assigned to supplement maintenance employees as provided in (a) above, and for employees who are assigned to relief as provided in (a) above, the employees' regular schedules of days of work shall not be changed.

(f)          If any such situation extends beyond four (4) weeks, Company and Union may agree to rotate the shift assignments without the additional payment of  penalties as described in (b) and (c) above for such change. (Amended 8/16/2010)

(g)          The application of this Section shall in no way limit the right of the Company to establish schedules which would provide for work hours in excess of eight (8) on a work day, or more than five (5) days in a work week.

6.10	(Deleted 8/16/2010)

6.11	(a) This section means that except as noted below, there is a prohibition against requiring an employee to work more than twenty-one (21) consecutive days. (Amended March 2007)

If an employee has performed any work on each of the twenty-one (21) consecutive days, the employee must be granted the next two (2) days off.  If either of the next two (2) days occur on regular work days for that employee, such employee shall, nonetheless, be granted the day(s) off at the straight-time rate of pay.  (Amended March 2007)

(b) Employees may work beyond the twenty-one (21) day limit only under the following condition:

1.	Any work situation involving an immediate hazard to life or property. This does not include situations limited to a loss of money or revenue only. (Added 1/1/95)

6.12	The work week and work hours of part-time employees shall be governed by the following rules:

(a) Company shall notify Union of all part-time employees hired, the work being performed and the schedule of work hours and work days, if any, for such employees.

(b)          Schedules of work hours and work days for part-time employees which would fall within the regular work hours and work days established in Section 6.8(a) may be established at the convenience of the Company.

(c) (Deleted 8/16/2010)

6.13	"Shift" employees are as listed below:

Building Services Worker, Lead
Foreman, Shift, Working
Operator, Assistant, Control Room
Operator, Assistant, Distribution System
Operator, Control Room
Operator, Distribution System
Operator, Emergency Relief (Grid)
Operator, Emergency Relief (Steam)
Operator, Emergency Relief ( T&D)
Operator, Grid Reliability
Operator, Service Utility
Operator, Transmission System
Technician, Shift, Instrument & Control
(Amended 8/16/2010)

(a)          The work week for shift employees shall be regularly scheduled but may be any seven (7) consecutive days.  The normal work week of shift employees may start on any day of the week and at any hour of the day, and shall consist of one (1) eight (8) hour shift for five (5) days. The five (5) work days and two (2) non-work days may be arranged in one, two, three or four (4) week cycles.  The shift employee's work day shall consist of eight (8) consecutive hours.  The starting time of such shifts are presently established at 8:00 a.m., 4:00 p.m., and 12:00 midnight.    The term "shift" shall be defined as a schedule of employee's work days, non-work days, working hours, and the arrangement of work week cycles.

Group schedules when required shall be developed to provide rotation to assignments and equalization of conditions.  Schedules may be established or revised during the term of the Agreement, provided however, that such arrangements, if outside the parameters of (a)1 below, shall be first mutually agreed upon by Company and Union.  (Amended 8/16/2010)

1.
Company may change shift employee(s) normal work week and/or work hours no more than two (2) times in a calendar year. If split work weeks are used, equalization of conditions and rotation of assignments will occur. Such rotations for equalization shall not be considered as a change in schedule. (Added 8/16/2010)

(b)          When generating plant operations personnel are not specifically assigned to operations duties, they may be temporarily assigned to other duties at the generating facilities of the Power Production Department subject to the provisions of Section 4.3. These employees may be assigned to the scheduled hours and workdays of the group to which they are assigned, subject to Title 17.    (Amended 8/16/2010)

When assigned to report to their regular generating facility, they may be reassigned to perform duties in any occupational group established in that facility.

The working hours and scheduled work days of operating personnel so assigned may be changed and consist of the hours worked and the scheduled work days of the employees in the Power Production Department Occupational Group to which assigned.  (Amended 8/16/2010)

Such change in working hours and scheduled work days and the return to the regular operations schedule hours and scheduled work days shall require, after proper notice of such change of hours or return to regular hours, twelve (12) hours off between change to temporary hours or return to regular operations schedule hours and scheduled work days.  Where this is not possible and a change is made with less than twelve (12) hours off after proper notice, the difference between the amount of time off and twelve (12) hours shall require the payment of an additional one-half (1/2) times the straight-time or overtime rate which may be applicable.  The provisions of Section 6.9 will not apply.  (Amended 8/16/2010)

(c) When generating stations are operated on a 3 shift, 24 hour basis, the work periods of shift operating personnel shall be in accordance with Subsection (a) above. (Amended 8/16/2010)

(d)          An employee classified as Emergency Relief Operator shall be regularly scheduled and shall perform the regularly scheduled assignments for operators at generating plants and System Control.  He may be reassigned to any existing schedule for relief assignments in such plants without advance notice.  Such employee shall not, as a result of such relief assignment, be entitled to overtime compensation for work performed during the regularly scheduled hours of such shift, except that, in the event he shall be required to report for work without having had twelve (12) hours off following the end of his last preceding work period, he shall be paid overtime compensation for any time worked in the twelve (12) hour period following the end of his last preceding work period.  (Amended 8/16/2010)

(e) (Deleted 5/1/87)

(f) Employees, when required by the Company to make relief, shall be compensated at the appropriate wage rate. (Added March 2007)

6.14	"Service" employees are as listed below:

Apprentice, Fabricator-Welder
Apprentice, Gas Pressure Operator
Apprentice, Mechanic, Plant
Apprentice, Serviceman, Customer
Apprentice, Technician, Communications
Apprentice, Technician, Electrical Plant
Apprentice, Technician, Instrument
Apprentice, Technician, Lab
Coordinator, Fleet Repair/Licensing
Coordinator, Fleet Assets/Special Projects
Electrician, Plant
Fabricator-Welder
Fabricator-Welder, Certified
Foreman, Communication Systems, Working
Foreman, Gas Pressure, System Working
Foreman, Lab, Working
Foreman, Machinist, Working
Foreman, Maintenance, Working
Foreman, Technical, Working
Foreman, Utility Materials, Working
Foreman, Utility Materials, Working (Power Plants)
               Foreman, Utility Fleet, Working
Foreman, Yard, Working
Garageman
Helper
Helper (Power Production Maintenance)
Janitor (Power Plant)
Machinist-Tool Repair
Maintenanceman, Street Light
Mechanic/Machinist, Plant
Mechanic, Plant
Mechanic, Utility Fleet
Mechanic/Welder, Plant
Operator, Gas Pressure
Operator, Yard
Operator, Yard, Senior
Parts Specialist, Utility Fleet
Senior Parts Specialist, Utility Fleet
Serviceman, Customer
Serviceman, Electric
Serviceman, Equipment
Technician, Communications
Technician, Communication Systems
Technician, Electrical Plant
Technician, Electrical/Instrument (Plant)

Technician, Instrument
Technician, Lab
Troubleman
Utilityman, Gas
Utility Materials Specialist
Utility Materials Specialist I
Utility Materials Specialist, Trainee
Utility Materials, Specialist (Power Plants)
Utility Materials, Specialist I (Power Plants
Utilityworker, Communications
(Amended 8/16/2010)

(a)   The normal work week for each Service Employee shall be regularly scheduled and may be any five (5) consecutive days, starting on any day of the week.  The arrangement of work hours, work days, non-work days and work week cycles, where applicable, shall be considered as the employee's work schedule and shall be developed to provide rotation of assignments and equalization of conditions.

(b)   Hours of work for Service Employees assigned to work schedules providing for one-shift operations shall be regularly scheduled as eight consecutive hours not including a one half hour lunch period per 17.1(c). The work day will begin no earlier than 6:00 a.m. and no later than 8:30 a.m.  (Amended 8/16/2010)

1.
Company may change service employee(s) normal work week and/or work hours no more than two (2) times in a calendar year. If split work weeks or start times are used, equalization of conditions and rotation of assignments will occur. Such rotations for equalization shall not be considered as a change in schedule.  (Added 8/16/2010)

(c)   Schedules for two-shift operations shall be as follows:  First shift shall consist of any eight (8) consecutive hours not including a one half hour lunch period per 17.1(c) between 6:00 a.m. and 4:30 p.m.  Second shift shall consist of any eight (8) consecutive hours between 12 noon and 11:00 p.m.  Employees assigned to the No. 2 shift shall be allowed necessary time to eat a meal on the job on Company time.  (Amended 8/16/2010)

The Company agrees to schedule Service Employees on the No. 1 shift to take lunch four (4) hours after his regular starting time.

(d)   Group schedules when required shall be developed to provide rotation to assignments and equalization of conditions.  Schedules may be established or revised during the term of the Agreement, provided however, that such arrangements, if outside the parameters of (a), (b) and (c) above,  shall be first mutually agreed upon by Company and Union.  (Amended 8/16/2010)

(e) New work schedules may be established during the terms of the Agreement, provided, however, that such arrangements shall be first mutually agreed upon by Company and Union. (Amended 8/16/2010)

6.15
(a)   "Office Service" employees are listed below:  These employees may be regularly scheduled to work any eight (8) consecutive hours, exclusive of a 30 minute or 60 minute meal period. Work hours will be between 6:00 a.m. and 9:00 p.m., Monday through Friday.  (Amended 8/16/2010)

Clerk, Remittance Processing, Senior
Foreman, Customer Services, Working
Foreman, Meter Reader, Working-Reno
Foreman,  Technician  Service, Working
Foreman, Support Services, Working
Meter Reader
Operator, Data Entry
Operator, Data Entry, Trainee
Operator, Data Entry, Senior
Operator, PBX
Representative, Accounts Payable
Representative, Accounts Payable, Senior
Representative, Clerical
Representative, Customer Services

Representative, Customer Services, Senior
Representative, Facilities
Representative, Support Services
Technician, Service
Specialist, Meter Data
(Amended 8/16/2010)

(b)   The Company will schedule Office Service employees to take lunch during the period from three (3) hours after the employee's regular starting time to five (5) hours after his regular starting time.  Office Service employees, with consent of the Supervisor, may exchange lunch periods on any given day.

(c)   The provisions of Section 6.4 shall not apply to employees covered by this section. Schedules of Office Service Employees may be established or revised during the term of the Agreement.  (Amended 8/16/2010)

1. Company may change employee(s) start time no more than two (2) times in a calendar year. If split start times are used, equalization of conditions and rotation of assignments will occur. Such rotations for equalization shall not be considered as a change in schedule.  (Added 8/16/2010)

(d)   Office Service employees may change their working hours and/or lunch period, with prior supervisory approval, by up to two (2) hours within the same work day with no penalty to the Company.  This allows the employee to schedule personal time off while maintaining their regularly scheduled number of work hours, i.e. making time up within the same day of no more than two hours.

A request to change an employee's work schedule must be arranged with the supervisor at least one day prior to the change, other than for emergency situations.

When an employee has requested personal time off, the employee has the option to make up time within the same day by adjusting his or her work schedule, or may use vacation or floating holiday hours, or sick leave (under Title 15 or Family Sick Leave guidelines), or may elect time off without pay.  A minimum of 1/2 hour lunch period must be taken in accordance with Section 6.15, unless required by operational needs.

NOTE: Schedules as referenced by Title 6 are those defined by the CBA and/or a letter of agreement.  (Added 8/16/2010)

TITLE 7
SHIFT PREMIUM

7.1
All eight (8) hour work periods regularly scheduled to begin at 4:00 a.m. or thereafter, but before 12:00 noon shall be designated as first shifts.  All eight (8) hour work periods regularly scheduled to begin at 12:00 noon or thereafter, but before 8:00 p.m., shall be designated as second shifts.  All eight (8) hour work periods regularly scheduled to begin at 8:00 p.m. or thereafter, but before 4:00 a.m., shall be designated as third shifts.  No shift premium shall be paid for the first shift.   (Amended  8/16/2010)

2nd Shift                                $1.75
3rd Shift                                $1.95

7.2	When a shift premium is applicable to time worked at the overtime rate of pay, the overtime rate shall be applied to the applicable shift premium.

7.3	Shift premiums shall be payable only for hours actually worked, and shall not be paid for non-work time such as holidays, sick leave, vacations, etc.

7.4	Shift premium shall be paid for meal and travel time at the applicable overtime rate. (Added 5/1/83)

TITLE 8
LEAVES OF ABSENCE

8.1
"Leaves of Absence" and "Leaves" signify approved absence without pay.  A leave shall commence on and include the first work day on which an employee is absent and shall terminate upon the agreed-to date of expiration of the leave of absence.

An individual's seniority shall not be affected, except for personal leaves of thirty (30) or more calendar days.  The employee's status as a regular employee shall not be impaired by a leave of absence and the conditions of the leave shall be governed by the provisions herein applicable to the type of leave granted.  Any demotion of an employee caused by a reinstatement of an employee who has been absent on an approved leave of absence shall be governed by the Demotion and Layoff Procedure.  (Amended 1/1/95)

Military Leave

8.2
A leave of absence shall be granted to employees who enter the Armed Forces of the United States, provided, however, that any such leave of absence and the reinstatement of any such employee shall be subject to the terms of any Act of Congress which provides for re-employment.  The seniority rights for employees who are members of the Armed Forces shall accrue while they are absent on military duty.

Union Leave

8.3
Company shall, at the written request of Union, grant a leave of absence without pay and benefits with the exception of 3. below to an employee who is appointed or elected to any office or position in the Union and whose services are required by the Union, provided adequate arrangements can be made to take care of the employee's duties, without undue interference with the normal routine of work.  Such Union leave shall be subject to the following conditions:  (Amended 8/16/2010)

1.	The term shall be for a fixed period not to exceed three (3) years. The period shall be stated in the request for leave.

2.
The employee shall be returned to employment in his same classification held at the time the leave was granted and at the same headquarters at which he was last employed, or at the nearest headquarters to that location in which a vacancy exists.

3.	The seniority, as defined in Title 16.1, of an employee who is granted a leave of absence under the provisions of this Title shall accrue during the period of such leave. (Amended 8/16/2010)

Personal Leave

8.4
Leaves of absence for urgent, substantial personal reasons may be granted to regular employees provided that mutual agreement is reached thereon by Company and employee, and subject to the following conditions:

1.
The leave will not exceed a period of six (6) months, or a six (6) month extension thereof, but in no case shall any leave or extension be granted which extends the total leave of absence beyond a period of one (1) year.

2.	The purpose for which the leave is granted will not lead to the employee's resignation.

3.
If an employee fails to return immediately on the expiration of the leave of absence, or if he makes application for unemployment benefits, or if he accepts other employment while on leave, he shall thereby forfeit the leave of absence and terminate his employment with the Company.

4.	An employee returning from an authorized leave of six (6) months or less shall be reinstated to his former classification and headquarters location.

5.
An employee returning from an authorized leave exceeding six (6) months shall be reinstated to his former classification and headquarters provided a vacancy exists in his former classification.  If no such vacancy exists, the employee shall be reinstated in a lower classification thereto in the same Line of Progression.  If such reinstatement in a lower classification is required under this section, the employee will be given preferential consideration over other employees in the filling of vacancies in higher classifications in the line of progression until such time as he is returned to his former classification or rate of pay.  (Amended 5/1/82)

8.5	The Company will not consider the bid of an employee on a leave of absence. (Added 5/1/87)

Family and Medical Leave

8.6	Leaves for care of child, spouse, parent or serious illness of employee in accordance with the Federal Family and Medical Leave Act.

(a)   Employees are eligible if they have attained regular status and have at least six (6) months of continuous service with the Company when the leave begins.  Part-time employees are eligible if they have attained regular status and have worked 1040 hours.

(b) Eligible employees can take six (6) months unpaid leave of absence for a qualifying reason.

(c)   Employees should give thirty (30) days advance written notice of intent to take leave.  The employee should make a reasonable effort to schedule his/her leave so as not to interrupt Company operations.  If an unforeseeable event occurs, employees should give notice as soon as practicable.

(d) An employee returning from an authorized leave under Section 8.6 will be reinstated to his/her former classification and headquarters location.

(e) Employees may be required to provide medical certification from a qualified health care provider.

(f) Leave may be denied if adequate notification or proper medical certification is not provided as required.

(Added 1/1/95)

TITLE 9
INCLEMENT WEATHER PRACTICE

9.1
Regular and probationary employees who are unable to work in the field because of inclement weather, "red" air quality days, as ordered by any air quality regulatory agency, or other similar causes, shall receive pay for the full day, provided they physically report for duty at their regularly assigned reporting place and are in condition to perform their work.  However, they may be held pending emergency calls, and may be given first aid, safety or other instructions, or they may be required to perform miscellaneous work in the warehouses or other sheltered locations.  Temporary employees under the same conditions shall receive pay for time they worked or are held on Company property, or ordered to stand-by.  They shall not be paid in any event for less than four (4) hours.

When "red" air quality days occur, strenuous work activity shall cease within affected areas except when emergencies, and/or public safety or welfare are involved, and in those instances, the Company shall provide appropriate respirators for those employees required to work.  (Added 1/1/95)

9.2
The employee in charge at the job site shall be responsible for determining whether weather conditions warrant cessation of outside work.  In arriving at a decision with respect to weather conditions, the following shall be taken into account:  (Amended 1/1/98)

1.           Employee safety

2.           Operating requirements

3.           Undue hazards

4.           Service to the public

5.           Job site working conditions

6.	Anticipated duration of time required to leave unfinished job in safe condition

7.           Anticipated duration of inclement weather

8.           Distance from job site to operating headquarters

9.	Any other pertinent factors which in his opinion should be taken into account in reaching his decision relative to stopping or continuing work. (Amended 1/1/98)

TITLE 10
OVERTIME

10.1
(a)   Overtime is defined as (1) time worked in excess of forty (40) hours in a work week, (2) time worked in excess of eight (8) hours on a scheduled work day, (3) time worked on a non-work day, (4) time worked on a holiday, and (5) time worked outside of regular work hours on a work day.  Overtime shall be computed to the nearest quarter hour.

(b)   Prearranged overtime shall be defined as overtime for which notice has been given prior to the employee's release at the end of the last regularly scheduled work period or an extension thereof, of no more than two (2) hours on that work day.

1.	Company may extend prearranged overtime as necessary. (Amended 5/1/81)

(c) Callout overtime shall be defined as overtime for which prior notice has not been given the employee as per 10.1(b). (Added 5/1/81)

(d) Overtime work should be assigned in accordance with the following principles, which are intended to guide the actions of both Supervisors and employees:

1.	The nature of the utility business requires the working of overtime and is reflected in the language of this Agreement.

2.	The right to determine the importance and necessity of any work assignment rests within the rights of Management.

3.           Refusal shall be supported by a valid reason.

4.	A reasonable and sympathetic approach shall be taken by Supervision, with employees receiving as much advance notice as possible in order to allow them to alter their plans.

5.	Extenuating circumstances and health of the employees shall be considered.

6.	The time necessary to complete the work assignment and the availability and practicability of the use of other employees shall be considered.

7.	Above all, the rule of reason shall be used by employees and Supervisors.

10.2
If an employee is called out by a responsible authority of the Company outside the employee's regularly scheduled hours and works less than two (2) hours, the employee shall receive not less than two (2) hours to be compensated at the applicable overtime rate, for each such call out, provided the employee has finished his first call out and has returned to his home.  If the employee is sent on another job or jobs prior to returning home from the initial call without a break in work time it shall be considered a single call out.  It shall be the policy of the Company to avoid a second assignment except those of such urgency as would ordinarily warrant a call out, but the determination of such urgency shall be determined solely by the Company Representative dispatching the call.

Such minimum call out pay provision shall not apply and the overtime payment shall be made only for actual work time outside regular hours where:

1.	The call-out is less than two (2) hours prior to his regular starting time and the work extends into the regular work day.

2.
The call-out is an extension of the regular work day or the employee has not left the plant premises when called.  Any employee required to keep a radio-equipped Company vehicle at home when off duty shall, upon completion of a tour of duty, proceed directly to his home.  Any call-out while in transit shall be considered an extension of the regular day without interruption in time.  A call-out received after reaching home and signing off the radio shall be considered a separate call-out.  (Amended 5/1/81)

10.3
(a)   Overtime shall be divided as equally as is practicable over the course of the payroll year, among those employees qualified and available within a classification and headquarters.  All overtime for individuals in each headquarters shall be posted every 30 days. Employees new to a classification or headquarters shall be averaged into that classification and headquarters’ year to date overtime list.  (Amended 1/1/03)

(b) Deviation from the distribution of overtime as stated in Section 10.3 (a) must be established in writing and agreed to by both Company and Union. (Added 1/1/98)

(c)   Deviation from the distribution of overtime as stated in Section 10.3 (a) will be allowed in select cases where employees within classification possess special skills (certifications, licenses, or training) unique to that job requirement.  (Added 1/1/98)

(d)   Employees temporarily assigned to a new headquarters (excluding Special Project Agreements) for a period greater than five (5) days shall be placed on the temporary headquarters’ overtime list with one (1) hour more than the employee with the greatest amount of overtime within his classification.

He shall work from his new headquarters' overtime list and be removed from the list at his permanent headquarters.

Once the employee returns to his permanent headquarters, he shall be placed on his permanent headquarters’ overtime list with all year-to-day overtime worked. (Added 1/1/03)

(e)   First consideration will be given to the employee(s) within a headquarters and within the required job classification(s) for staffing a project within that headquarters.  Second consideration will be given to employee(s) from other headquarters. If employees from other headquarters are used to staff a project and scheduled weekend overtime occurs, the employee(s) (or crew(s) of equal size) will be afforded the opportunity to work an equal amount of scheduled weekend overtime.  (Added 3/1/2007)

10.4	Nothing contained herein shall be construed to require the payment of overtime compensation under more than one (1) of the foregoing definitions for a single period of operation.

10.5
(a)   Overtime compensation at the rate of one and one-half (1 1/2) times the straight rate of pay shall be paid to employees for overtime as defined in Section 10.1 (a) (1), (2), (3), (4), and (5) and Section 10.1 (b).  (Amended 5/1/81)

(b)   The time worked in excess of sixteen (16) consecutive hours (which includes unpaid meal period) and continuing until the employee is dismissed from such work shall be paid at the rate of two (2) times the employee's straight rate of pay.  (Amended 5/1/82)

(c)   Prearranged overtime worked in excess of twelve (12) consecutive hours and continuing until the employee is dismissed from such work shall be paid at the rate of two (2) times the employee's straight rate of pay.  (Added 5/1/81)

(d)   If, following an employee's dismissal from work or on an employee's non-work day, the employee is called out for work, he shall be paid at two (2) times his straight rate of pay for all work performed outside his regular work hours or on a non-work day.  (Added 5/1/81)

(e) (Deleted 5/1/91)

10.6
(a)   Any regular or probationary employee who, as the result of a call out or a prearranged work assignment, has worked at overtime rates between his regular quitting time and his next regular starting time on regular work days, shall be entitled to a rest period under the following conditions:

1.	If he has worked eight (8) hours or more at overtime rates, he shall be entitled to a rest period of nine and one-half (9-1/2) consecutive hours upon completion of such overtime work. (Amended 1/1/03)

2.
If he has worked a minimum of two (2) hours at overtime rates and such work extends beyond nine and one-half (9 1/2) hours after his regular quitting time, he shall be entitled to a rest period of nine and one-half (9-1/2) consecutive hours upon completion of such overtime work.  (Amended 1/1/03)

3.
If he has worked a minimum of two (2) hours at overtime rates and such work commences later than nine and one-half (9 1/2) hours after his regular quitting time, he shall be entitled to a rest period of nine and one-half (9-1/2) consecutive hours upon completion of such overtime work.  The above provisions shall not apply if such work commences later than four (4) hours before his next regular starting time.  (Amended 1/1/03)

4.	Rest periods, as provided above, shall commence upon completion of the employee's overtime work or the start of his regular work hours, whichever occurs first.

(b) The provisions of Section 10.6(a) shall apply to an employee who works at overtime rates on his regularly scheduled day off or on a holiday observed by the Company as follows:

1.	The overtime must have been worked immediately preceding his regular starting time on the next regularly scheduled work day, and

2.	During the corresponding time period normally observed by him as off-duty hours on consecutive work days.

(c)   If the employee becomes eligible for a rest period in accordance with any of the conditions above, and the Company requires the employee to continue work into his regular work period, the employee shall be paid at two (2) times the standard rate of pay for all hours worked until he is given a rest period.  If, however, the employee is not entitled to a rest period, the employee shall revert to the straight-time rate at the beginning of his regular work period irrespective of whether he continues to work at said overtime work or changes to regular duties.

(d)   If the employee becomes eligible for a rest period and is called back to work during his nine and one-half (9-1/2) hour rest period, the employee shall be paid overtime compensation at the rate of pay equivalent to two (2) times the standard rate of pay for all work performed until he has been relieved from duty for at least nine and one-half (9-1/2) consecutive hours, and a new rest period will commence at the conclusion of such work.  (Amended 1/1/03)

(e)   Should a rest period provided for above extend into his regular work hours, the employee may be required to report for work at the end of said rest period for the remainder of that regular work period.  The employee shall be paid at straight time for any portion of his regular work period which he is allowed to take as a rest period.  He will in any event be paid at the straight-time rate for the said regular work period.

TITLE 11
HOLIDAYS

11.1
It shall be the policy of the Company to perform only necessary work on any of the holidays observed by the Company.  The necessity for holiday work and the number and choice of employees required to work on the holiday shall be determined by the Company.

11.2
For regular, provisional and probationary employees, "holiday" as used herein is defined as a day on which each of the following holidays is observed by the Company:  (Amended 5/18/99 by Letter of Agreement)

New Year's Day
Martin Luther King Day
Memorial Day
Independence Day
*Floating Holiday #1
*Floating Holiday #2
*Floating Holiday #3
Labor Day
Veterans’ Day
Thanksgiving Day
Day After Thanksgiving
Christmas Day
(Amended March 2007)

*An employee, during his first payroll year of employment, shall be entitled to Floating Holidays in accordance with the following table: (Amended 1/1/98)

Hired From                                      To Inclusive                      Floating Holidays

Beginning of Payroll Year            April 30                                           3
May 1                                              August 31                                      2
September 1                                    End of Payroll Year                       1

Employees shall observe their floating holidays on a workday before the end of the payroll year at the convenience of the Company and the Company will not pay in lieu of unused floating holidays.  In the event an employee is prevented from taking his floating holidays due to operational requirements, he shall be entitled to defer the floating holidays into the next ensuing payroll year.  (Amended 1/1/98)

11.3
If a holiday is observed by Company on a regular or probationary employee's non-working day, the employee shall, during the ensuing twelve (12) months be given a work day off with straight-time pay at the convenience of the Company.  The employee may have the option of foregoing the work day off and accepting regular straight-time pay for the holiday if he so desires.

11.4
If a holiday is observed by Company on a regular or probationary employee's scheduled non-work day and the employee works on that day, he shall be paid at the applicable overtime rate for all work performed plus his holiday allowance.

11.5
If a holiday is observed by Company on a regularly scheduled work day of a regular or probationary employee and he performs no work that day, he shall be given a holiday allowance equal to his regular straight-time pay for the day.

11.6	If a holiday is observed by Company on a regularly scheduled work day of an employee and he works that day, the employee shall have the option to:

1.	be paid the applicable overtime rate for all work performed plus his holiday allowance of eight (8) hours straight-time pay, or

2.	be paid the applicable overtime rate for all work performed and carry over the holiday, to be observed at another time, subject to the provisions of Section 11.3 of the Agreement. (Amended 5/1/83)

11.7	(a) If a holiday falls on a Saturday, the Company shall observe the holiday on Friday. If a holiday falls on a Sunday, the Company shall observe the holiday on Monday.

(b) If a holiday falls on a Saturday or Sunday, employees regularly scheduled to work that day shall observe the actual holiday rather than the Company observed holiday.

11.8
If an employee takes off any of the days observed by the Company as holidays and is absent without bona fide reason on the work day either immediately preceding or following such day observed by the Company as holiday, he shall not receive holiday pay.

TITLE 12
VACATIONS

12.1
All active employees except temporary employees begin accumulating vacation time upon employment.  Vacation time shall be computed from the employee's continuous service date and will be credited bi-weekly.

(a) An employee's continuous service date shall be his/her most recent date of hire which may be adjusted subject to the provisions of Title 8.

(b)   When an employee's accrual rate changes as stated in 12.2 below, the new accrual rate will be effective at the beginning of the pay period in which the continuous service date falls.  (Amended 5/1/87; Effective 1/1/88)

12.2	Full-time employees except temporary employees earn vacation time as follows and subject to the provisions of Title 20:

(a) First (1st) through Fifth (5th) year of continuous service:

From one (1) day through sixty (60) months from your continuous service date you begin accruing 3.076 hours biweekly for a total of ten (10) days' vacation per year.

(b) Sixth (6th) through Twelfth (12th) year:

At the completion of five (5) full years (60 months) from your continuous service date you begin accruing 4.615 hours biweekly for a total of fifteen (15) days' vacation per year.

(c) Thirteenth (13th) through Nineteenth (19th) year:

At the completion of twelve (12) full years (144 months) from your continuous service date you begin accruing 6.153 hours biweekly for a total of twenty (20) days' vacation per year.

(d) Twentieth (20th) through Twenty-sixth (26th) year:

At the completion of nineteen (19) full years (228 months) from your continuous service date you begin accruing 7.692 hours biweekly for a total of twenty-five (25) days' vacation per year.

(e) Twenty-seven (27) or more years:

At the completion of twenty-six (26) full years (312 months) from your continuous service date you begin accruing 9.230 hours biweekly for a total of thirty (30) days' vacation per year.
(Amended 5/1/91; Effective 4/28/91)

12.3
Each employee who has completed five (5), ten (10), fifteen (15), twenty (20) years, etc., of continuous service with the Company will be credited with five (5) days vacation (40 hours) in the pay period in which the continuous service date falls.  (Amended 5/1/87; Effective 1/1/88)

12.4	Part-time employees except temporary employees shall earn vacation time as stated in Section 12.2 and 12.3, but adjusted as follows and subject to the provisions of Title 20.

(a) Vacation time credits shall be prorated as outlined in Section 3.5. (Amended 5/1/87)

12.5
An employee must complete six (6) months of continuous service to be eligible to take vacation.  After completion of six (6) months of continuous service, vacation may be taken as earned, subject to operational needs of the Company and by mutual agreement of Company and employee.  (Amended 5/1/87)

12.6	Vacation time shall be paid at the straight-time rate of pay. (Amended 5/1/87)

12.7	All vacation shall be taken on consecutive days unless otherwise mutually agreed upon between Company and the employee.

(a) An employee may, upon his request, and with the consent of his Supervisor, take a vacation of less than five (5) consecutive work days, providing that:

1.	Such request is submitted as far in advance as is possible.
2.	Such request is no less than ¼ hour. (Amended 1/1/98)

12.8
Earned vacation which is not used by an employee may be allowed to accumulate.  Such vacation may be carried over from one (1) payroll year to the next following payroll year provided that the carryover vacation does not exceed a maximum amount based on years of continuous service as stated below:  (Amended 1/1/98)

Years of Continuous Service                                      Maximum Carryover Vacation
1st through 5th year                                                    20 days or 160 hours
6th through 12th year                                                  30 days or 240 hours
13th through 19th year                                                40 days or 320 hours
20th through 26th year                                                50 days or 400 hours
27 years or more                                                           60 days or 480 hours

(a) All vacation carried over from one (1) payroll year to the next following payroll year in excess of the maximum as stated in 12.8 above will be forfeited. (Amended 1/1/98)

12.9
When an employee is required to carry over a vacation from one (1) payroll year to the next payroll year due to an approved absence from work because of an extended illness or industrial injury, such vacation will be taken at the convenience of the Company and at such time as not to interfere with vacation schedules of other employees.  Such vacation will not be subject to forfeiture as stated in 12.8(a).  (Amended 1/1/98)

12.10
When an employee's approved scheduled vacation is canceled by the Company due to unforeseen emergency conditions, or an employee foregoes his/her vacation for the convenience of the Company, the employee shall be allowed to reschedule his vacation by mutual agreement between Company and the employee.  If such vacation must be carried over to the next following payroll year, it shall not be subject to forfeiture as stated in 12.8(a).  (Amended 1/1/98)

12.11	If a holiday is observed by the Company on a work day within an employee's vacation period, the holiday shall not be considered a vacation day. (Amended 5/1/87)

12.12	Company shall not require an employee to take his vacation in lieu of sick leave or leave of absence on account of illness. (Amended 5/1/87)

12.13
Regular, provisional and probationary employees whose employment with the Company has been terminated for any reason shall receive vacation pay for all accrued vacation time in lieu of any vacation allowance.  (Amended 5/18/99 by Letter of Agreement)

12.14
Before April of each year, there will be a sign-up in each department so that the employees may designate their choice of vacation periods.  The Company shall prepare the annual vacation schedule on the basis of such sign-up, effecting whenever possible the selections of the employees within each classification in the order of Company seniority.

(a)   If, in accordance with 12.7, an employee has arranged to take his vacation in two (2) or more periods the use of seniority as a factor in securing preferential consideration over other employees shall be limited to one (1) of such periods.

(b) Service employees shall be allowed to include one (1) night shift in their first choice vacation period. (Amended 5/1/87)

(c)   Shift employees are front-loaded scheduled holidays.  When these holidays are scheduled in blocks of two (2) days or more and subject to Title 12.14, the Company will cover with overtime, when necessary.  (Added March 2007)

12.15
Vacation lists shall be posted on or before April 15 of each year.  Scheduled vacation shall be taken as posted unless otherwise agreed to by Company.  Any request for changes in scheduled vacation shall be submitted by the employee in writing and subject to written approval by Company.  Such request shall include the alternate date(s) proposed by the employee.  (Amended 5/1/87)

TITLE 13
SAFETY

Working SAFELY prevents suffering, loss of wages to ourselves and families, and damage to property and injury to others.

An important part of everyone's acceptance of employment is to accept responsibility to do his work in accordance with the latest safety practices and to cooperate with other employees with whom he works to carry out safety rules and practices.  Therefore, every employee of this Company is automatically pledged to study the safety rules and put them into effect for every applicable circumstance.

Every employee must be familiar with the special safety rules and regulations pertaining to his particular classification, in addition to the general overall safety rules.

13.1
Company shall make reasonable provisions for the safety of employees in the performance of their work.  Union shall cooperate in promoting the realization of the responsibility of the individual employee with regard to the prevention of accidents.

13.2	The Company will draft reasonable safety rules for employees and it will be the responsibility of all employees to observe these rules. A copy of the rules will be furnished the Union.

13.3
The Company shall hold not less than eight (8) safety meetings each year at practical points throughout the system.  When practicable, such meetings shall be scheduled to permit as many employees as possible to attend.  Employees shall be required to attend safety meetings except for good cause.  The programs of the safety meetings shall be arranged by the Company and in general will cover material appropriate to each group.

13.4
The Company will promptly notify the Union Business Representative of any accident resulting in death or serious injury to an employee.  The Union Business Representative of Local 1245 shall be a member of the Company Incident  Prevention Board.  (Amended 8/16/2010)

13.5
The Company and Union recognize the importance of timely, well-documented investigative reports for any serious accident/incident determined to be worth investigating.  To this end, the Company and Union agree that a Committee comprised of not more than twelve (12) members of the Bargaining Unit and twelve (12) members of Management will be selected by their respective parties to receive special training from the Safety Department in the appropriate methods of conducting accident investigations -- such training to be provided on Company time at Company expense.

Thus, when an accident/incident occurs, there will be a trained group of personnel from who to select the Joint Accident Investigating Committee members as described in the remainder of this section.  Selection to serve as a member of the Joint Accident Investigating Committee shall be based on the knowledge and experience of the individual committee members so that, to the extent practicable, the Committee will be comprised of members experienced in the field of work in which the accident/incident occurred.  In no case shall the members of the Joint Accident Investigating Committee be selected from the reporting place in which the accident/incident has occurred, unless mutually agreed between the Company and Union.  (Amended 1/1/03)

At the request of either the Company or the Union, any accident/incident of a serious nature shall be investigated by a Joint Accident Investigating Committee.  The Joint Accident Investigating Committee shall consist of not more than four (4) employees, two (2) of whom shall be appointed by the Company and two (2) by the Union.

If such investigation is requested by the Company, the Company will pay wages at the appropriate hourly wage rate, for approved hours so worked by the Union committee members.  Normal out of pocket expenses required for the proper conduct of the investigation will also be paid by the Company.

If such investigation is requested by the Union, the Company will not be liable for any lost wages or expenses incurred resulting from the Union member’s participation in the investigation.

After investigating a serious accident/incident, the Joint Committee may, at its discretion, file a joint or separate report or reports with the Company covering its recommendations for prevention of the recurrence of accidents of similar nature.  It is understood and agreed that the Company is not obligated or required to accept the committee's recommendations.  If the Company accepts or rejects any or all such recommendations, Company will give written explanation to the Joint Accident Investigating Committee within 30 days.  (Amended 1/1/03)

13.6
A Department Safety Committee shall be established consisting of three (3) non-Supervisory employees.  A "chairman", "co-chairman" and "member" shall be selected by the members of the committee.  Each year the chairman moves off the committee, the co-chairman moves to chairman, and the member becomes co-chairman, and a new member will be appointed.  In establishing said committee, it is specifically recognized and acknowledged that the employer is obligated to provide to the employees a safe and healthy place of employment and that the operation and/or establishment of the aforementioned committee shall in no way relieve the employer of that obligation.  The Department Safety Committee shall be established to function in the prevention of accidents by ascertaining unsafe working conditions and recommending measures to be taken for correction thereof.  Such recommendations shall be in the form of written reports, copies of which will be sent to the appropriate Supervisors, Safety Manager and each member of the Safety Committee.  Within ten (10) working days from receipt of such recommendations, a written reply from the Manager will be returned to the Chairman of the Committee with a copy to the Safety Manager.  There shall be as many such Committees in each district as may be warranted by the extent of the territory of such district and the number of employees therein.  District Supervisors and Department Heads shall make appointments to the Safety Committees for their respective districts and departments.  Union shall have the right to suggest names for appointment to such committees.  In April and October each Committee shall make inspections of Company's properties, vehicles, equipment, and activities in its designated territory.  Members of such committees will have time off with pay for the purpose of making said inspections and shall be reimbursed by Company for expenses incurred therefore.

13.7
The Company Safety Manager or their representative will meet with the Department Safety Committee at such times and places as may mutually be agreed upon.  At such meetings the Department Safety Committee may submit suggestions to Company concerning the revision and enforcement of safety rules.  (Amended 1/1/98)

13.8
If the Company requires any employee to wear steel-toed safety shoes (as defined in ANSI Standard Z.41), the Company will provide the shoes. The employee is then required to wear in the performance of his duties, steel-toed safety shoes recognized as such by ANSI Standard Z.41.  (Added 5/1/91)

TITLE 14
UNION ACTIVITY

14.1	The Union will use one-half (1/2) of the Company's regular bulletin boards and Company shall designate by lettering the portion of the Board reserved for Union use.

14.2
The Company shall not discriminate against an employee because of his or her membership in the Union or his or her legal activity on behalf of the Union, and the Union agrees not to discriminate against any employee because of his non-affiliation with the Union.  (Amended March 2007)

14.3
The Union's use of bulletin boards shall be limited to the posting thereon of official notices of meetings and similar matters relating to official Union business, and Union shall not post thereon any matter relating to the solicitation of employees to join Union or the collection of dues, or any matter derogatory to Company.

14.4
At the request of the Union, the Company shall issue a temporary pass, renewable yearly, to any representative of the Union authorizing him to enter any Company property where any employee within the Bargaining Unit is employed.

14.5
All employees hired by Company in the State of California after May 1, 1990 shall after thirty (30) days of employment (1) become a member of the Union; or (2) in the alternative, an employee must tender a registration fee to the Union in such an amount as the Union may prescribe (but in no event to exceed the initiation fee required of Union members) and shall tender, monthly, an agency fee as established by the Union in an amount not to exceed the amount of the monthly dues and per capita fees required of BA members in his wage rate.

14.6	(a)	IPB Member: It has been agreed that the I.B.E.W. Business Representative will become a member of the Incident Prevention Board ( IPB). (Amended 8/16/2010)

(b)	E-Mail: E-Mail will be made available to the Union for Union communications.

(c)	New Employee Orientation: I.B.E.W. Business Representative will be allowed to participate in the New Employee Orientation.

(d)
Employee Electronic Access to Information: Company shall post on the Company Intranet and make available the CBA, Grievance Resolutions, Letters of Agreement and any other beneficial communications unless excluded by mutual agreement between the Company and Union, to be fully implemented by 12/31/05.  (Added 1/1/03)

14.7
The Company and Union agree to hold Labor/Management Committee meetings to discuss matters which are covered by the Agreement and/or of importance to both parties.  These meetings will be held on Company premises during work hours, at Company expense and shall be held in accordance with established Committee Charter.  (Added 1/1/03)

14.8
Upon 72 hours request, employees may be granted time off to conduct Union business.  The Company, in its sole discretion, reserves the right to deny such request.  If such request is granted, the Union will reimburse the Company for the employee's salary plus fringe benefit costs while the employee is off.  (Added 8/16/2010)

TITLE 15
SICK LEAVE

15.1
A regular employee shall, in addition to any accumulated unused sick leave with pay to which he may be entitled as of May 1, 1968, also be entitled to accumulate further unused sick leave with pay at the rate of one (1) day of sick leave for each month worked subsequent to May 1, 1969, and calculated biweekly.  An unlimited number of working days of sick leave may be accumulated in this manner, subject to the provisions of Section 20.1.  (Amended 5/1/86)

15.2
The Company may require satisfactory evidence of an employee's illness or disability before sick leave will be granted.  If it is found that the employee is using sick leave for reasons other than a bona fide personal sickness or disability, said employee shall forfeit all sick leave accumulated up to that date.  As soon as an employee determines that he will be unable to report for work, he must notify his Supervisor or arrange for his Supervisor to be so notified.  Such notification must be provided prior to normal starting time.  In the event an employee is unable to determine when he will be able to return to work, he must, on each day of his illness or disability, notify his Supervisor that he will be unable to report for work.  When the employee does become aware of the date when he will be capable of returning to work, he must give as much advance notice of this fact as possible to the Supervisor.  Lack of notification will result in denial of sick pay benefits.

15.3
If a holiday is observed by the Company on a work day within the sick leave period of an employee who is entitled to holidays off with pay, the holiday shall not be charged to the employee's sick leave (see 11.5).

Except as provided in Section 15.4, nothing in the foregoing Title shall be interpreted to entitle the employee to sick leave while on vacation, temporarily laid off by the Company, upon severance of employment, or while receiving industrial compensation.

15.4	If an employee is confined to a hospital during his vacation period, upon request he will be granted sick leave for the period of confinement.

15.5             (Deleted 5/1/83)

15.6             (Deleted 5/1/83)

15.7             (Deleted 5/1/83)

15.8	Sick leave time may be granted in ¼ hour increments.
(Added 1/1/98)

15.9	Sick Leave Payoff

Pursuant to the agreements reached during 1983 General Negotiations relative to the deletion of Sections 15.5, 15.6 and 15.7, Title 15, the following applies to payback of unused sick leave:

A.	The eligibility requirements and future payoffs will be based on the following guidelines:

1.	An employee whose years of continuous service plus age total sixty-five (65) or more shall upon retirement or death be paid for 40% of his unused sick leave.

2.	An employee who terminates his employment with the Company shall be paid for 20% of his unused sick leave provided he has a minimum of ten (10) years' continuous service.

3.	Any employee who is terminated by the Company for disciplinary reasons shall receive NO pay for unused sick leave.

4.
In the event an employee dies leaving unused sick leave, payback under the provisions of item 1 or 2 above shall be paid to the beneficiary designated in the employee's Company sponsored Group Life Insurance Policy, or if no such beneficiary is designated then to his or her estate.

B.	The hours accrued between date of hire and the date of ratification will be "frozen" and will be the only hours included in the payoff calculation.

C.	Payoffs will be based on the provisions of Paragraph A, items 1 and 2 above.

D.	The rate to be used for unused sick leave payback in Paragraph A, items 1 and 2, shall be the employee's final average pay as outlined in the terms of the Retirement Plan.

E.	Employees who terminate prior to meeting the eligibility requirements of Paragraph A above will not receive any payback.

F.	Employees transferring out of the Bargaining Unit will not be eligible for any payback.

G.	If an employee uses any part of the "frozen" hours, the payoff calculation will be based on the hours remaining at the time of retirement or termination.

H.
An employee may replace sick leave used from his "frozen" hours from future sick leave accumulation; however, under no circumstances will the employee be allowed to replace more than those sick leave hours originally "frozen".  In other words, the hours "frozen" as of September 6, 1983, will never be increased.

15.10	Family Sick Leave Program

The parties, in an effort to meet the needs of employees while maintaining sick leave usage at an acceptable level, hereby agree to the following:

A.
Employees may be granted up to thirty-two (32) hours sick leave per payroll year (assuming sufficient hours of accrued sick leave) for immediate family illness/emergency.  The accrual rate remains unchanged.  (Amended 1/1/98)

B.
Family illness/emergency is any situation involving the employee's immediate (as defined in the Company's funeral leave policy) family requiring the employee's personal attention which cannot be attended to outside normal work hours.

C.	Family sick leave time may be granted in ¼ hour increments. (Amended 1/1/98)

D.	Proven abuse will be handled pursuant to the provisions of Section 15.2

E.	Employees at any stage of progressive discipline for attendance related problems are not eligible.

F.	It is recognized that this program does not provide an additional benefit to employees. Time is provided, as described above, at the sole discretion of the Supervisor.

G.	The Company will communicate this program to Supervisors in a manner designed to foster consistency and understanding. (Amended 1/1/95)

H.	Family sick leave usage will not be a consideration in employee performance appraisals. (Added 1/1/98)

TITLE 16
SENIORITY

16.1
There shall be two (2) types of seniority, namely, Occupational Group Seniority and Company Seniority.  Company Seniority shall be defined as total length of continuous service with the Company as determined in accordance with 3.7.  Company Seniority shall be used as the basis for determining such benefits as sick leave, retirement, vacations and protection against demotion and lay-off.  Occupational Group Seniority shall be defined as the total length of service in one (1) of the occupational groups shown in Exhibit C attached hereto.  Occupational Group Seniority shall be used in determining the preferred bidder within an occupational group and line of progression in the sequence outlined in 16.5.  Attached hereto and made a part hereof is Exhibit C, an appendix outlining the "Occupational Groups" and "Lines of Progression" to be used for promotion and demotion.  It is understood that the Occupational Groups have no relationship to "departments" as used in prior contracts between the parties nor shall Exhibit C be construed to limit in any way the right of the Company to choose any form of organizational arrangement it prefers.

16.2
Company shall make up and post on bulletin boards, a Company seniority list and an occupational seniority list every six (6) months.  If no opposition shall be made in writing within thirty (30) days after posting, the respective seniorities shall be considered as correct as listed.  A copy shall be furnished the Union.

16.3	(a) The seniority status of employees as of July 1, 1959, shall be that shown on the personnel records of the Company, and seniority shall accumulate in the occupational group where then employed.

(b)   An employee who, after May 1, 1974, bids or is transferred from one occupational group to another or is transferred out of the Bargaining Unit shall, for a period of six (6) months following the date he is awarded his new job in the new occupational group, or out of the Bargaining Unit, be assumed to be continuing in the occupational group from which he transferred and shall have no seniority in the group to which he transferred.  At the end of the six (6) month period specified, he shall be credited with six (6) months of seniority in the new group, and shall retain in the group from which he bid or was transferred, the seniority he had earned in that group as of the beginning of the six (6) month period specified.

(c)   An employee who is transferred out of the Bargaining Unit on a temporary assignment shall be considered to be continuing in the occupational group and classification from which he has been transferred.  Assignments of a temporary nature which are expected to continue beyond twelve (12) months shall first be discussed with the Union.

(d)   Such employee may not use the previous group seniority for bidding on posted jobs in the previous group, but if he is re-transferred to the previous group he may use the seniority to re-establish himself in that group.

(e) All non-Bargaining Unit employees who are used on the job for training purposes shall be exempt from the provisions of this Agreement.

They shall be assigned to fully manned and supervised crews and for periods not to exceed ninety (90) calendar days.

16.4
When an employee is temporarily transferred from the occupational group in which he is regularly employed to another occupational group, his seniority will continue to accumulate in his regular occupational group while he is temporarily working elsewhere.

16.5
When new jobs are created as provided in 4.4, additional jobs and vacant jobs will be posted on the bulletin boards and the Company’s intranet website by the Company for a period of ten (10) calendar days.  It shall be the duty of the Company to set forth in said bulletin the date of postings, the nature of the job, its duties, qualifications required and the rate of pay.  The Company shall furnish the Union with a list of bidders on all jobs and it shall be the duty of the Company within ten (10) working days of the close of the bidding period to post on bulletin boards the name of the applicant, if any, awarded the job, and mail a copy of such notice to the Union.  If no bids are received for the job classification during the bidding period, the Company may fill the job from any source whatsoever.  After a period of six (6) months, if Company has not hired an applicant to fill the posted vacancy, Company shall re-post the job vacancy if such vacancy still exists.  If a job is filled and the job again becomes vacant within forty-five (45) days from the date the job was last filled, it shall not be necessary to again post the job.  If the job was awarded to a qualified bidder and becomes vacant within forty-five (45) days from the date the job was last filled it shall be awarded to the next highest bidder.  If the next highest bidder has been awarded another job, he shall have the option to accept either job. The vacant position shall be filled by the next highest bidder. (Amended 8/16/2010)

Attached hereto and made a part hereof and numbered Exhibit B are the "Job Descriptions and Qualifications" of those jobs coming within the scope of the bidding procedure.  Bids to all job vacancies, except apprenticeships, will be given preferential consideration in the following manner.  Subject to 16.7 and 16.10, the employee with the greatest occupational group seniority shall be awarded the job, except under (c) and (e) below, the Company seniority shall be used:  (Amended 8/16/2010)

(a) Bids from employees within the same occupational group in the same classification or classifications higher than the existing vacancy.

(b) If there are no bidders under (a), all bids from employees in the next lower classification within that occupational group.

(c) Where no bids are received under (a) and (b), all bids from employees in another occupational group with the same classification.

(d) If there are no bids received under (a), (b) or (c), all bids from employees within the occupational group in which the vacancies exist.

(e)   Should there be no bids from any employee under (a), (b), (c) or (d), all other bids from any employee in any occupational group, regardless of classification and subject to 16.7 and 16.10, the bidder with the greatest Company seniority shall be awarded the job.  (Amended 5/1/87)

1.	(Deleted 8/16/2010)

2.	(Deleted 8/16/2010)

3.	(Deleted 8/16/2010)

4.	(Deleted 8/16/2010) (Deleted 8/16/2010)

5.	(Deleted 8/16/2010)

6.	(Deleted 8/16/2010)

7.	(Deleted 8/16/2010)

8.	(Deleted 8/16/2010)

16.6
(a)   When the occupational group seniority is identical for two (2) or more employees whose bids are entitled to equal consideration under paragraph (a),(b), or (d) of Section 16.5, preferential consideration shall be given to the employee with the greatest Company seniority, subject to the provisions of Sections 16.7 and 16.10.  (Amended 4/6/00 by Letter of Agreement)

(b)   When there is a tie between bidders for the same job(s) and it is decided that to award the job(s), the tie must be broken.  The person representing the Company and a representative of the Union will meet and make a list of the tied bidders in order of employee number. The Company representative will provide a deck of playing cards, which are indistinguishable when placed face down and which have all non-suited cards i.e. jokers and advertisements removed. The Union representative will then thoroughly shuffle the cards and spread them face down on a desk. The Company and Union representative will then alternately pick a card for each employee in the order of employee number. The employee(s) with the highest card(s) will be awarded the position. Cards will be ranked from the Ace being the highest to the deuce being the lowest, suits will be ranked: spades (highest), hearts, diamonds and clubs (lowest).  (Amended 8/16/2010)

16.7
(a)   Nothing in this Agreement shall be construed as limiting the right of the Company to determine the number of employees required in each classification nor shall it be construed as limiting the right of the Company to determine whether a vacancy shall be filled.  Except as provided in Section 16.7(b), awards to jobs posted for bid shall be made in accordance with Section 16.5.  However, whenever a vacancy occurs in any job classification, Company may, in its discretion, temporarily fill such vacancy.  Any such temporary appointment shall, if practicable, be given to an employee who would be eligible to bid therefore under the seniority and job bidding provisions of this Agreement, subject to the provisions of Sections 16.7(b) and 16.10(a).

(b)   In filling vacancies in jobs hereinafter collectively referred to in Subsection 16.7(c) as "Working Foreman jobs," Company shall consider the appointment of employees to any such vacancy as herein provided, and where the Company determines that the following qualifications are relatively equal, seniority shall govern:

1.	The quality of the employee's performance on his current job.

2.	His background of education and experience in similar or related work.

3.	The amount of special preparation for the new job, if any is necessary or pertinent, which the employee has completed at the time the bid is made.

4.	His previous demonstrations of leadership and progress.

It is the intent of the parties that the Union shall not have the right to arbitrate the "judgment" of the Company, but that the Union shall have the right of appeal if it believes there was not a fair submission of facts upon which that judgment was made.

After selecting an applicant on the above basis, the Company shall notify the Union by letter.  During a period of fifteen (15) calendar days following the receipt of such notification, the Union may investigate the facts used by the Company in making its selection.  If, after such investigation, the Union feels that it would serve a useful purpose to further review the matter, the Union may request a meeting with an officer of the Company or his representative.  The Union Representative at such meeting shall not have participated actively in the original investigation.  The Union and Company representatives would review the facts used by the Company in making the selection.  Company's initial decision will stand unless, after such review of the facts, Union and Company representatives agree that the decision was arbitrary.  In any event, the Union and Company representatives shall, within thirty (30) days, dispose of the case and their decision shall be final and binding upon the Company, the Union, and the employees involved.

(c) The term "Working Foreman" as used in this Section 16.7 shall be construed to include any of the following: (Amended 5/1/86)

  1.           Crew Chief
  2.           Facilities Locator, Senior (LOA 05/30/03*)
  3.           Foreman, Working (All Classifications)
  4.           Inspector, Gas
  5.           Inspector, Electric
  6.           Inspector, Transmission (Traveling)
  7.           Investigator, Revenue Protection
  8.           Operator, Assistant Distribution System (LOA 06/16/03*)
  9.           Operator, Distribution System (LOA 06/16/03*)
     10.         Operator, Emergency Relief (All Classifications)
 11.           Operator, Grid Reliability (LOA 06/16/03*)
 12.           Operator, Transmission System (LOA 06/16/03*)
 13.           Representative, Accounts Payable, Senior (LOA 04/25/05*)
 14.           Representative, Customer Services, Senior
 15.           Specialist, Meter Data
 16.           Technician, Instruction/Standards
 17.           Trainer, Lines (LOA 11/17/08*)
18.           Trainer, Substation (LOA 2/25/10*)
 19.           Utilityman, Maintenance, Senior
(Amended 8/16/2010)  *LOA = Letter of Agreement

16.8
(a)   An employee promoted to a higher classification shall be given a qualifying period of not more than six (6) months.  Such period shall be for determining whether he can meet the job requirements.  If the employee fails to demonstrate his ability to perform the job or lacks the ability to progress during the six-month trial period, he shall be returned to his former job classification and rate of pay.

(b)   In the event it is necessary for the Company to demote a "Working Foreman," as defined in Subsection 16.7(c) for failure to discharge the duties of his position, the identical procedures of notice to Union, investigation and review procedure for appointment as outlined in Subsection 16.7(b), shall be used prior to completion of demotion.

16.9	All bids shall be submitted on-line. The Company will not consider any bid submitted later than 11:59 p.m. on the closing date. (Amended 8/16/2010)

16.10
(a)   Notwithstanding anything contained herein, Company need not consider the bid of any employee who does not possess the knowledge, skill, efficiency, adaptability and physical ability required for the job on which the bid is made.

(b)   Company need not consider the bid of any employee for a posted vacancy in another District or sub-District of the Company, if the employee has not worked for a minimum of six (6) months in his present classification within the District or sub-District in which he is currently employed.  The provisions of Section 16.10 (b) are not to be construed as placing any time limitation upon the subsequent advancement of an employee within the line of progression in the District or sub-District to which he is qualified to bid.

(c)   Company need not consider the bid of any employee for a posted job vacancy in another occupational group, if the employee has not worked for a minimum of six (6) months in his present classification within the occupational group in which he is currently employed.  The provisions of Section 16.10 (c) are not to be construed as placing any time limitation upon the subsequent advancement of any employee within the line of progression in the occupational group to which he is qualified to bid.

(d) Company will not consider the bid of any employee in an Apprentice classification for a posted job vacancy in another Apprentice classification. (Amended 1/1/95)

(e)   Company will not consider the bid of any employee for an apprenticeship who has not met the requirements of the Apprentice Pre-Qualification Pool Agreement.  The requirements are described in the Supplementary Agreement titled, Administration of Apprenticeship Programs.  (Added 5/1/83)

(f)   Company need not consider the bid of a Lineman, who has completed an apprenticeship in any headquarters other  than  Reno, for any other Lineman vacancy outside his headquarters for a period of four (4) years following his attainment of Journeyman status. (Amended 8/16/2010)

Company need not consider the bid of a Journeyman Lineman hired from outside the Company for any other Lineman vacancy outside his district or sub-district until he has worked for a period of one (1) year in his present district.  (This Section will not apply to incumbents [5/1/79])

(g)   Company need not consider the bid of a Service Employee for a posted non-service job vacancy in their present district, if the employee has not worked for a minimum of one (1) year in his/her present classification within the occupational group in which he/she is currently employed. The provisions of Section 16.10(g) are not to be construed as placing any time limitation upon the subsequent advancement of any employee within the line of progression in the occupational group to which he is qualified to bid.

Note:  All current incumbents that come under the Service Employee designation will not be affected by the above proposal. This section applies to the Electric Department Occupation Group only.  (Added 5/1/91)

(h) The Company will not consider the bid of an employee for any position if the employee has an overall unsatisfactory appraisal in their current classification. (Added 1/1/95)

16.11             (Deleted 5/1/82)

16.12	The seniority rights of employees who are members of the Armed Forces shall accrue while they are absent on military duty.

16.13
Both the Company and Union recognize that there will arise situations with respect to partially incapacitated employees, employees displaced by new technologies or revisions of operational procedures, employees who are temperamentally unsuited to their jobs, employees returning from military service (other than annual field training) or employees who are displaced either directly or indirectly by other employees returning from military service with the Armed Forces of the United States (other than annual field training) who have been granted leaves of absence by the Company under Section 8.2 of the Agreement, and that in such cases the bidding procedure may be waived by mutual agreement in order to properly protect the seniority of employees who have given long and faithful service.  The Company will discuss such cases with the Union as far in advance as possible with the object of avoiding any inequitable situations which might result.  Both parties will endeavor to provide for retention of employees in the Company, in jobs suitable to their capabilities, first in the areas where they are employed at the time, or secondly in other areas of the Company's operations.  If after full discussion of such cases and survey of all possibilities available to the solution of the problem, the Union and the Company are unable to agree on a satisfactory solution, the Company shall have the right to make changes or layoffs as it may deem necessary, consistent with the provisions of the Agreement.  Should a partially incapacitated employee, an employee displaced by new technologies or revisions of operational procedures, or an employee who is temperamentally unsuited to his job, or employees returning from military service (other than annual field training) or employees who are displaced either directly

16.13
or indirectly by another employee returning from military service with the Armed Forces of the United States (other than annual field training) who have been granted leaves of absence by the Company under Section 8.2 of the Agreement, agree to be transferred to work falling outside of the Bargaining Unit, and should the employee not prove to be satisfactory in this assignment, Company and Union may mutually agree to waive the bidding procedure and return the employee to a Bargaining Unit job suitable to his capabilities, under the provisions of this Section.

Employees requesting a limited duty assignment must first obtain a release to do so from their physician.  The Company will make every reasonable effort to identify and make available, limited duty work assignments to employees that cannot perform some or all of the essential functions of their classification due to illness or injury.  When possible, such work will be made available in the employee's own headquarters.  (Added 1/1/03)

16.14
After attainment of journeyman status through the Apprenticeship Program, the Company need not consider the journeyman’s bid back into another Apprentice Program for a period of one year.  (Added 1/1/98)

TITLE 17
EXPENSES

This Title is amended and restated as of March 2007.

Overtime Meals (Titles 17.1 through 17.7)

17.1
(a)   The Company will provide adequate meals or a meal allowance and allow employees to procure adequate meals when an employee has earned a meal according to Sections 17.1 through 17.6.  Adequate meals are defined as those which are appropriate at the time and adequate in quantity and quality. Nourishment provided by the Company, but not considered adequate shall not be considered as a meal taken.

(b)   The provisions of this Title shall be applied in a reasonable manner by the Company and the Union to conform to the intent of the parties, namely, that the Company will provide adequate meals when employees are prevented from observing their normal meal practices, and such other meals as provided for in this Title.  Time necessary to consume the meals provided shall be considered as time worked.  Union will cooperate with the Company to insure that the time necessary to consume meals will not be excessive.  Company shall have right to consider excessive time taken to consume meals as time not worked.

(c)    “Normal Meal Practice":

Breakfast: The two (2) hour period immediately preceding the time corresponding to an employee's regular starting time on regular work days.

Lunch: From four (4) hours after the time corresponding to an employee's regular starting time on regular work days to five (5) hours after this starting time.

Dinner: From one and one half (1½) hours after the time corresponding to an employee's regular quitting time on regular work days to two and one half (2½) hours after this quitting time.

The meal practices observed on work days shall prevail on non-work days.

(d)      In connection with all assignments, except those designated as Out-Of-Town assignments, employees shall be paid a meal allowance for each meal earned and not provided by the Company.  The meal allowance will be paid through the payroll system on the employee’s next paycheck.  The will be $27.95. All meal allowances include taxes and tip.

The value of such allowance shall  be reviewed an updated annually.  The basis for such adjustment shall be the change in the appropriate Consumer Price Index for the preceding calendar year.

(e)    Meal cards may only be used when crews of 3 or more employees dine together.  The amount of the meal allowance defined in 17.1(d) shall not be exceeded per employee. (Subject to Title 17.1(g))

(f)   Any amounts exceeding the meal allowance will be billed to the employee whose card was used. When using a meal card, receipts must be attached to the timesheet of the employee using the meal card with the name(s) of each employee covered by the receipt. If the use of a meal card is not supported by a valid receipt, the entire amount will be billed to the employee who used the card. If such billings are not paid by the employee within thirty (30) calendar days after receipt of said billings, the Company shall have the right to deduct such amounts from the employee's paycheck.

(g) Upon prior approval of Management, meal allowance limits may be exceeded.

(h)Parties recognize that certain meals may take more or less than thirty (30) minutes to consume. Any excessive time may be subject to justification.

17.2
If the Company requires an employee to perform work for one and one-half (1½) hours beyond regular work hours, the employee will earn a meal at that time and every four (4) hours thereafter for as long as the employee continues to work.

17.3	(a) On callout overtime, outside of regular hours on work days, the employee will earn:
1)	Breakfast, if callout work begins prior to two (2) hours before the time corresponding to the employee's regular starting time on regular work days.
2)	Lunch, if callout work begins prior to two (2) hours before the time corresponding to the employee's regular starting time on regular work days and he has qualified for a lunch through time worked.
3)
Neither breakfast nor lunch, if callout work begins two (2) hours or less before the time corresponding to the employee's regular starting time on regular work days, unless the employee has not been allowed sufficient time by his Supervisor, at the Supervisor's discretion, to eat his breakfast and prepare his lunch before reporting for work.

4)
Other meals at intervals of four (4) hours as long as the employee continues to work. Where any such work extends into regular work hours the normal meal practice as defined in Section 17.1(c) shall apply.

(b)	On callout overtime on non-work days, the employee will earn:

A meal at intervals of four (4) hours as long as the employee continues to work.  A meal as soon as the work time encroaches upon a meal period as defined in Section 17.1(c), unless the employee has earned a meal in the preceding four (4) hours.

Normal meal practice shall prevail for work performed during those hours described in Section 17.1.  (Amended 5/1/81)

17.4
(a)   On prearranged overtime assignments, the employee will earn a meal if such work begins prior to two (2) hours before the time corresponding to the employee's regular starting time on work days and non-work days.  If such work begins two (2) hours or less before the time corresponding to the employee's regular starting time on a work day or a non-work day the normal meal practice relating to work days shall prevail.  If such work continues, the employee will earn meals in accordance with Section 17.2 for the duration of the assignment.

(b)  If such prearranged overtime is wholly outside of regularly scheduled work hours on work days or anytime on non-work days, the employee shall provide one (1) meal on the job and shall be allowed thirty (30) minutes for consumption of such meal, approximately four (4) but not more than five (5) hours after beginning work, to be considered as time worked.  If such work continues, Section 17.2 or 17.3 will be applicable.  (Amended 6/18/04 by Letter of Agreement)

17.5	An employee will earn a meal whenever an employee’s normal meal practice, as defined in 17.1(c), is disrupted.

17.6
An employee who has earned a meal(s) based on Sections 17.1 through 17.5 but elects not to eat the meal(s) on Company time shall be compensated with thirty (30) minutes at the applicable overtime rate and one meal allowance for each meal missed.    This thirty (30) minutes compensation requirement shall not apply to lunches earned on regular work days or on prearranged overtime assignments.

All thirty (30) minute periods shall be used in calculating eligibility for a rest period. Rest period, if earned, will commence after all compensation for time worked and meals missed has ended.

All thirty (30) minute periods shall be used in calculating consecutive hours when determining the rate of pay as it applies to Title 10.5 (b) and (c).  (Amended 8/16/2010)

Out-Of-Town Expenses (Titles 17.7 through 17.12)

17.7	Nothing in the preceding Sections of this Title shall be construed as altering in any way the lunch time provisions set forth in Title 6.

17.8
(a) Regular employees who are assigned to temporary work at such distance from their headquarters that it is impractical for them to return thereto, shall be allowed actual personal expense for meals and lodging for the duration of such assignment, provided they lodge at places to be designated by Company.  Under such circumstances, the Company designated lodging will be the reporting place.

 (b) An employee may elect to provide his own regular meals on an out-of-town work assignment requiring overnight stay. In such cases, employees will be paid a daily meal-only subsistence for providing their own meals.    (Amended 8/16/2010)

Any overtime meals which occur while on an out-of-town assignment shall be subject to the provisions of Sections 17.1 through 17.7.

(c) Upon the approval of the Company, an employee may elect to provide living accommodations and meals in lieu of those provided by the Company.  In such cases, employees will be paid a meal and lodging subsistence allowance for each day of the work assignment.  (Amended 8/16/2010)

On the last day of the whole aforementioned assignment, the subsistence allowance will be one half (½) of that provided above.

The dollar amounts for meal-only and meal and lodging subsistence allowances prescribed above in Sections 17.8(b) and 17.8(c) will be adjusted based on Section 274 of the Internal Revenue Code, Treasury Regulations and Administrative Interpretations.  (Amended 8/16/2010)

Employees working a five (5) day week and electing to remain within the project area on their two (2) non-work days will not be entitled to the meal and lodging subsistence allowance for the non-work days.  If assigned to work six (6) days during the week, the meal and lodging subsistence allowance will be granted for each of the seven (7) days in the week.  In this situation, an employee may elect not to take the extra day(s) of meal and lodging subsistence in lieu of traveling home and back in a Company vehicle and on Company time.  Specific to this title and the examples below, the week will be Sunday through Saturday.  (Amended 8/16/2010 )

Example 1:
An employee assigned to work out of town Monday through Saturday would be eligible for subsistence for the previous Sunday.  (Added 8/16/2010)

Example 2:
An employee assigned to work out of town Sunday through Friday would be eligible for subsistence for Saturday following.  (Added 8/16/2010)

An employee shall not be entitled to the meal and lodging subsistence allowance for any day he is absent from duty for personal reasons.

In the event of the illness of an employee, meal and lodging subsistence allowance shall be granted only for the first regularly scheduled work day.  If such illness exceeds one (1) regularly scheduled work day, employees shall be encouraged to seek proper medical attention at facilities properly equipped to render same.

Transportation and allowances shall be provided to employees by the Company in accordance with the terms of Sections 17.8(a) and 17.9 of the Agreement, except that time spent by employees traveling in their personal vehicles to the project at the beginning of the employee's assignment and from the project at the end of the employee's assignment shall not be considered as time worked.

A travel allowance equal to that provided for under Title 5, Section 5.1, for  one (1) round trip, will be allowed each employee providing his own meals and lodging under the following conditions:  (Amended 1/1/95)

1. Travel to the project at the beginning of the employee's assignment and from the project at the end of the employee's assignment.

2. Travel from one (1) temporary reporting place designated by Company to another such Company designated temporary reporting place within the project for the purpose of relocating an employee's personal living accommodations.

Employees will be required to report for work at the established starting time and at the temporary reporting place designated by Company.  It is understood that the temporary reporting place designated by Company may change from time to time due to changes in Company's operational requirements.  Such changes shall occur at Company's option.

Employees receiving the meal and lodging subsistence allowance in accordance with the foregoing provisions shall report for work on the first scheduled work day of the work week, at the established starting time, at the temporary reporting place designated by Company.

Employees providing their own meals and lodging shall accept full responsibility for the health, welfare and safety of any family members or personal property taken with them while on this job assignment.  Employees shall hold the Company harmless of any and all liability involving family members, friends, personal property or equipment.  (Amended 5/1/82)

(d)Employees who are assigned to temporary out-of-town, overnight work assignments, as outlined in Sections 17.8(a), 17.8(b) and 17.8(c), shall be paid an additional $2.00 per hour out-of-town premium, commencing on departure the first work day and ending on the start of the last work day after the last night's stay.  Such premium shall be paid for the duration of the assignment, excluding days not worked, even though such assignment may be interrupted by weekends or authorized days off during which the employee returns to his headquarters.  (Amended 1/1/95)

When out-of-town premium is applicable to time worked at the overtime rate of pay, the overtime rate shall be applied to the out-of-town work premium.

Out-of-town premium shall be applicable only for hours considered time worked and shall not be paid for non-work time such as sick leave, time off own accord, etc.  (Added 5/1/83; Effective 5/1/84)

17.9
If on their non-work days any such employees remain at such designated places, their expenses for meals and lodging on such days shall be paid by Company, but if they go elsewhere for their personal convenience Company shall not reimburse them for any expense they incur thereby.  If any such employees return to their headquarters on their non-work days, Company at its option shall (1) allow them the equivalent of any saving it realizes in their meals and lodging costs, or (2) reimburse them for the expenses of round-trip transportation by public carrier, or (3) provide round-trip transportation by Company vehicle, if such travel is at Company's request.

17.10
An employee who is required to change his residence from one (1) locality to another for the Company's convenience, shall be eligible for authorized relocation expenses (Company reserves the right to select approved expenses) consistent with the current Company policy/procedure if the employee's place of residence is at least 50 miles from his/her new headquarters.  This benefit does not apply if the move results from an employee exercising his/her rights under Title 16, except when there is only one qualified bidder for a journeyman or above job, qualified moving expenses, not to exceed $2,000 with a limit on availability to said bidder once every five years, will be available.  (Amended 1/1/98)

17.11	(Deleted 5/1/91)

17.12
Insofar as possible, the Company will give at least one (1) day's notice to an employee who is to be sent out of town for work in order that the employee may have time to prepare for the trip.  The cost of Company provided meals for which the employee qualifies during each day of such assignments shall not exceed meal allowances specified in Section 17.8(b) for such meals.

Meal cards may only be used when employees are given an out-of-town assignment and do not have sufficient time to request and receive the up-front meal allowance. The amount of the meals charged to the card will be limited to the appropriate per diem amount for the location of the assignment.

17.13	On optional or voluntary training related travel out of Sierra’s service territory, the following shall apply.
•	Company to reimburse for actual expenses.
•	Out-of-town premium will not be in effect.
•	No overtime will be paid; however, Company Management to be sympathetic to travel connections and delays. (Added 1/1/98)

TITLE 18
APPRENTICESHIP

18.1	(a) A committee, known as the Joint Apprenticeship Training Committee, shall be established for the purpose of working out apprenticeship problems.

(b) The committee shall be composed of four (4) members appointed by the Company and four (4) members appointed by the Union. (Amended 1/1/95).

(c) The committee members shall serve from the date of their appointment until their successors are duly selected.

(d) The Project Administrator, Apprenticeships shall be the committee chairman and the secretary will be selected from the Union Representatives on the Committee.

(e) The chairman will be responsible for an agenda of, and presiding over scheduled meetings. The secretary shall record the minutes of each meeting and distribute them to all appropriate persons.

(f) Committee meetings shall be held once a month or as designated by the chairman. (Amended 5/1/82)

18.2
The JATC shall have the responsibility for selecting apprentices, developing new apprenticeship programs, amending existing apprenticeship programs, and investigating problems related to such areas as entrance requirements, standards of progress, methods of testing and scoring, apprenticeship working conditions, and procedures for removal or freezing when apprentices fail to meet established requirements.  (Amended 8/16/2010)

18.3	The Company shall not be liable for lost time or expenses of the Union appointed members of the Apprenticeship Committee.

18.4
Any programs or plans which may be agreed upon by the Committee with reference to items listed in 18.2 shall be reduced to writing and upon approval and acceptance by the President of the Company and the Business Manager of the Union, such supplemental agreements shall constitute an amendment to this Agreement as of the date specified in such supplementary agreement.

18.5
The Company may post and fill Apprentice Lineman job vacancies within any District of the Company, subject to the provisions of Title 16.  When an Apprentice Lineman has completed six (6) months at the top step of the Lineman Apprentice wage progression and has successfully met all requirements for advancement to Journeyman status, he shall automatically be reclassified to the classification and wage rate of a Lineman within the Headquarters in which his apprenticeship has been served, and the Company shall not be required to post a Journeyman vacancy.  When an Apprentice Lineman has reached the thirty-six (36) month step of the Lineman Apprentice wage progression and has successfully met all requirements for advancement to Journeyman status, he may be, at Company's discretion, reclassified to the classification and wage of a Journeyman Lineman within the Headquarters in which his apprenticeship has been served, and the Company shall not be required to post a Journeyman vacancy.  Apprentice Linemen shall be required to serve their entire apprenticeship training period in one (1) Headquarters of the Company unless otherwise agreed to by Company and Union.  (Amended 5/1/91)

18.6
When an apprentice in any formalized Apprenticeship Training Program has completed six (6) months at the top step of his apprentice wage progression and has successfully met all requirements for advancement to Journeyman status, he shall automatically be reclassified to the classification and wage rate of a Journeyman within the Department in which his apprenticeship has been served, and the Company shall not be required to post a Journeyman vacancy.  When an apprentice has reached the top step of his wage progression and has successfully met all requirements for advancement to Journeyman status, he may be, at Company's discretion, reclassified to the classification and wage rate of Journeyman within the Department in which his apprenticeship has been served, and the Company shall not be required to post a Journeyman vacancy.  (Amended 5/1/81)

18.7	All apprenticeship job vacancies will be filled in accordance with the provisions outlined below: (Amended 8/16/2010)

a)
When apprenticeships are posted, the top six (6) applicants (if available) from the apprenticeship pool (based on items 4 through 8 below) shall be selected. Upon selection of the six (6), points for seniority and Field Orientation (if offered) are applied. After which these candidates are interviewed by the JATC with the points from the interview added to the total and the candidate with the highest points shall be awarded the apprentice position.  The JATC may set minimum, required point totals, for each State approved apprenticeship, that a candidate must achieve in order to receive a job award.

1)
Should multiple apprenticeships in the same classification be posted simultaneously a minimum of two (2) candidates per posted position (minimum six (6) candidates if available) shall be selected and evaluated as described above.

2)	All ties shall be awarded to the employee with the most Company seniority.

b)
A quorum, defined as a minimum of six (6), of the eight (8) appointed members of the JATC, as described in 18.1(b) above, shall interview and select apprentices based on a one hundred (100) point system. The JATC shall oversee development of the standard criteria for each State approved apprenticeship program. The points system shall include:

1)	20% of score based on interview.
2)	20% of score based on seniority.
a)	Most senior selected applicant receives 20 points.
b)	Least senior selected applicant receives 10 points.
c)	Other 4 applicants scored at 2 point intervals.
3)	10% of score based on Field Orientation. (if offered)

a)
 Each member of the training team present at the training shall score the candidates on a 0 to 10 scale.  Scoring shall be based on standard criteria approved by the JATC for the Field Orientation associated with each State approved apprenticeship program.

4)	5% of score based on experience from prior employment.
5)	15% of score based on relevant education.
6)	10% of score based on experience within NV Energy.
7)	15% of score based on completion of a published, recommended training criteria set by the JATC.
8)	5% of score based on last performance appraisal. Score to be provided by People Resources based on criteria approved by the JATC.

The JATC may modify point system above as they deem necessary. (Subject to 18.4)

c)
The ten (10) day award period required by Title 16.5 shall not be applicable to apprenticeship bids.  Rather, the Company shall post the name of the applicant awarded the bid within ten (10) business days of the award made per the procedure above.

(Added 8/16/2010)

TITLE 19
MISCELLANEOUS

19.1
No employee shall be required to be "on call."  An employee placed on standby duty shall be considered working and shall receive pay as such.  Provisions to this section do not apply to the Emergency Response Program (Attachment VIII).  (Amended 1/1/98)

19.2	(Deleted 5/1/80)

19.3
The Company has the right to subcontract work.  The Company agrees that is will not subcontract work normally performed by the bargaining unit where as a direct result of such subcontracting, bargaining unit employees will be laid off.

If due to lack of work, the Company chooses to reduce staffing levels and it has contract employees performing the same type of work normally performed by bargaining unit employees, the Company will lay off the contract employees prior to bargaining unit employees; provided the bargaining unit employees are qualified to perform the work and willing to accept reassignment.  This paragraph and restriction will not apply to subcontracts or contracts covering a defined scope of work or to contracts which are bid and accepted on a basis other than a per hour per employee cost.

Upon request of the Union, the Company will review on a quarterly basis, in the labor management committee, the status of the outside contracts. (Amended March 2007)

19.4
This Agreement sets forth all benefits which the Company has agreed to provide.  However, the Company shall not, by reason of the execution of this Agreement, abrogate or reduce the scope of any present plan or rule providing a benefit to current employees if:  1) such benefit is set forth in a signed, written Agreement between the parties or meets all the legal elements of a binding past practice; and 2) is not inconsistent with this Agreement.  All benefits are only agreed to be furnished during the term of this Agreement.  No provision of this agreement will apply to any employee who retired prior to the commencement date of this agreement. (Amended 8/16/2010)

19.5
Job descriptions are not intended to be so restrictive as to prohibit performance of work not specifically mentioned in the job descriptions themselves.  Such work assignments shall be in accordance with Section 4.3 of the Agreement.

Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.  The employee has discretion in determining his ability to perform the work safely.  (Added 1/1/03)

When the Company proposes that employee(s) perform tasks in another job description, the Company will provide task specific and related safety training.  The Company will ask for volunteers for such training and periodic retraining.  An employee’s decision not to volunteer will not affect his performance evaluation or his opportunity to advance.  The Company and Union will reach mutual agreement prior to implementation of such tasks or training.  This training is not intended to replace a journeyman or qualified employee, nor shall it impact overtime.  (Added 1/1/03).

19.6
Nothing herein contained shall be construed as to limit the right of the Company to determine the character, extent and methods of its operations, the amount of production, the number of employees required in total and in the specific classifications of work.

19.7
The Company will furnish for use by employees all special tools it deems necessary that may be required by any classification in the performance of the job therein.  The Company will replace all personal hand tools, as normally purchased by the Company, which are worn out in the service of the Company and are turned in to the Company for replacement.

19.8	If any part or portion of this contract should be invalid or be superseded by either state or Federal law, the remaining portions of the contract shall, nevertheless, remain in full force and effect.

19.9             (Deleted 1/1/98)

19.10
Severance benefits shall be provided pursuant to the Sierra Pacific Power Company Bargaining Unit Employees Severance Pay Plan, which became effective January 1, 1995, for employees laid off through the application of Title 23.  (Added 1/1/95)

BARGAINING UNIT EMPLOYEES SEVERANCE PAY PLAN

Severance Provision (if laid off for lack of work):

# of Weeks for Each
   Full Year of
Continuous Service                                               Minimum # of Weeks                                    Maximum # of Weeks
 (Max. 17 Years)                                                        +   of Severance                                            =    of Severance
 One (1)                                                                            One (1)                                                             Eighteen (18)

For the duration of the severance benefit period, employees will receive medical/dental/vision benefits based on whatever plan they were enrolled in at the time of layoff provided that they make any required premium contributions.  (Amended 1/1/98)

19.11           Enhanced Severance & Retirement Bridge Program

Employees are eligible for the “enhanced severance & retirement bridge program” options as defined below if they are determined to be no longer required due to displacement as a result of a sale, divestiture, merger, or any other significant business event (e.g., the closing of an office or the termination of an operation).  Affected employee is defined as an employee in a specific classification and location.  (Amended 8/16/2010)

(See 19.11(g), Enhanced Severance & Retirement Bridge Program Flow Chart.)

A.	NOTIFICATION OF INDIVIDUALS: Company will notify Union and employees affected by an event as soon as possible.
B.	PLACEMENT: Company and Union will work to place affected employees in available positions for which they are qualified:
1.	Volunteers will be requested and selected by company seniority. If there are no volunteers, reverse seniority will be used to select employees for enhanced severance and retirement bridge program.
2.
Employee offered comparable position [defined as the same headquarters location (i.e., located within a 35-mile radius of the previous location) and same wage (i.e., comparable or higher wage if qualified)], it will be offered to the affected employee(s).  The employee will have five (5) working days to notify the Company of their decision.  If the employee accepts the position, it will be awarded to them at the appropriate wage rate.  If the employee refuses the position, he/she will be terminated with no severance.  (Amended March 2007)

3.	Employee offered non-comparable position (defined as a new headquarters located more than a 35-mile radius from the previous headquarters and/or wage reduction): (Amended March 2007)
a)	the employee will have five (5) days to notify the company of his/her decision to accept the offer at the appropriate wage rate.
b)	if employee accepts and is awarded the position, he/she will be eligible for retraining, if required, and up to $2000 relocation expense.

c)	Employees covered under the Retirement Plan Traditional Formula are eligible for either the Enhanced Severance or the Retirement Bridge Program options.

Employees covered under the Retirement Plan Cash Balance Formula are eligible for the Enhanced Severance and the years of service points provisions for the Post Retirement Medical described in the Retirement Bridge Program only (i.e., no pension enhancements).  (Added 8/16/2010)

d)	if employee declines, he/she will be eligible for:
1.   Enhanced Severance defined as:
•	two (2) weeks of pay for each year of service, with a maximum of 52 weeks
•	a lump sum payment of $4,500 for training or outplacement services
•	six (6) months of company-paid COBRA (Amended 8/16/2010)
OR
2.     Retirement Bridge Program options:
a)
An affected employee who has achieved 80 (eighty) points in combination of age and credited service at the time they are affected will not have to reach the minimum age 55 requirement for retirement or post retirement medical.  The employee’s retirement benefit will be reduced by 4% per year for each year under age 62.

_For example, an employee who is age 49 with 31 years of service (for a total of 80 points) at the time they are affected would be eligible to “retire” and receive post retirement medical regardless of their minimum age and would receive the benefit of the 4% reduction for each year under age 62 rather than the previous 6% reduction for each year under age 65.
OR
b)
An affected employee may add the following schedule of points to either their age or service or a combination thereof to affect their retirement eligibility.  The employee must achieve a minimum age of 55 (including points) with at least 10 years of service to be eligible to retire and receive post retirement medical.

Years of Service                                           Points
0-9                                                                  0
10-14                                                              3
15-19                                                              4
20+                                                                 5

•
For example, an employee who is age 52 with 28 years of service at the time they are affected can add 3 points to their age and effectively become age 55 and 2 points to service, which gives them 85 points, which qualifies them for full retirement at the time they retire.

Retirement-bridge points can be applied to an employee’s age and/or years of credit service (or a combination thereof) to achieve eligibility for retirement and post-retirement medical and/or to improve an employee’s pension benefit:

•
For example, an employee who is age 58 with 19 years of service at the time they are affected can add 4 points to his age to achieve age 62, which qualified him for an unreduced pension benefit, OR 4 points to his service to achieve 23 years of credited service, whichever combination provides the most advantage to the employee.  (Added 4/11/00 by Letter of Agreement)

e)	Employees can select only one option - either Severance OR Retirement Bridge. (Amended 8/16/2010)

f)	If employee declines Enhanced Severance and Retirement Bridge Program options, they will be eligible for consideration under Title 23, Demotion and Layoff Procedure (bumping). (Amended 8/16/2010)

g)
Title 19.10 severance calculation will apply with one (1) week per year with a minimum of one (1) week of severance, i.e., a one year employee would receive two (2) weeks of severance pay.  Rehire rights will be limited to one year.  The IBEW 1245 will be responsible for monitoring the program.  The Company will provide the list of affected employees and listings of job openings as they occur.  (Amended 8/16/2010)

h)
When an employee exercises Title 23, Demotion and Layoff Procedure (bumping), the affected employee (bumped employee) will start at the “placement” step of the enhanced severance and retirement bridge program options.  (Amended 8/16/2010)

Section 19.11(g), Enhanced Severance & Retirement Bridge Program Flow Chart
(this chart should only be used as a guide when reviewing Section 19.11)

19.12
In the event Company seeks protection from bankruptcy, it shall as soon as practical thereafter file with the bankruptcy court a motion to assume this agreement, and it shall take every reasonable step in support of the motion.  (Added 1/1/03)

TITLE 20
SUPPLEMENTAL BENEFITS FOR
INDUSTRIAL INJURY

20.1
When an employee is absent by reason of injury which comes within the application of the Nevada Industrial Insurance Act, the Nevada Occupational Diseases Act, or the Workman's Compensation and Insurance Chapters of the State of California Labor Code, he shall be entitled to supplementary benefits for the duration of such temporary disability.  Benefits shall begin with the first work day of absence following the day of injury.  The amount of Supplemental benefit payable for each day of absence shall be 85% of the employee's basic daily wage less the sum of any payments to which he may be entitled under the aforementioned acts or any other acts applying to the case.  The Company will investigate any employee off work on industrial injury.  If there is reason to believe that the intent and/or benefits of this section are being abused, the supplemental benefit will be terminated.  After six (6) months off on industrial injury the employee will no longer accrue vacation or sick leave until such time as he reports back to work.  Reference is hereby made to Section 16.13, relative to employees permanently injured in the Company's services.

TITLE 21
GRIEVANCE PROCEDURE

This Title is amended and restated as of 8/16/2010

21.1
Prior to the filing of a formal grievance, the employee and /or the Union Shop Steward should attempt to resolve workplace disputes by meeting informally with the involved supervisor. If the workplace dispute cannot be resolved informally, the employee and/or the Union Shop Steward shall use the following procedures to resolve the matter.

21.2
Any grievance which may arise between Union or any employee in a Bargaining Unit classification and Company with respect to the interpretation or application of any of the terms of this Agreement and with respect to such matters as the alleged discriminatory or arbitrary discharge, discipline or demotion of an individual employee shall be processed through the procedure set forth in the following paragraphs of this Title. The Union Steward shall present a grievance form citing the alleged discriminatory or arbitrary discharge, discipline or demotion of an individual employee or the article or articles allegedly violated by the Company. The grievance form shall be submitted to the appropriate supervisor.

1. An Investigating Committee shall be established and shall consist of at least two (2) members, one (1) appointed by Union and one (1) by Company. The Investigating Committee shall serve at the discretion of the Grievance Committee. Time allotted for completion of an investigation and resources allowed shall be dictated by the Grievance Committee.

a) The Investigating Committee shall make a complete investigation of all the facts pertinent to the grievance and shall strive to reach agreement on disposition of the grievance. Their agreement shall be recorded and shall be final and binding on Company, Union and the aggrieved employee. If the Investigating Committee is unable to reach agreement, it shall refer the grievance back to the Grievance Committee with a complete copy of the investigation including a list of facts agreed to and a written statement of each party’s position.

21.3
Time limits contained in this grievance procedure are mandatory. The parties may, by mutual written agreement, extend time limits.  The Company and Union may also, by mutual written agreement, waive any step in the procedure. Doing so does not change the procedures to be followed in later grievances.

Grievances shall be introduced at the initial step of the grievance procedure not later than thirty (30) calendar days after the date of the incident or action complained of which is the basis of the grievance, or in a situation beyond the control of the employee, thirty (30) calendar days after the date the employee or the Union knew or should have known of said incident or action.

1)
A grievance involving the alleged discriminatory or arbitrary discharge of an employee shall be introduced at Step 2 of the grievance procedure not later than ten (10) calendar days after an employee discharge becomes effective.

The Union’s failure to adhere to the timelines set forth in 21.4 and 21.5 will result in a procedural forfeit of the grievance unless within 5 working days of the grievance timeline the Union Business Manager (or designee) sends a written notice to the Vice President of People Resources (or designee) referring the grievance to the next step of the grievance procedure no further than Step 3.  If the company does not adhere to the timelines set forth in 21.4 and 21.5, then the Union may advance the grievance to the next step of the grievance procedure.

21.4	STEP ONE (UNION STEWARD-SUPERVISOR):

The Union Shop Steward shall schedule an appointment with the supervisor to discuss the alleged grievance. The Union Steward shall present a written grievance form citing the alleged discriminatory or arbitrary discharge, discipline or demotion of an individual employee or the article or articles allegedly violated by the Company. The grievance form shall be submitted to the appropriate supervisor.  Discussions between Union Shop Steward and the Supervisor may be on Company time but shall be at such time and place as not to interfere with the work in progress. The Supervisor shall have ten (10) calendar days from the meeting to give his/her written response.

If the issue is not resolved at Step One, the grievance may be referred, in writing, by the Union to the next level of the grievance process within ten (10) working days of the Step One response.

21.5	STEP TWO (Grievance Committee):

A standing monthly meeting shall be set and attended by a People Resources Representative and a Union Business Representative. All grievances, which were not resolved at Step I, shall be forwarded to this meeting. The Union Steward and the Manager (or designee), to whom the Step I Supervisor reports, shall present their positions relative to the specific grievance(s).  The People Resources Representative and Union Business Representative shall consider grievances presented and shall conscientiously endeavor to reach settlement. If a settlement cannot be reached, either party may refer the grievance to an Investigating Committee and/or Step III within ten (10) working days of the meeting. Minutes shall be kept of these proceedings and disposition.

21.6	STEP THREE (Grievance Review Committee):

The Vice President of People Resources (or designee) shall within ten (10) calendar days of request for a Union/Company meeting  schedule a meeting with the Union Business Manager (or designee). This group shall endeavor to make a decision based on the record referred to it. It may at its discretion conduct a hearing on any grievance that is submitted to it. If the members agree on a disposition of a grievance a statement to that effect shall be signed by the members. This joint decision shall be final and binding on all parties.

If a satisfactory settlement cannot be reached under the foregoing procedure the Union Business Manager (or designee) may refer the case to Step Four by notifying the Vice President of People Resources (or designee) in writing within (45) calendar days of the conclusion of the meeting.

21.7	STEP FOUR (Arbitration)

Within ten (10) calendar days after receipt of the notice of intent to arbitrate, the Company will request the Federal Mediation and Conciliation Service to furnish a list of five (5) arbitrators from Region 2, Northern Nevada sub region of the United States.  Selection shall be accomplished by the Union and the Company striking one (1) name from the list in turn until only one (1) name remains.  As an alternative to the foregoing procedure, an Arbitration Board list and the procedure for arbitrator selection may be formed upon the mutual agreement of both parties. The arbitrator shall be limited to resolving grievable matters as defined in this Article as raised in the formal grievance originally filed by the employee.  The arbitrator shall examine the case to the extent and manner justified.  The conclusions of the arbitrator will be final and binding.  However, the arbitrator shall have no power to alter, change, detract from, or add to the provisions governing the labor relations of the Company and its employees, including, but not limited to, the NLR Act, NRS, and this Agreement.

The fees and expenses for arbitration including the court reporter shall be shared equally by the Union and the Company. Both parties shall be responsible for the cost of preparing and presenting their positions at arbitration and the wages and expenses necessary for witnesses.

The parties mutually agree that they may resolve a dispute at any step in the process; however, resolution at Step 2 or below is without prejudice to the position of either party, unless mutually agreed to otherwise.

GRIEVANCE SETTLEMENT

The Company will make every reasonable effort to effectuate remedies provided for in a grievance settlement within thirty (30) calendar days of such settlement after receipt of all necessary information and/or documentation.  The Company shall pay the grievant within thirty (30) calendar days after receipt of all necessary information and/or documentation, any monetary compensation provided for in the grievance settlement.  If the Company fails to effectuate the grievance remedy within thirty (30) calendar days, the Union may file a grievance concerning that failure.

TITLE 22
EMPLOYEE BENEFIT PROGRAMS

The Company maintains the right to make administrative changes to any benefit plan that will not materially adversely affect the employee’s benefit or cost of such benefit, but may reduce the Company’s obligation.  These changes will be reviewed and discussed with the Joint Benefits Committee.  (Amended 8/16/2010)

Except in the event of the election of a different funding medium by Company, if any Benefit Plan is terminated the Union or Company shall have the right to open negotiations for the purpose of negotiating a replacement plan or program but for no other purpose.  (Amended 8/16/2010)

22.1        Retirement Plan(This Title is amended and restated as of  8/16/2010.)

A.	Traditional Plan Components

The "NV Energy Retirement Plan", hereinafter referred to as "Retirement Plan", which became effective July 1, 1958, and last amended December 31, 2008, is the Plan Document filed with the Department of Labor.  For more detailed information regarding the “Retirement Plan” refer to the formal Plan Document or Summary Plan Description.

While this Contract is in effect, the Company will not change or discontinue the Retirement Plan unless terminated through the election of a different funding medium by NV Energy, or by operation of law, in which event the rights theretofore accruing to participants under said Retirement Plan shall not be adversely affected.

APPLICABILITY OF TRADITIONAL RETIREMENT PLAN COMPONENT:  Beginning December 31, 2010, the traditional retirement plan component shall apply only to active participants who, as of December 31, 2010, have at least 75 “points” (age plus vesting service) and who elect (during a one-time election period established by the Company) to remain in the traditional retirement plan component.  For employees, if any, who satisfy such requirements, Retirement Plan benefits will be provided in accordance with the terms of the traditional retirement plan component as set forth in the Retirement Plan document.

The Traditional Plan contains the following provisions:
1.
Unreduced retirement benefit available at age 62 with at least 10 years of Service; at age 65 with one year of Service; or upon achieving age 55 and a total of 85 points when age and Service are added together.  All service will be counted toward the 85 points, including those years for which an employee did not make contributions.  (Amended 4/11/00 by Letter of Agreement)

2.	Reduced early retirement benefit available upon attaining a minimum age of 55 with at least 10 years of Credited Service. Early Retirement benefits are reduced by 4% for each year under age 62.
3.	Service recognizes the first year of Service.
4.
Credited Service recognizes all Service prior to age 21, except for those years during which the participant did not make the necessary contributions to the Retirement Plan when the Plan was contributory.  The first year of service, however, shall be considered as “credited”, whether the employee was contributory or not as the employees were not eligible to contribute.  (Amended 4/11/00 by Letter of Agreement)

5.	Covered Compensation includes: 1) Base Pay; 2) Incentive Compensation; 3) Out of Town Premium; 4) Upgrade; and 5) Shift Pay.
6.
Effective January 1, 2005, sick leave accrued at retirement (excluding frozen sick leave hours) will be added to years of Credited Service for vested participants.  Frozen sick leave under Title 15.9 remains unchanged.  (Amended 1/1/03)

B.         Cash Balance Plan

Effective December 31, 2010, a cash balance plan component will be implemented under the Retirement Plan.  The accrued benefits of all current participants (other than participants who satisfy the “75 Point” requirement described below and who elect to continue in the traditional retirement plan component) will be converted to an account under the cash balance plan component to be maintained for the participant.  All eligible employees who are hired or rehired, or who transfer to a union position, on or after commencement date will be covered under (and, if applicable, converted to) the cash balance plan component.

The conversion from the traditional retirement plan component to the cash balance plan component will be calculated by the actuary for the Retirement Plan based on legal requirements and reasonable actuarial factors.  In connection with the conversion, actuarial adjustments based on the “Rule of 85” under the traditional retirement plan component will be applied to the traditional retirement plan component accrued benefit as of December 31, 2010, only for participants who satisfy the “Rule of 85” age plus benefit accrual service requirements.  Thus, for participants who have not satisfied the “Rule of 85” requirements at the time of the cash balance conversion, the actuarial increase, if any, resulting from the application of the “Rule of 85” will be effective at the time of retirement, assuming the “Rule of 85” requirements are met at the time.  Additionally, although the interest factor used in the conversion calculations will not include any “wear away” assumptions, benefits will be subject to “wearing away” in the future, based on a number of factors, including interest rates and time of retirement.

Benefits under the cash balance plan component will be funded entirely by the Company.  A participant’s cash balance account will be credited with contribution credits and interest credits.  Beginning December 31, 2010, contribution credits will be made monthly (the first contribution credit to be made in February 2011).  For active participants as of August 16, 2010, the contribution credit rate will be equal to a specified percentage of the participant’s eligible earnings as follows.

Total Age + Service                                                      Percentage of Eligible
at December 31, 2010                                                                Earnings

Under 55                                                                                          4%
55-59                                                                                                 5%
60-64                                                                                                 6%
65-69                                                                                                 7%
70 or above                                                                                      8%

The contribution credit rate for new hires, rehires and transfers, on or after August 16, 2010, will be 4%.

Interest credits will be subject to legal requirements set forth in the Internal Revenue Code.

Eligible Earnings in the Cash Balance Plan shall be defined as:
•	Base Pay (including Rest Period)
•	Incentive Pay
•	Out of Town Pay
•	Upgrade Pay
•	Shift Premium
•	Overtime Pay

Active participants who, as of December 31, 2010, have at least 75 “points” (age + vesting service) will have a one-time opportunity (during an election period established by the Company) to elect to remain in the traditional retirement plan component of the Retirement Plan.

All active participants who transition to the cash balance plan and who are employed as of August 16, 2010 and continue to be employed on December 31, 2010 will receive a one-time contribution in the amount of $4,000 to be credited to their cash balance account.   This one-time contribution will be made as soon as reasonably practical after December 31, 2010.

C.	General Provisions Applicable To Cash Balance Plan Component And Traditional Retirement Plan

Retirement Plan provisions relating to eligibility, vesting, and benefit distributions are set forth in, and governed by, the terms of the Retirement Plan document.  During the term of this Agreement, such provisions shall not be modified in a manner that results in a material diminution in the value of Retirement Plan benefits for employees covered by this Agreement.  The Company may amend the Retirement Plan in any manner necessary to maintain its tax qualified status.

22.2    Post Retirement Medical (Amended 8/16/2010)

1.
Current employees hired prior to commencement date of this labor agreement who “retire” after commencement date under the qualified Retirement Plan (minimum age 55 with at least 10 years of service), are eligible for Post Retirement Medical benefits. Employees hired after 8/16/2010 who “retire” under the qualified Cash Balance Plan (who are a minimum age 55 with at least 20 years of service), are eligible for Post Retirement Medical benefits up until age 65.

2.	Eligible pre age 65 employees who retire after the commencement date of this contract are eligible for same plans as active L1245 employees until reaching the age of 65.

3.
Upon reaching age 65, eligible employees who retire after the commencement date of this contract are eligible for retiree plans substantially comparable in design to the current Medicare and Medicare Value plans.

4.
Employees who did not transition into the defined dollar retiree medical plan and who are under age 65 and retire on or after July 1, 1998, will pay 20% of the applicable Medical Plan premium (including Dental and Vision); plus an additional 4% of the applicable Medical Plan premium (including Dental and Vision) for each year less than 20 full years of Credited Service.  (Amended March 2007)

5.
Employees who did not transition into the defined dollar retiree medical plan and who are age 65 or over and retire on or after July 1, 1998, will pay 15% of the applicable Medical Plan premium (including Dental and Vision); plus an additional 4% of the applicable Medical Plan premium (including Dental and Vision) for each year less than 20 full years of Credited Service.

6.
All employees who are age 65 and over who retire after the commencement date of this agreement are required to enroll in and pay the cost of Medicare Part “B”.  Employees who retire after the commencement date of this agreement may choose to waive their medical coverage at the time of retirement or any time thereafter.  However, they may not re-join the plan after they waive medical coverage.

A.)	Explanation of defined dollar post retirement medical plan $260/$130 to 35 Years of Service:

o	This benefit is applicable to employees hired on or after January 1, 1998 and those employees who transitioned into the defined dollar post-retirement medical.

o	Employees must be 55 years of age and have 10 years of service to qualify for Post Retirement Medical.

o	This benefit is capped at 35 Years of service.

o	The post-retirement calculation for the employer contribution is as follows:

a)
For employees who retire from the Company prior to reaching age sixty-five (65), the Company will contribute $260 per year of service.  If an employee retires prior to reaching age sixty-two (62) and has not obtained 85 points as outlined in the Retirement Plan, the $260 is reduced by 5% for each year under age sixty-two (62). Upon reaching age sixty-five (65), the $260 is reduced to $130 per year of service.

b)	For employees who retire from the Company on or after reaching age sixty-five (65), the Company will contribute $130 per year of service.

Examples:

o	Employee retires at age 60 with 25 Years of Credited Service would receive $6500 annually to purchase offered medical benefits. $260X25=$6500

o	Employee retires on or after age 65 or subsequently becomes age 65 would receive $3250 annually to purchase offered medical benefits. $130X25=$3250.

o	Employee retires with 35 years or more of service would receive $9100 annually if under age 65 and $4550 upon reaching age 65. $260X35=$9100 and $130X35=$4550.

o	Employee retires at age 60 with 22 years of service (did not reach 85 points) would receive $5148 annually and $2574 upon reaching age 65. ($260X22)-10%=$5148 and ($130X22)-10%=$2574

22.3           Voluntary Investment Plan [401(k) Plan]

1.
The NV Energy 401(k) Plan formerly known as the "Voluntary Investment Plan for Bargaining Unit Employees of Sierra Pacific Power Company", hereinafter referred to as 401(k), which became effective January 1, 1987, and last amended January 1, 2009, is the Plan in effect during the term of this Contract.  For more detailed information regarding  401(k) refer to the formal Plan Document or Summary Plan Description.(Amended 8/16/2010)

2.	The Company will pay the normal administrative fee (excluding loan and other individual transaction costs) for all plan participants.

3.	The maximum contribution of employee earnings is the IRS limit. They are defined as:
a)     Base Pay
b)     Incentive Compensation
c)     Out of Town
d)     Upgrade
e)     Shift Premium
f)     Overtime

g)     Rest Period
h)     Pager Pay
i)               Any other cash earnings.

Employees hired after March 1, 2007 and those employees who choose to forego the employee discount will receive a Company match of $1 for each $1 up to 6% of qualified earnings.  All new hires will automatically enroll at 6% of qualified earnings. Employees who have retained their employee discount will receive a match of $.50 for each dollar the employee contributes up to six (6) percent of qualified earnings.  Company match will begin the first full pay period following hire date.  (Amended  8/16/ 2010)
4.	(Deleted 8/16/2010)

5.
If an employee reaches the IRS limit, at any time during the tax year, and their company match is negatively affected, their company match will be made whole as soon as administratively possible after the end of the plan year.(Amended 8/16/2010)

6.	Please see the Summary Plan Description for Local 1245 or the Vanguard Website (www.vanguard.com) for the investment options available.(Amended 8/16/2010)

7.	(Deleted 8/16/2010)

8.	(Deleted 8/16/2010)

9.
Maximum employee contributions for pre/post tax and catch-up contributions will be subject to IRS provisions.  Company match will apply to all employee contributions to a maximum of 6% of qualified earnings. (Amended March 2007)

22.4     Medical, Dental, and Vision

1.
The "Medical and Dental Benefit Plan for Bargaining Unit Employees", hereinafter referred to as "Medical Plan", which became effective January 1, 1993, and last amended January 1, 1998, is the Medical Plan in effect during the term of this Contract.  For more detailed information regarding the “Medical Plan” refer to the formal Plan Document or Summary Plan Description.

2.
While this Contract is in effect the Company will not change or discontinue the Medical Plan.  If by operation of law the Medical Plan is terminated the rights accruing to participants shall not be materially adversely affected.(Amended 8/16/2010)

3.
Effective January 1, 1998, a Cafeteria Plan, as defined by Internal Revenue Code Section 125, is established to allow pre-tax premium contributions.  Health Care and Dependent Care Flexible Spending Accounts (FSA’s) are also available on a pre-tax basis.

4.	The Medical Plan provides the following three (3) options. The options are outlined in Exhibit D.(Amended 8/16/2010)

a)	Preferred Provider Organization at 80% (Local 1245 Union PPO Plan Advantage)
b)      Self Funded HMO

c)           (Deleted 10/3/07)
d)	(Deleted 8/16/2010)
e)           No coverage
(Amended  March 2007)

The Company reserves the right to discontinue HMO coverage if the HMO plan(s) lose their economic viability.  If this occurs, the Company will substitute a substantially comparable plan.  (Added March 2007)

New employees will be eligible for medical coverage on the first day of the month following the date of hire.  (Added March 2007)

5.
Elections of medical plan options will be made each year during an open enrollment period.  The election remains in effect for the entire Plan Year, unless the employee incurs a "Family Status Change" as defined by Internal Revenue Code Section 125, Cafeteria Plan.  If an employee fails to enroll, he will default to previous year's coverage for himself and his dependents.

6.
Under option 4(a) when services are rendered in a community where the PPO is available and there is more than one (1) PPO physician available to perform the services, the employee will be subject to PPO provisions. (Amended 8/16/2010)

7.
Under option 4(a) employees and their dependents are eligible under the provisions of the Preferred Provider Organization (PPO) to receive payment of 80% of usual, reasonable and customary charges when: (Amended 8/16/2010)

a)	PPO services are not available within thirty (30) miles of the community in which the employee and dependents reside or;
1.    For employees residing in the communities of North Lake Tahoe, South Lake Tahoe, Minden and Carson City this provision shall be fifteen (15) miles. (LOA 3/14/05)
b)	Employee has an eligible dependent attending school away from home and there is not a PPO provider available or;
c)	Employee or dependent is traveling away from home and PPO services are not available or;
d)	Employee is required to work away from their principle residence and PPO services are not available.
(Amended March 2007)

8.	Self-funded Dental and Vision benefits are included in options 4(a) and (b). (Amended 8/16/2010)
(a)	(Deleted 8/16/20100
(b)	Deleted 8/16/2010

9.	Employees who enroll in an HMO must abide by the provisions of the HMO.

10.	(Deleted 10/3/07)

11.
The rate structure for the Medical Plan options shall consist of four-tiers:  employee only; employee plus spouse; employee plus children; and, employee plus spouse and children.  Employee contributions will be made semi-monthly on a pre-tax basis.

12.	The rates for the plans will be actuarially determined each plan year, based on previous year’s claims experience. (Amended 8/16/2010)

13.	Employees will contribute 18% of the premiums. (Amended 8/16/2010)

14.	(Deleted March 2007)

15.	(Deleted March 2007)

16.	The Joint Benefits Committee shall evaluate claims experience and actuarially determined rates in each year of the Collective Bargaining Agreement. (Amended 1/1/03)

17.	(Deleted March 2007)

18.
The lifetime maximum benefit for all medical plans is unlimited. The Company reserves the right to increase the specific stop-loss coverage or eliminate it by self-insuring this provision.  (Amended 8/16/ 2010)

19.	(Deleted March 2007)

20.	Coverage under the Medical Plan for any participant shall immediately terminate on the earliest of the following dates:
a)	The last day of the calendar month during which the participant voluntarily terminates or is dismissed from the employment of the Company, or otherwise ceases active work for the Company, except:
1)
In the event of retirement, the participant is eligible for continuance of coverage on the date of his retirement, provided he was covered under the Plan on the day prior to his retirement.  However, a participant who terminates employment with the Company with vested retirement rights in the Company's Retirement Plan and later retires upon reaching normal retirement age, is not eligible for coverage under this Plan;

b)	The last day of the calendar month during which the participant enters full-time military service;
c)	The last day of the calendar month for which contributions were last paid;
d)	The date the Plan terminates.

22.5           (Deleted 8/16/2010)

22.6           Group Term Life Insurance

1.
All regular, full-time, Bargaining Unit employees shall have Group Life Insurance coverage with a basic benefit level of $50,000.  Current employees who “retire” under the qualified Retirement plan after 8/16/2010 will receive a life insurance benefit in the amount of $10,000.  Employees hired or rehired after 8/16/2010 are not eligible for this $10,000 life insurance benefit upon retirement. (Amended 8/16/2010)

2.
Company will provide Bargaining Unit employees the opportunity to purchase optional life insurance (in excess of the base amount provided at no cost by the Company) which will be portable at employee cost.  This will be in the form of Group Term Life subject to any underwriting restrictions and premium schedules set by the insurance carrier.  Employee contributions will be made semi-monthly on a post-tax basis.  If the Company changes insurance carriers, it shall include full portability as a condition of coverage by any new carrier.

(Amended 8/16/2010)

22.7           Employee Discount

1.
Regular Bargaining Unit employees hired prior to March 1, 2007 and who have chosen to retain their employee discount receive a 50% discount on electric service and a 25% discount on natural gas service.  These discounts apply only to services provided by Sierra Pacific Power Company, d/b/a NV Energy.  Employees will pay any applicable taxes levied by the Internal Revenue Service as established each year for the following year.  Employees who have retained their employee discount may choose, in any future open enrollment, to forgo the discount and increase their 401k match to $1 for $1 up to 6% of wages. (Amended 8/16/2010)

2.	(Deleted 8/16/2010)

22.8           Long-Term Disability Income Plan

1.	Company will provide Bargaining Unit employees the opportunity to purchase optional long-term disability income insurance at employee cost. (Amended 8/16/2010)

2.	(Deleted 8/16/2010)

3.	Coverage amount is equal to 60% of monthly base pay, effective February 1, 2003. (Amended 1/1/03)

4.	Maximum benefit amount is $10,000 per month, effective February 1, 2003. (Amended 1/1/03)

5.	The "own occupation" disability period is twenty-four (24) months.

6.	The option to enroll or terminate participation will be limited to an annual open enrollment "window".

7.	Premiums will be paid on post-tax basis.

8.	(Deleted 8/16/2010)

9.	When LTD benefits begin, the employee status changes to plan participant, and they are no longer an employee as defined in Title 3.1. ( Added 8/16/2010)

10.	LTD plan participants returning to work prior to the completion of twelve (12) months on LTD will be returned to their previous classification and headquarters. ( Added 8/16/2010)

22.9           Benefits for Part-Time Employees

1.
The following provisions apply to part-time employees hired on or after January 1, 1995, and to part-time employees who assume full-time status and subsequently revert to part time on or after January 1, 1995, and to full-time employees who become part-time on or after January 1, 1995.

a)	Allowance for vacation, sick leave, holidays and other nonproductive time will be prorated as described in Title 3.5(a).
b)	To participate in the benefits programs, employees must work a minimum of 20 hours per week.
c)	All welfare benefits will have the appropriate premium allocation between Company and the employee based on the following formula:
1.	Twenty (20) hours per week = one-half (1/2) time.
2.	More than twenty (20) but less than thirty-one (31) hours per week = three-quarter (3/4) time.
3.	Thirty-one (31) or more hours per week = full time.

22.10           Joint Benefits Committee

1.
A Joint Benefits Committee was established as of January 1, 1995, for the purpose of reviewing Medical, Benefit and Dependent Care costs, issues and trends and to make non-binding recommendations for improving savings and enhancing Medical, Benefit and Dependent Care Programs/Policies and to assist employees in dealing with Child/Elder Care issues.  The Joint Benefits Committee meets at least quarterly unless mutually agreed to meet more often when necessary.  Direct payroll costs for Bargaining Unit members are shared equally by Local #1245 and Company.  (Amended 8/16/2010)

2.
The Committee will consist of the Union Business Representative and four (4) Union members and the Representative of the Vice President- People Resources and four (4) MPA employees assigned by the Vice President.  The Committee will be chartered to review health and welfare plans, pension and 401(k) plans during the term of the contract.  (Amended  8/16/2010)

3.	Deleted 1/1/03

TITLE 23
DEMOTION AND LAYOFF PROCEDURE

This Title is amended and restated as of 8/16/2010
23.1	General Rules

1.	An employee's Company seniority shall be as defined in Titles 3.7 and 8.1.

2.
An employee may not displace another employee whose Company seniority is equal to or greater than his own.  An employee may not displace an employee in a classification having a wage rate higher than that of his own classification.

3.	In all demotions, layoffs, and/or rehires the employees demoting, transferring or rehired into a different classification must be qualified, able and willing to perform the duties of the job.

4.	All ties in Company seniority, within a classification and headquarters, shall be broken using the procedure in Title 16.6(b).

5.	For this procedure the “E” Bidder list shall be considered an occupational group.

6.	Any preference, election or selection for assignment made by an employee (including volunteers) during any time frame described in this Title is final and irrevocable.

7.	All time limits set forth in this Title are specific and cannot be extended or modified without written agreement of the parties.

8.	In all demotions and/or layoffs, the employees demoting or transferring into a lower classification shall be paid at the top wage of that lower classification.

9.
Journeymen who can displace apprentices shall retain Journeyman status, and the least senior apprentice within the headquarters shall be considered an employee selected for lay off and may begin the process outlined in the provisions of this Title.

23.2	Demotion

When a demotion is to be made in a job classification at a Company headquarters other than for cause or as referenced in title 16.8, the employee(s) with the least seniority in such classification at such headquarters shall be the one(s) demoted.

Company will notify an employee as to the classification to which he is to be demoted. Within five (5) business days after notification, the employee shall notify Company of his intent to accept the demotion.  If the employee accepts the demotion, it will become effective at the beginning of the next regular pay period.

If the employee does not accept the demotion, the employee will be considered to have been selected for lay off and subject to the provisions of this Title.

23.3	Layoff

The Company shall notify the Union at the initial step of a layoff.  Company will identify the classification(s) and headquarters of the employees to be laid off. “Volunteers for Title 19.11.B.3.d.1 enhanced severance” will be solicited within  all occupational group(s) by posting on bulletin boards, Company Intranet and Leadership announcements within the affected Occupational Group(s)  for a period of five (5) business days and employees wishing to volunteer shall do so on the Companies Intranet.

“Volunteers for severance” who are displaced during a layoff will receive the Enhanced Severance as described in Title 19.11.B.3.d.1 upon signing a standard Company agreement and release of claims form.

1.	Volunteers for severance within the targeted classification and headquarters shall be exhausted prior to any layoffs.

2.	When a lay off is to be made in a job classification at a Company headquarters, the employee(s) with the least Company seniority in such classification and headquarters shall be selected for lay off.

3.	After notifying an employee that they may be selected for lay off, the Company shall provide a list of option(s):

a.	Any vacancies available.
b.	Any positions with volunteers for severance, within their occupational group.
c.	Positions within the employee’s headquarters and occupational group to which he may demote (bump).
d.	Positions with less senior employee in current classification in the same occupational group at any headquarters (bump).
e.	Positions with less senior employee within each lower classification in the same occupational group at any headquarters (bump).
f.	Last position held, different occupational group (bump).
g.	Accept layoff.

Within five (5) business days after receipt of the list, the employee shall notify Company of his election(s) and indicate the job locations in the order of his preference.

4.	If the employee selected for lay off is unable or does not elect to fill a vacancy, the following process shall be followed in accordance with the General Rules contained in Section 23.1:

(a)
If a “volunteer for severance” in the same classification and headquarters exists, Company shall notify the employee selected for lay off that he will remain in his current position and Company shall notify the volunteer that his employment shall be terminated and he shall receive severance.  The termination shall be effective fourteen (14) calendar days from the date of notification of the volunteer.

Volunteers shall be selected for severance in order by Company Seniority.

(b)	If there is no “volunteer for severance” in (a) above, the employee selected for lay off shall have the following options:

1.	Elect to accept Layoff, or

2.	Elect to displace the least senior employee in each lower classification in his same occupational group and headquarters, or

3.	Elect to displace a less senior employee in current classification in the same occupational group at any headquarters, or

4.	Elect to displace a less senior employee within each lower classification in the same occupational group at any headquarters, or

5.	Elect to displace a “volunteer for severance” in his same, equal or lower classification company wide in his same occupational group.

If options #2 through #5 are not available to the employee, then they shall have the option to

6.
Elect to displace an employee in the last classification held, different occupational group. The employee must pass all current tests, provide documentation for required licenses and certifications, and demonstrate current required job skills prior to their effective date of transfer.  If this last classification is in an occupational group that has current, defined advancement training standards, the employee shall bump into the lowest classification in their previous line of progression, with the opportunity for automatic progression to their previous classification as they demonstrate proficiency in the current training standards.

(c)
Preferential consideration shall be given to employees in the order of their Company seniority.  While Company shall endeavor to give effect to an employee's preference in the order he has indicated, Company seniority shall be the determining factor where two (2) or more employees express a preference for a single job classification or headquarters location.  Company shall notify an employee as to the specific location to which he will be transferred and the effective date of the transfer. Such date shall allow a minimum of fourteen (14) days prior to reporting.

(d)
If the employee fails to effect or cannot effect an election for any reason, Company shall notify him that he shall be laid off and he shall receive severance according to the provisions of Section 19.10. The lay off shall be effective fourteen (14) calendar days from the date of notification of the employee.  Employees attempting to effect option #6 above, but who fail to meet the requirements, shall be laid off.  In this case, the effective date of lay off shall be the same as the effective date of transfer described in (c) above.

5.	Any displaced employees shall be considered an employee selected for lay off and may begin the process outlined in the provisions of this Title.

23.4	Preferential Bidding Rights

For the purpose of enabling employees who have been demoted or transferred under the provisions of this procedure, and for the term of twenty-four (24) months, Company will give preferential bidding rights to the affected employees for bids to their former job classification and/or headquarters.   Such employees, who wish to be considered for preferential bidding rights, must apply for the position on the Company website and indicate on their application that they are eligible for preferential bidding rights.

In considering bids received from two (2) or more enabled employees on the same job, Company shall give preferential consideration to the bid made by the enabled employee who has the greatest Company seniority.

23.5	Rehire Rights

Notwithstanding any other provisions of this Agreement, a regular employee who has been laid off for lack of work or economic reasons pursuant to the provisions of this Agreement, for a period not in excess of eighteen (18) months and who had one or more years of service at the time of layoff shall be entitled to preferential rehire on the basis of Company seniority at the time of layoff. All jobs will be posted and filled, if possible, through the internal bidding process prior to rehiring laid off employees.

1.
Laid off employees who wish to be considered for rehire must apply for a position through the Company website.  Former employees will need to indicate on their application that they were employees who were laid off.

2.	Employees who are rehired under this process shall be considered for rehire in the occupational group that they were in when they were laid off.

3.
If a regular employee is laid-off because of lack of work or economic reasons and is subsequently offered and accepts reemployment within eighteen (18) months after layoff, the employee shall resume the status of regular employee and shall be credited with Company seniority and related benefits previously accrued for which employee was not compensated at time of layoff. Employees who are rehired in a classification previously held, or for one in which they are qualified, will not be required to serve another probationary period. Employees rehired into a classification previously held will be paid at the wage step last held.

23.6	Enabler

By written agreement between Company and Union, special provisions may be substituted for the provisions of this procedure.

By written agreement Company and Union may modify the bidding process to address issues created by Volunteers for Severance.

TITLE 24
TERM OF AGREEMENT

24.1
This Agreement shall take effect as of August 16, 2010..  The term of this Agreement shall continue in full force and effect until August 15, 2013 and thereafter from year to year unless written notice of change or termination shall be given by either party ninety (90) days prior to the expiration date above or the expiration date of any year thereafter.  In order to terminate this agreement, either party must have given notice to terminate ninety (90) days prior as described above and then either party must give, on or after the expiration date of the contract, an additional written notice of at least thirty (30) days stating its intention to terminate the Agreement.  During such 30-day period, the parties will continue to negotiate and all provisions of the contract will remain in effect.   (Amended 8/16/2010)

24.2
Whenever notice is given for changes, the nature of the changes desired must be specified in the notice, and until a satisfactory conclusion is reached in the matter of such changes, the original provision shall remain in full force and effect.

24.3	This Agreement shall not be amended or supplemented except by agreement of the parties hereto, reduced to writing and duly signed by each.

24.4	This Agreement cancels and supersedes that certain Agreement and Exhibits attached thereto, entered into on January 1, 2003, by the parties hereto. (Amended March 2007)

AGREEMENT BETWEEN SIERRA PACIFIC POWER COMPANY
AND LOCAL UNION 1245 OF THE
INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS, AFL-CIO
 August 16, 2010 through August 15, 2013

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, acting by and through their duly authorized officers.

SIERRA PACIFIC	LOCAL UNION 1245 OF THE
POWER COMPANY	INTERNATIONAL BROTHERHOOD
d/b/a	OF ELECTRICAL WORKERS,
NV Energy	AFL-CIO

/s/ Michael W. Yackira	/s/ Tom Dalzell
Michael W. Yackira	Tom Dalzell, Business Manager
Chief Operating Officer

/s/ Michael Davis
Michael Davis, President
/s/ Punam Mathur
Punam Mathur,
People Resources

/s/ Randy Osborn
Randy Osborn, Business Representative

APPROVED:

/s/ Edwin Hill
Edwin Hill
International President

2009 NEGOTIATING COMMITTEE MEMBERS

COMPANY                                       UNION

R. Dick, Chair                                     D. Seyfer, Assistant Business Manager
F. Andersen                                       R. Osborn, Business Representative
A. Anderson                                      G. Bailey
S. Bianco                                            T. Cornell
J. Christensen                                    R. Gross
R. Connolly                                        S. Hildebrand
B. Costello                                          L. Kelly
T. Eggen                                             D. Lyday
G. Galbraith                                        M.  Benuzzi
T. Gunning
F. Larger
G. McDonald
Z. Randall
E. Ricci

ATTACHMENT I

EXHIBIT "A" (1)
(As Amended August 16, 2010)

WAGES

-	Annual increases
-          2010           Base           2.5% (Effective 8/16/2010)
-          2011           Lump           2%    (Paid within 30 days of 8/16/2011)
           Note: The wage rate used in this calculation will be based upon the hourly rate in effect twelve months from commencement
          date of the agreement. Part time employees will receive a
          pro-rated amount based upon hours worked. The lump sum
          amount will be paid within 30 days of the anniversary  date of the commencement of the agreement.
-         2012             Base                      2%    (1st pay period after 8/16/2012)

SHORT TERM INCENTIVE PLAN (STIP)

Each contract year there will be up to a 3.5% Short Term Incentive Plan (STIP) bonus potential.  The STIP will be paid upon achievement of corporate and business unit goals as defined by the Company.  The corporate and business unit goals will be identical for all employees, including MPAT, and will change each year.  If the corporate financial target is not achieved in a contract year, the STIP will not be funded.  The financial target is the trigger.  Extraordinary events affecting performance of a goal may be considered by the CEO in determining the size and existence of the award.

Eligibility
-	Must be employed on the last day of the fiscal year
-	Regular full-time or part-time employees
-	Temporary employees are not eligible
-	Employees must complete a six (6) month (and/or 1040 hours) probationary period by the last day of the year-end payroll period.

Calculation
-
STIP will be calculated using the employee’s hourly rate as of the end of the payroll year, multiplied by the actual regular/straight time hours worked, not to exceed 2080 hours.  Once earned, annual award will be paid on or before April 15th for the prior year’s performance.

-	(Straight time hours X base hourly wage) X Achievement Percentage. Achievement Percentage = STIP Opportunity of 3.5% X Performance Results.

Proration
The Company will prorate the STIP for the following reasons:
-	Employee retires
-	Deceased
-	Company initiated severance

The Company will also prorate the STIP if an employee transfers from one bargaining unit to another (i.e., from IBEW 1245 to IBEW 396, or vice versa), or from a MPAT position to a bargaining unit position or vice versa.

The current STIP model for 2003 has a 40% weighting for financial (earnings per share or E.P.S.), a 40% weighting for Customer Satisfaction, and a 20% weighting for IBEW Local 1245 Performance.  If these weightings or categories change, the Company and Union will meet to discuss the changes.

(Amended 1/1/03)

Attachment I – Exhibit A (1)
(As amended August 16, 2010)
Bargaining Unit Wage Rate
*Upgrade Only

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7653	App, Comms Tech	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.76	$ 32.76	$ 33.42
		3 Years	$ 33.77	$ 33.77	$ 34.45
		42 Months	$ 35.66	$ 35.66	$ 36.37

7635	App, Construction Repairman	Start	$ 26.35	$ 26.35	$ 26.88
		6 Months	$ 27.15	$ 27.15	$ 27.69
		1 Year	$ 27.97	$ 27.97	$ 28.53
		18 Months	$ 28.61	$ 28.61	$ 29.18
		2 Years	$ 29.42	$ 29.42	$ 30.01
		30 Months	$ 30.69	$ 30.69	$ 31.30

7684	App, Cust Serviceman	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.17	$ 29.17	$ 29.75
		2 Years	$ 30.49	$ 30.49	$ 31.10

7641	App, Electrician	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.76	$ 32.76	$ 33.42
		3 Years	$ 33.77	$ 33.77	$ 34.45
		42 Months	$ 35.66	$ 35.66	$ 36.37

7645	App, Electrician Maint	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.75	$ 32.75	$ 33.41

7681	App, Fabricator/Welder	Start	$ 26.35	$ 26.35	$ 26.88
		6 Months	$ 27.15	$ 27.15	$ 27.69
		1 Year	$ 27.97	$ 27.97	$ 28.53
		18 Months	$ 28.61	$ 28.61	$ 29.18
		2 Years	$ 29.42	$ 29.42	$ 30.01
		30 Months	$ 30.69	$ 30.69	$ 31.30

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7691	App, Fitter	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.29	$ 29.29	$ 29.88

7692	App, Fitter/Welder	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.29	$ 29.29	$ 29.88

7651	App, Instrument Tech	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.75	$ 32.75	$ 33.41

7631	App, Lineman	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.75	$ 32.75	$ 33.41
		3 Years	$ 33.78	$ 33.78	$ 34.46

7685	App, Machinist	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.17	$ 29.17	$ 29.75
		2 Years	$ 30.49	$ 30.49	$ 31.10

7652	App, Mech, Diesel/Turbine	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.75	$ 32.75	$ 33.41

7680	App, Mechanic	Start	$ 26.35	$ 26.35	$ 26.88
		6 Months	$ 27.15	$ 27.15	$ 27.69
		1 Year	$ 27.97	$ 27.97	$ 28.53
		18 Months	$ 28.61	$ 28.61	$ 29.18
		2 Years	$ 29.42	$ 29.42	$ 30.01
		30 Months	$ 30.69	$ 30.69	$ 31.30

7687	App, Meterman, Gas	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.17	$ 29.17	$ 29.75
		2 Years	$ 30.49	$ 30.49	$ 31.10

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7693	App, Oper, Gas Pressure	Start	$ 27.49	$ 27.49	$ 28.04
		6 Months	$ 28.51	$ 28.51	$ 29.08
		1 Year	$ 29.89	$ 29.89	$ 30.49
		18 Months	$ 30.89	$ 30.89	$ 31.51
		2 Years	$ 32.64	$ 32.64	$ 33.29

7689	App, Plant Mechanic	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.17	$ 29.17	$ 29.75
		2 Years	$ 30.49	$ 30.49	$ 31.10

7632	App, Tech, Electrical Plant	Start	$ 26.54	$ 26.54	$ 27.07
		6 Months	$ 27.70	$ 27.70	$ 28.25
		1 Year	$ 28.84	$ 28.84	$ 29.42
		18 Months	$ 29.61	$ 29.61	$ 30.20
		2 Years	$ 30.77	$ 30.77	$ 31.39
		30 Months	$ 33.08	$ 33.08	$ 33.74

7690	App, Tech, Lab	Start	$ 26.36	$ 26.36	$ 26.89
		6 Months	$ 27.22	$ 27.22	$ 27.76
		1 Year	$ 28.46	$ 28.46	$ 29.03
		18 Months	$ 29.17	$ 29.17	$ 29.75
		2 Years	$ 30.49	$ 30.49	$ 31.10
		30 Months	$ 31.84	$ 31.84	$ 32.48
		3 Years	$ 34.30	$ 34.30	$ 34.99

7673	App, Tech, Meter	Start	$ 26.51	$ 26.51	$ 27.04
		6 Months	$ 27.47	$ 27.47	$ 28.02
		1 Year	$ 28.70	$ 28.70	$ 29.27
		18 Months	$ 29.29	$ 29.29	$ 29.88
		2 Years	$ 30.74	$ 30.74	$ 31.35
		30 Months	$ 32.76	$ 32.76	$ 33.42
		3 Years	$ 33.77	$ 33.77	$ 34.45
		42 Months	$ 35.66	$ 35.66	$ 36.37

8051	Chief, Crew	Start	$ 34.37	$ 34.37	$ 35.06
		1 Year	$ 35.94	$ 35.94	$ 36.66

9730	Clerk, Remittance Prcssng, Sr (March 2007 Hire)	Start	$ 23.78	$ 23.78	$ 24.26

8640	Coord, Fleet Assets/Special Projects	Start	$ 31.07	$ 31.07	$ 31.69

8640	Coord, Fleet Repair/Licensing	Start	$ 31.07	$ 31.07	$ 31.69

8944	Draftsman	Start	$ 18.73	$ 18.73	$ 19.10
		6 Months	$ 19.82	$ 19.82	$ 20.22
		1 Year	$ 20.95	$ 20.95	$ 21.37
		18 Months	$ 22.06	$ 22.06	$ 22.50
		2 Years	$ 23.13	$ 23.13	$ 23.59
		30 Months	$ 24.21	$ 24.21	$ 24.69
		3 Years	$ 25.39	$ 25.39	$ 25.90

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
8380	Draftsman, Land	Start	$ 29.09	$ 29.09	$ 29.67
		1 Year	$ 31.45	$ 31.45	$ 32.08
		2 Years	$ 32.94	$ 32.94	$ 33.60

8390	Draftsman, Sr	Start	$ 29.09	$ 29.09	$ 29.67
		1 Year	$ 31.45	$ 31.45	$ 32.08
		2 Years	$ 32.94	$ 32.94	$ 33.60

8770	Driver, Transport	Start	$ 30.05	$ 30.05	$ 30.65

6385	Driver, Transport, Heavy	Start	$ 32.74	$ 32.74	$ 33.39

8970	Driver, Truck	Start	$ 26.88	$ 26.88	$ 27.42

8845	Driver, Truck, Heavy	Start	$ 29.34	$ 29.34	$ 29.93

7340	Electrician	Start	$ 40.59	$ 40.59	$ 41.40

7338	Electrician, Facilities	Start	$ 35.25	$ 35.25	$ 35.96

7310	Electrician, Maint	Start	$ 37.54	$ 37.54	$ 38.29

7325	Electrician, Plant	Start	$ 38.01	$ 38.01	$ 38.77

7615	Fabricator/Welder	Start	$ 32.52	$ 32.52	$ 33.17

7545	Fabricator/ Const/ Maint, Welder Certified	Start	$ 37.03	$ 37.03	$ 37.77

8620	Facilities, Locator	Start	$ 30.08	$ 30.08	$ 30.68
		6 Months	$ 30.69	$ 30.69	$ 31.30
		1 Year	$ 31.82	$ 31.82	$ 32.46

8625	Facilities, Senior Locator	Start	$ 34.38	$ 34.38	$ 35.07

7620	Fitter	Start	$ 32.98	$ 32.98	$ 33.64

7460	Fitter/Welder	Start	$ 36.07	$ 36.07	$ 36.79

6022	Frmn, Comm Sys, Wkg	Start	$ 45.04	$ 45.04	$ 45.94

6281	Frmn, Const, Wkg, Heavy	Start	$ 37.85	$ 37.85	$ 38.61

6394	Frmn, Const, Wkg, Light	Start	$ 36.22	$ 36.22	$ 36.94

6031	Frmn, Control, Wkg	Start	$ 45.04	$ 45.04	$ 45.94

6825	Frmn, Cust Svcs Rep, Wkg (March 2007 Hire)	Start	$ 26.49	$ 26.49	$ 27.02

6825 New	Frmn, Cust Svcs Rep, Wkg	Start	$ 25.01	$ 25.01	$ 25.51

6277	Frmn, Gas Pres Sys, Wkg	Start	$ 37.85	$ 37.85	$ 38.61

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
6275	Frmn, Gas, Meter Shop, Wkg	Start	$ 35.75	$ 35.75	$ 36.47
		1 Year	$ 37.85	$ 37.85	$ 38.61

6025	Frmn, Gas, Welding, Wkg	Start	$ 39.34	$ 39.34	$ 40.13

6001	Frmn, Gnrl, Comm Sys, Wkg	Start	$ 49.51	$ 49.51	$ 50.50

6002	Frmn, Gnrl, Const, Heavy, Wkg	Start	$ 41.65	$ 41.65	$ 42.48

6003	Frmn, Gnrl, Const, Light, Wkg	Start	$ 39.82	$ 39.82	$ 40.62

6004	Frmn, Gnrl, Control, Wkg	Start	$ 49.51	$ 49.51	$ 50.50

6005	Frmn, Gnrl, Cust Serv Rep, Wkg (March 2007 Hire)	Start	$ 29.13	$ 29.13	$ 29.71

6010	Frmn, Gnrl, Equip, Heavy, Wkg	Start	$ 41.65	$ 41.65	$ 42.48

6009	Frmn, Gnrl, Gas Meter Shop Wkg	Start	$ 41.65	$ 41.65	$ 42.48

6007	Frmn, Gnrl, Gas Pres Sys, Wkg	Start	$ 41.65	$ 41.65	$ 42.48

6008	Frmn, Gnrl, Gas Welding, Wkg	Start	$ 43.24	$ 43.24	$ 44.10

6046	Frmn, Gnrl, Heavy, Wkg (B/G) (March 2007 Hire)	Start	$ 34.10	$ 34.10	$ 34.78

6042	Frmn, Gnrl, Heavy, Wkg (E/G)	Start	$ 41.65	$ 41.65	$ 42.48

6012	Frmn, Gnrl, Lab, Wkg	Start	$ 44.33	$ 44.33	$ 45.22

6047	Frmn, Gnrl, Light, Wkg (B/G) (March 2007 Hire)	Start	$ 32.65	$ 32.65	$ 33.30

6043	Frmn, Gnrl, Light, Wkg (E/G)	Start	$ 39.82	$ 39.82	$ 40.62

6013	Frmn, Gnrl, Wkg (Upgrade Only)	Start	$ 49.08	$ 49.08	$ 50.06

6014	Frmn, Gnrl, Machinist, Wkg	Start	$ 42.01	$ 42.01	$ 42.85

6015	Frmn, Gnrl, Maint, Wkg	Start	$ 45.39	$ 45.39	$ 46.30

6016	Frmn, Gnrl, Mech, Dsl/Trbn Wkg	Start	$ 45.39	$ 45.39	$ 46.30

6024	Frmn, Gnrl, Meterman, Wkg	Start	$ 45.39	$ 45.39	$ 46.30

6023	Frmn, Gnrl, Mtr Rd, Wkg (March 2007 Hire)	Start	$ 25.97	$ 25.97	$ 26.49

6026	Frmn, Gnrl, Scrub, Shift, Wkg	Start	$ 38.89	$ 38.89	$ 39.67

6019	Frmn, Gnrl, Serv Utilitym, Wkg (March 2007 Hire)	Start	$ 29.13	$ 29.13	$ 29.71

6027	Frmn, Gnrl, Shift, Wkg	Start	$ 47.09	$ 47.09	$ 48.03

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
6006	Frmn, Gnrl, Support Svcs, Wkg (March 2007 Hire)	Start	$ 27.58	$ 27.58	$ 28.13

6037	Frmn, Gnrl, Tech, Meter, Wkg	Start	$ 45.39	$ 45.39	$ 46.30

6036	Frmn, Gnrl, Technical, Wkg	Start	$ 45.39	$ 45.39	$ 46.30

6038	Frmn, Gnrl, Trans Line, Wkg	Start	$ 49.08	$ 49.08	$ 50.06

6039	Frmn, Gnrl, Utility Mtrls, Wkg	Start	$ 37.54	$ 37.54	$ 38.29

6018	Frmn, Gnrl, Wkg, Utility Fleet	Start	$ 42.73	$ 42.73	$ 43.58

6040	Frmn, Gnrl, Yard, Wkg	Start	$ 39.82	$ 39.82	$ 40.62

6283	Frmn, Heavy, Equip, Wkg	Start	$ 37.85	$ 37.85	$ 38.61

6041	Frmn, Lab, Wkg	Start	$ 40.30	$ 40.30	$ 41.11

6398	Frmn, Light, Wkg (B/G) (March 2007 Hire)	Start	$ 29.66	$ 29.66	$ 30.25

6051	Frmn, Line, Wkg	Start	$ 44.66	$ 44.66	$ 45.55

6375	Frm, Fabricator/Construction/Maintenance,Wkg	Start	$ 37.85	$ 37.85	$ 38.61
6375	formly Frm, Machinist, Wkg

6061	Frmn, Maint, Wkg	Start	$ 41.30	$ 41.30	$ 42.13

6020	Frmn, Mech, Utility Fleet, Wkg	Start	$ 38.89	$ 38.89	$ 39.67

6813	Frmn, Meter Reader, Wkg (March 2007 Hire)	Start	$ 23.62	$ 23.62	$ 24.09
		6 Months	$ 26.12	$ 26.12	$ 26.64

6813 New	Frmn, Meter Reader, Wkg	Start	$ 25.01	$ 25.01	$ 25.51

6815	Frmn, Technician Service, Wkg	Start	$ 26.49	$ 26.49	$ 27.02
Formerly Frmn, Service Utilityman, Wkg

6091	Frmn, Shift, Wkg	Start	$ 42.80	$ 42.80	$ 43.66

6820	Frmn, Support Services, Wkg	Start	$ 24.57	$ 24.57	$ 25.06
		6 Months	$ 25.08	$ 25.08	$ 25.58

6082	Frmn, Tech, Meter, Wkg	Start	$ 41.30	$ 41.30	$ 42.13

6101	Frmn, Technical, Wkg	Start	$ 41.30	$ 41.30	$ 42.13

6053	Frmn, Trans Line, Wkg (Travel)	Start	$ 44.66	$ 44.66	$ 45.55

6450	Frmn, Utility Materials, Wkg	Start	$ 32.53	$ 32.53	$ 33.18
		6 Months	$ 34.14	$ 34.14	$ 34.82

6284	Frmn, Wkg, Heavy (B/G)	Start	$ 35.25	$ 35.25	$ 35.96

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
6280	Frmn, Wkg, Heavy, Gas	Start	$ 37.85	$ 37.85	$ 38.61

6397	Frmn, Yard, Wkg	Start	$ 36.22	$ 36.22	$ 36.94

8956	Garageman	Start	$ 24.60	$ 24.60	$ 25.09
		6 Months	$ 26.04	$ 26.04	$ 26.56
		1 Year	$ 26.51	$ 26.51	$ 27.04
		18 Months	$ 27.22	$ 27.22	$ 27.76

9240	Ground Maintenanceman I	Start	$ 17.14	$ 17.14	$ 17.48
	Formerly Helper, B/ G	6 Months	$ 18.51	$ 18.51	$ 18.88
		1 Year	$ 19.84	$ 19.84	$ 20.24
		18 Months	$ 21.56	$ 21.56	$ 21.99

8709	Ground Maintenanceman II	Start	$ 22.10	$ 22.10	$ 22.54
	Formerly Gounds Maintenanceman	6 Months	$ 22.65	$ 22.65	$ 23.10
		1 Year	$ 23.42	$ 23.42	$ 23.89
		18 Months	$ 24.37	$ 24.37	$ 24.86

9239	Helper	Start	$ 20.95	$ 20.95	$ 21.37
		6 Months	$ 22.58	$ 22.58	$ 23.03
		1 Year	$ 24.21	$ 24.21	$ 24.69
		18 Months	$ 26.31	$ 26.31	$ 26.84

7405	Inspector, Gas	Start	$ 34.46	$ 34.46	$ 35.15
		1 Year	$ 36.93	$ 36.93	$ 37.67

7410	Inspector, Construction	Start	$ 34.46	$ 34.46	$ 35.15
		1 Year	$ 36.22	$ 36.22	$ 36.94

7210	Inspector, Electric	Start	$ 41.23	$ 41.23	$ 42.05

7130	Inspector, Substation Electric	Start	$ 41.35	$ 41.35	$ 42.18

7200	Inspector, Trans (Traveling)	Start	$ 41.23	$ 41.23	$ 42.05

8395	Instrumentman	Start	$ 29.09	$ 29.09	$ 29.67
		1 Year	$ 31.45	$ 31.45	$ 32.08
		2 Years	$ 32.94	$ 32.94	$ 33.60

7050	Investigator, Rev Protection	Start	$ 34.46	$ 34.46	$ 35.15

8610	Janitor (Pwr Plts)	Start	$ 16.57	$ 16.57	$ 16.90
		6 Months	$ 17.67	$ 17.67	$ 18.02
		1 Year	$ 18.74	$ 18.74	$ 19.11
		18 Months	$ 19.86	$ 19.86	$ 20.26

9378	Laborer (March 2007 Hire)	Start	$ 14.19	$ 14.19	$ 14.47
		6 Months	$ 15.13	$ 15.13	$ 15.43
		1 Year	$ 16.04	$ 16.04	$ 16.36
		18 Months	$ 16.99	$ 16.99	$ 17.33

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
9379	Laborer (Bldg/Grds) (March 2007 Hire)	Start	$ 13.56	$ 13.56	$ 13.83
		6 Months	$ 14.47	$ 14.47	$ 14.76
		1 Year	$ 15.34	$ 15.34	$ 15.65
		18 Months	$ 16.25	$ 16.25	$ 16.58

9450	Laborer, Temporary (March 2007 Hire)	Start	$ 12.87	$ 12.87	$ 13.13

7330	Lineman, Electric	Start	$ 40.59	$ 40.59	$ 41.40

7332	Lineman, Trans (Traveling)	Start	$ 40.59	$ 40.59	$ 41.40

7580	Machine/Tool, Repairman	Start	$ 34.06	$ 34.06	$ 34.74

8690	Maintman, Street Light	Start	$ 32.75	$ 32.75	$ 33.41
		1 Year	$ 33.08	$ 33.08	$ 33.74

7350	Mech, Diesel/Turbine	Start	$ 37.54	$ 37.54	$ 38.29

7360	Mech, Machinist	Start	$ 38.55	$ 38.55	$ 39.32

7496	Mech, Plant	Start	$ 34.08	$ 34.08	$ 34.76
		1 Year	$ 36.83	$ 36.83	$ 37.57

7600	Mech, Utility Fleet	Start	$ 33.08	$ 33.08	$ 33.74
		1 Year	$ 35.37	$ 35.37	$ 36.08

9162	Meter Reader/Collector (March 2007 Hire)	Start	$ 15.25	$ 15.25	$ 15.56
		6 Months	$ 16.34	$ 16.34	$ 16.67
		1 Year	$ 17.38	$ 17.38	$ 17.73
		18 Months	$ 18.46	$ 18.46	$ 18.83
		2 Years	$ 19.39	$ 19.39	$ 19.78
		30 Months	$ 20.46	$ 20.46	$ 20.87
		3 Years	$ 21.47	$ 21.47	$ 21.90

9162 New	Meter Reader/Collector	Start	$ 13.49	$ 13.49	$ 13.76
		6 Months	$ 14.37	$ 14.37	$ 14.66
		1 Year	$ 16.44	$ 16.44	$ 16.77
		2 Years	$ 18.51	$ 18.51	$ 18.88

9162 HH	Meter Reader/Collector (see footnote1)	Start	$ 13.49	$ 13.49	$ 13.76
		6 Months	$ 14.37	$ 14.37	$ 14.66
		1 Year	$ 16.44	$ 16.44	$ 16.77
		2 Years	$ 18.51	$ 18.51	$ 18.88

7370	Meterman	Start	$ 38.01	$ 38.01	$ 38.77

7605	Meterman, Gas	Start	$ 33.08	$ 33.08	$ 33.74

7525	Oper, Acro	Start	$ 34.31	$ 34.31	$ 35.00
		Upgradeable	$ 35.74	$ 35.74	$ 36.45

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7090	Oper, Control Room	Start	$ 39.12	$ 39.12	$ 39.90

9785	Oper, Data Entry (March 2007 Hire)	Start	$ 13.89	$ 13.89	$ 14.17
		6 Months	$ 14.74	$ 14.74	$ 15.03
		1 Year	$ 15.54	$ 15.54	$ 15.85
		18 Months	$ 16.33	$ 16.33	$ 16.66
		2 Years	$ 17.14	$ 17.14	$ 17.48
		30 Months	$ 17.94	$ 17.94	$ 18.30
		3 Years	$ 18.73	$ 18.73	$ 19.10
		42 Months	$ 19.74	$ 19.74	$ 20.13

9535	Oper, Data Entry, Sr (March 2007 Hire)	Start	$ 22.02	$ 22.02	$ 22.46

9910	Oper, Data Entry, Trn (March 2007 Hire)	Start	$ 12.73	$ 12.73	$ 12.98
		6 Months	$ 13.54	$ 13.54	$ 13.81

7575	Oper, Diesel/Turbine	Start	$ 29.12	$ 29.12	$ 29.70
		6 Months	$ 31.38	$ 31.38	$ 32.01
		1 Year	$ 33.05	$ 33.05	$ 33.71

7510	Oper, Distribution System, Assistant	Start	$ 39.10	$ 39.10	$ 39.88
		1 Year	$ 39.64	$ 39.64	$ 40.43
		2 Years	$ 40.17	$ 40.17	$ 40.97

7219	Oper, Distribution System	Start	$ 40.17	$ 40.17	$ 40.97
		1 Year	$ 40.71	$ 40.71	$ 41.52

7213	Oper, Emerg Relief (Scrubber)	Start	$ 35.81	$ 35.81	$ 36.53

7260	Oper, Emerg Relief (Steam)	Start	$ 41.80	$ 41.80	$ 42.64

7222	Oper, Emergency Relief (Grid)	Start	$ 48.97	$ 48.97	$ 49.95

7223	Oper, Emergency Relief	Start	$ 45.16	$ 45.16	$ 46.06
(Transmission & Distribution)
8772	Oper, Equip, Heavy	Start	$ 32.79	$ 32.79	$ 33.45
		1 Year	$ 33.47	$ 33.47	$ 34.14

8466	Oper, Equip, Heavy (Traveling)	Start	$ 33.47	$ 33.47	$ 34.14

8776	Oper, Equip, I	Start	$ 27.69	$ 27.69	$ 28.24
		6 Months	$ 29.05	$ 29.05	$ 29.63

8774	Oper, Equip, II	Start	$ 29.38	$ 29.38	$ 29.97
		1 Year	$ 30.74	$ 30.74	$ 31.35

8771	Oper, Serv, Equip II (Service)	Start	$ 29.38	$ 29.38	$ 29.97
		1 Year	$ 30.74	$ 30.74	$ 31.35

8773	Oper, Equip, III	Start	$ 32.98	$ 32.98	$ 33.64

8115	Oper, Gas Pressure	Start	$ 34.36	$ 34.36	$ 35.05

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7221	Oper, Grid Reliability	Start	$ 44.30	$ 44.30	$ 45.19
		1 Year	$ 46.07	$ 46.07	$ 46.99
		2 Years	$ 47.87	$ 47.87	$ 48.83

9840	Oper, Mail Inserter (March 2007 Hire)	Start	$ 17.41	$ 17.41	$ 17.76
		6 Months	$ 17.68	$ 17.68	$ 18.03
		1 Year	$ 17.94	$ 17.94	$ 18.30
		18 Months	$ 18.18	$ 18.18	$ 18.54
		2 Years	$ 18.52	$ 18.52	$ 18.89
		30 Months	$ 18.99	$ 18.99	$ 19.37

9818	Oper, PBX (March 2007 Hire)	Start	$ 12.02	$ 12.02	$ 12.26
		6 Months	$ 13.03	$ 13.03	$ 13.29
		1 Year	$ 13.96	$ 13.96	$ 14.24
		18 Months	$ 14.86	$ 14.86	$ 15.16
		2 Years	$ 15.82	$ 15.82	$ 16.14
		30 Months	$ 16.74	$ 16.74	$ 17.07
		3 Years	$ 17.76	$ 17.76	$ 18.12

8750	Oper, Service Utility	Start	$ 21.43	$ 21.43	$ 21.86
	Integration Plan	6 Months	$ 23.67	$ 23.67	$ 24.14
		1 Year	$ 25.99	$ 25.99	$ 26.51
		18 Months	$ 27.60	$ 27.60	$ 28.15
		2 Years	$ 28.57	$ 28.57	$ 29.14
		Upgradeable	$ 31.38	$ 31.38	$ 32.01
		30 Months	$ 30.00	$ 30.00	$ 30.60

8750	Oper, Service Utility	Start	$ 21.43	$ 21.43	$ 21.86
	1% Integration Plan	6 Months	$ 23.90	$ 23.90	$ 24.38
		1 Year	$ 26.25	$ 26.25	$ 26.78
		18 Months	$ 27.88	$ 27.88	$ 28.44
		2 Years	$ 28.85	$ 28.85	$ 29.43
		Upgradeable	$ 31.69	$ 31.69	$ 32.32
		30 Months	$ 30.30	$ 30.30	$ 30.91

8750	Oper, Service Utility	Start	$ 21.43	$ 21.43	$ 21.86
	2% Integration Plan	6 Months	$ 24.14	$ 24.14	$ 24.62
		1 Year	$ 26.52	$ 26.52	$ 27.05
		18 Months	$ 28.16	$ 28.16	$ 28.72
		2 Years	$ 29.14	$ 29.14	$ 29.72
		Upgradeable	$ 32.00	$ 32.00	$ 32.64
		30 Months	$ 30.60	$ 30.60	$ 31.21

7220	Oper, Transmission System	Start	$ 41.90	$ 41.90	$ 42.74
		1 Year	$ 43.11	$ 43.11	$ 43.97

8511	Oper, Yard, Sr (Equity)	Start	$ 33.47	$ 33.47	$ 34.14

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
9624	Parts, Specialist, Utility Fleet	Start	$ 19.80	$ 19.80	$ 20.20
		6 Months	$ 20.73	$ 20.73	$ 21.14
		1 Year	$ 21.72	$ 21.72	$ 22.15
		18 Months	$ 23.29	$ 23.29	$ 23.76

8885	Patrolman, Line	Start	$ 29.05	$ 29.05	$ 29.63

7595	Patrolman, Line, Electric	Start	$ 36.49	$ 36.49	$ 37.22

9777	Rep, Accounts Payable (March 2007 Hire)	Start	$ 13.49	$ 13.49	$ 13.76
		6 Months	$ 14.42	$ 14.42	$ 14.71
		1 Year	$ 15.34	$ 15.34	$ 15.65
		18 Months	$ 16.26	$ 16.26	$ 16.59
		2 Years	$ 17.99	$ 17.99	$ 18.35
		30 Months	$ 19.73	$ 19.73	$ 20.12
		3 Years	$ 21.47	$ 21.47	$ 21.90

9725	Rep, Accts Payable, Sr (March 2007 Hire)	Start	$ 23.78	$ 23.78	$ 24.26

9861	Rep, Clerical (March 2007 Hire)	Start	$ 12.46	$ 12.46	$ 12.71
		6 Months	$ 13.49	$ 13.49	$ 13.76
		1 Year	$ 14.42	$ 14.42	$ 14.71
		18 Months	$ 15.35	$ 15.35	$ 15.66
		2 Years	$ 16.26	$ 16.26	$ 16.59
		30 Months	$ 17.20	$ 17.20	$ 17.54
		3 Years	$ 18.12	$ 18.12	$ 18.48
		42 Months	$ 19.33	$ 19.33	$ 19.72

9861 New	Rep, Clerical	Start	$ 12.46	$ 12.46	$ 12.71
		1 Year	$ 14.42	$ 14.42	$ 14.71
		2 Years	$ 16.26	$ 16.26	$ 16.59

9861 HH	Rep, Clerical (see footnote1)	Start	$ 12.46	$ 12.46	$ 12.71
		1 Year	$ 14.42	$ 14.42	$ 14.71
		2 Years	$ 16.26	$ 16.26	$ 16.59

9776	Rep, Cust Service	Start	$ 13.49	$ 13.49	$ 13.76
	(Hired before March )	6 Months	$ 14.42	$ 14.42	$ 14.71
		1 Year	$ 15.34	$ 15.34	$ 15.65
		18 Months	$ 16.26	$ 16.26	$ 16.59
		2 Years	$ 17.99	$ 17.99	$ 18.35
		30 Months	$ 19.73	$ 19.73	$ 20.12
		3 Years	$ 21.47	$ 21.47	$ 21.90

9776 New	Rep, Cust Service	Start	$ 13.49	$ 13.49	$ 13.76
		6 Months	$ 14.37	$ 14.37	$ 14.66
		1 Year	$ 16.44	$ 16.44	$ 16.77
		2 Years	$ 18.51	$ 18.51	$ 18.88

9776 HH	Rep, Cust Service (see footnote1)	Start	$ 13.49	$ 13.49	$ 13.76
		6 Months	$ 14.37	$ 14.37	$ 14.66
		1 Year	$ 16.44	$ 16.44	$ 16.77

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
		2 Years	$ 18.51	$ 18.51	$ 18.88

9735	Rep, Cust Service, Sr	Start	$ 23.78	$ 23.78	$ 24.26

9735 New	Rep, Cust Service, Sr	Start	$ 22.76	$ 22.76	$ 23.22

9850	Rep, Facilites	Start	$ 21.47	$ 22.76	$ 23.22

8966	Rep, Support Services	Start	$ 13.95	$ 13.95	$ 14.23
	(replaces, print shop clerk	6 Months	$ 14.75	$ 14.75	$ 15.05
	outside messanger, clerk and UMS)	1 Year	$ 15.54	$ 15.54	$ 15.85
		18 Months	$ 16.34	$ 16.34	$ 16.67
		2 Years	$ 17.13	$ 17.13	$ 17.47
		30 Months	$ 17.93	$ 17.93	$ 18.29

8716	Repairman, Construction	Start	$ 32.70	$ 32.70	$ 33.35

8530	Repairman, Tool	Start	$ 32.07	$ 32.07	$ 32.71

8535	Repairman, Tool (Power Prod)	Start	$ 29.01	$ 29.01	$ 29.59

7485	Serviceman, Cust	Start	$ 36.70	$ 36.70	$ 37.43

8730	Serviceman, Electric	Start	$ 26.96	$ 26.96	$ 27.50
		6 Months	$ 27.74	$ 27.74	$ 28.29
		1 Year	$ 29.77	$ 29.77	$ 30.37

8720	Serviceman, Equip	Start	$ 28.57	$ 28.57	$ 29.14

9745	Specialist, Meter Data (March 2007 Hire)	Start	$ 20.26	$ 20.26	$ 20.67
		1 Year	$ 22.45	$ 22.45	$ 22.90

6035	Sr Parts Spec, Utility Fleet	Start	$ 34.14	$ 34.14	$ 34.82

8847	Storekeeper	Start	$ 26.40	$ 26.40	$ 26.93
		6 Months	$ 27.51	$ 27.51	$ 28.06
		1 Year	$ 28.59	$ 28.59	$ 29.16
		18 Months	$ 29.34	$ 29.34	$ 29.93

8848	Storekeeper/Buyer/Planner (FC)	Start	$ 26.76	$ 26.76	$ 27.30
	(March 2007 Hire)	6 Months	$ 29.34	$ 29.34	$ 29.93
		1 Year	$ 31.94	$ 31.94	$ 32.58

8055	Surveyor	Start	$ 36.83	$ 36.83	$ 37.57

8780	Surveyor, Leak	Start	$ 27.70	$ 27.70	$ 28.25
		6 Months	$ 29.20	$ 29.20	$ 29.78
		1 Year	$ 30.93	$ 30.93	$ 31.55

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7133	Tech, Comm Sys	Start	$ 42.11	$ 42.11	$ 42.95
		1 Year	$ 42.99	$ 42.99	$ 43.85
		2 Years	$ 44.30	$ 44.30	$ 45.19

7146	Tech, Communications	Start	$ 39.55	$ 39.55	$ 40.34
		6 Months	$ 41.51	$ 41.51	$ 42.34

7075	Tech, Control	Start	$ 39.55	$ 39.55	$ 40.34
		6 Months	$ 41.51	$ 41.51	$ 42.34

7110	Tech, Electrical Plant	Start	$ 38.56	$ 38.56	$ 39.33

7156	Tech, Electrical/Instrument	Start	$ 40.49	$ 40.49	$ 41.30

7073	Tech, Instruction/Standards	Start	$ 38.89	$ 38.89	$ 39.67

7150	Tech, Instrument	Start	$ 38.56	$ 38.56	$ 39.33

7515	Tech, Lab	Start	$ 35.98	$ 35.98	$ 36.70

8946	Tech, Mapping I	Start	$ 18.73	$ 18.73	$ 19.10
		6 Months	$ 19.71	$ 19.71	$ 20.10
		1 Year	$ 20.87	$ 20.87	$ 21.29
		18 Months	$ 22.06	$ 22.06	$ 22.50
		2 Years	$ 23.22	$ 23.22	$ 23.68
		30 Months	$ 24.35	$ 24.35	$ 24.84

8945	Tech, Mapping II	Start	$ 25.48	$ 25.48	$ 25.99
		1 Year	$ 26.83	$ 26.83	$ 27.37
		2 Years	$ 28.24	$ 28.24	$ 28.80

8391	Tech, Mapping Sr	Start	$ 29.74	$ 29.74	$ 30.33
		1 Year	$ 31.30	$ 31.30	$ 31.93
		2 Years	$ 32.94	$ 32.94	$ 33.60

7165	Tech, Meter, I	Start	$ 38.01	$ 38.01	$ 38.77
		1 Year	$ 38.27	$ 38.27	$ 39.04

7170	Tech, Meter, II	Start	$ 38.89	$ 38.89	$ 39.67

7175	Tech, Meter, Sr	Start	$ 40.00	$ 40.00	$ 40.80

7125	Tech, Regulator Gas	Start	$ 33.89	$ 33.89	$ 34.57
		1 Year	$ 36.01	$ 36.01	$ 36.73

7015	Tech, Relay Control, Sr	Start	$ 42.11	$ 42.11	$ 42.95
		1 Year	$ 42.99	$ 42.99	$ 43.85
		2 Years	$ 44.30	$ 44.30	$ 45.19

8888	Technician, Service	Start	$ 23.08	$ 23.08	$ 23.54
	Formerly Utilityman, Service	6 Months	$ 23.75	$ 23.75	$ 24.23
		1 Year	$ 25.16	$ 25.16	$ 25.66

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7155	Tech, Shift, Instrmt/Ctrl	Start	$ 38.27	$ 38.27	$ 39.04
		6 Months	$ 39.16	$ 39.16	$ 39.94
		1 Year	$ 39.96	$ 39.96	$ 40.76

7052	Tech, Substation	Start	$ 42.11	$ 42.11	$ 42.95

6052	Trainer, Lines	Start	$ 44.66	$ 44.66	$ 45.55

6030	Trainer, Substation	Start	$ 45.04	$ 45.04	$ 45.94

7225	Troubleman, Electric	Start	$ 41.21	$ 41.21	$ 42.03

9115	Utility Material Specialist	Start	$ 20.26	$ 20.26	$ 20.67
		6 Months	$ 22.10	$ 22.10	$ 22.54
		1 Year	$ 23.23	$ 23.23	$ 23.69
		18 Months	$ 24.42	$ 24.42	$ 24.91
		2 Years	$ 25.54	$ 25.54	$ 26.05
		30 Months	$ 26.72	$ 26.72	$ 27.25

8842	Utility Material Specialist I	Start	$ 28.39	$ 28.39	$ 28.96
		6 Months	$ 29.34	$ 29.34	$ 29.93

9116	Utility Material Specialist-GN	Start	$ 19.78	$ 19.78	$ 20.18
		6 Months	$ 22.10	$ 22.10	$ 22.54
		1 Year	$ 23.23	$ 23.23	$ 23.69
		18 Months	$ 24.42	$ 24.42	$ 24.91
		2 Years	$ 25.54	$ 25.54	$ 26.05
		30 Months	$ 26.72	$ 26.72	$ 27.25

9118	Utility, Material Spec, Trn	Start	$ 19.78	$ 19.78	$ 20.18

8655	Utilityman, Gas	Start	$ 31.60	$ 31.60	$ 32.23

8420	Utilityman, Maint, Sr	Start	$ 28.57	$ 28.57	$ 29.14
		6 Months	$ 29.43	$ 29.43	$ 30.02
		1 Year	$ 30.08	$ 30.08	$ 30.68
		2 Years	$ 31.67	$ 31.67	$ 32.30

7601	Utilityman, Substation	Start	$ 33.08	$ 33.08	$ 33.74

8890	Utilityworker, Comm (Equity)	Start	$ 28.58	$ 28.58	$ 29.15
		6 Months	$ 30.00	$ 30.00	$ 30.60
		1 Year	$ 31.51	$ 31.51	$ 32.14
		18 Months	$ 33.08	$ 33.08	$ 33.74

9585	Utilityworker, Universal	Start	$ 24.81	$ 24.81	$ 25.31
		6 Months	$ 26.05	$ 26.05	$ 26.57
		1 Year	$ 27.35	$ 27.35	$ 27.90
		18 Months	$ 28.71	$ 28.71	$ 29.28
		2 Years	$ 30.15	$ 30.15	$ 30.75

Job Class	Job Title	Wage Step	2010 Wage 2.5% (Aug 16, 2010 to Aug 15, 2011)	2011 Lump Sum 2% (Aug 16, 2011)	2012 Wage 2% (Aug 16, 2012 to Aug 15, 2013)
7380	Welder/Mechanic	Start	$ 38.55	$ 38.55	$ 39.32

9250	Worker, Building Service, Ld (March 2007 Hire)	Start	$ 19.75	$ 19.75	$ 20.15
		6 Months	$ 20.40	$ 20.40	$ 20.81
		1 Year	$ 21.56	$ 21.56	$ 21.99

1Hiring Hall employees will be given an option of receiving extra pay in lieu of medical benefits, pretax, to be used to purchase medical benefits.  If Hiring Hall employees use less than the pretax credit to purchase medical coverage, then the remainder will be paid as wages and subject to applicable taxes.  This additional hourly amount will be 82% of the Employee and Spouse HMO premium.

ATTACHMENT II

EXHIBIT "B" (1)
(as Amended March 2007)

CLASSIFICATIONS AND JOB DESCRIPTIONS

Note:             Classifications preceded by an (*) are subject to the provisions of Section 5.3(a), (b), (c), (d) and (e).

7653             *APPRENTICE, TELECOMMUNICATIONS TECHNICIAN

An employee who is engaged in performing work as an assistant to, or under the general direction of, employees in higher classifications within the Telecommunications department while training for journeyman Telecommunications Technician.  In order to gain experience for advancement, he may be required to work alone, or under direct supervision, on jobs for which he has been trained and instructed.  The employee’s educational and general qualifications must be such that he is considered capable of attaining journeyman status.  The employee must possess any one of the following, a FCC General Radio Telephone Operator License, National Association of Business and Educational Radio (NABER) certificate, or National Association of Radio and Telecommunications Inc. (NARTI) certificate.

7635             *APPRENTICE, CONSTRUCTION REPAIRMAN

An employee who is engaged in performing work as an Assistant to, or under the general direction of, employees in higher rated classifications within the Construction Department while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7684             *APPRENTICE, CUSTOMER SERVICEMAN

An employee who is engaged in performing work as an assistant to or under the general direction of a Serviceman, Customer, while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.  Must be able to write legibly and maintain a neat, clean appearance and must be qualified to work with the public.

An Apprentice, Customer Serviceman shall be required by Company to reside within a thirty-five (35) mile radius of the Company headquarters to which they regularly report.

7641             *APPRENTICE, ELECTRICIAN

An employee who is engaged in performing work as an assistant to or under the general direction of employees in higher rated classifications within the general Measurement and Test Department Occupational Group while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7645             *APPRENTICE, ELECTRICIAN, MAINTENANCE

An employee who is engaged in performing work as an assistant to, or under the general supervision of, a Journeyman Maintenance Electrician.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  His education and general qualifications must be such that he is considered capable of attaining Journeyman status.

7642             *APPRENTICE, ELECTRICIAN, UNDERGROUND

An employee who is engaged in performing work as an assistant to, or under the general direction of an Underground Electrician while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  Employee's education and general qualifications must be such that he is considered capable of attaining Journeyman status.

7681             *APPRENTICE, FABRICATOR/WELDER

An employee who is engaged in performing work as an assistant to or under the general direction of a Fabricator/Welder while training for a Journeyman.  In order to gain experience for advancement, the apprentice may be required to work alone or under direct supervision on jobs for which the employee has been trained and instructed.  The general qualifications and educational experience must be such that the apprentice must be considered capable of Journeyman status.

7691             *APPRENTICE, FITTER

An employee who installs and maintains gas pipes, mains and accessories under the general direction of a Foreman, Fitter, or other experienced and qualified personnel while training for a Journeyman classification.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's education and general qualifications must be such that he is considered capable of obtaining Journeyman status.  Before obtaining Journeyman status, he must qualify by test and demonstrate an ability to handle tools and operate equipment, such as earth boring machines, line stopping and tapping machines, pipe locators, gas leakage detection equipment, holiday detectors, compressors and other equipment commonly used in the trade.

7692             *APPRENTICE, FITTER/WELDER

An employee who installs and maintains gas pipes, mains and accessories under the general direction of a Foreman, Fitter/Welder or other experienced and qualified personnel while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's education and general qualifications must be such that he is considered capable of attaining Journeyman status.  Before attaining Journeyman status he must qualify by test under the requirements for gas and electric arc welding for certification in accordance with Department of Transportation regulations.  Before obtaining Journeyman status, he must qualify by test and demonstrate an ability to handle tools and operate equipment, such as earth boring machines, line stopping and tapping machines, pipe locators, gas leakage detection equipment, holiday detectors, compressors and other equipment commonly used in the trade.  Employees with one (1) year or more Company experience as a Fitter transferring into this classification will be given credit for completion of six (6) months time in the classification and shall not suffer a wage reduction.

7651             *APPRENTICE, INSTRUMENT TECHNICIAN

An employee who is engaged in performing work as an assistant to or under the same general direction of an Instrument Technician while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7631             *APPRENTICE, LINEMAN

An employee who is engaged in performing work as an assistant to or under the general direction of a Lineman while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's education and general qualifications must be such that he is considered capable of attaining Journeyman status.

7685             *APPRENTICE, MACHINIST

An employee who is engaged in performing work as an assistant to or under the general direction of a Machinist while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7680             *APPRENTICE, MECHANIC

An employee who is engaged in performing work as an assistant to or under the general direction of a Mechanic, while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7652             *APPRENTICE, MECHANIC, DIESEL/TURBINE

An employee who is engaged in performing work as an assistant to or under the general direction of a Diesel-Turbine Mechanic while training for a Journeyman.  In order to gain experience for advancement he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7687             *APPRENTICE, METERMAN, GAS

An employee who is engaged in performing work as an assistant to or under the general direction of a Meterman, Gas while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7693             *APPRENTICE, OPERATOR, GAS PRESSURE

An employee who is engaged in performing work as an assistant to or under the general direction of employees in higher classifications within the general Gas Production Occupational Group while training for Gas Pressure Operator.  In order to gain experience for advancement, he may be required to work alone or under the direct supervision on jobs for which he has been trained and instructed.  May be assigned to other duties as required to assure safe and reliable gas supply throughout the system.  This position is a “shift” employee.

7689             *APPRENTICE, PLANT MECHANIC

An employee who is engaged in performing work as an assistant to, or under the direction of a Plant Mechanic or Mechanic/Machinist or Mechanic/Welder while training for Plant Mechanic.  In order to gain experience for advancement, he may be required to work alone or under general supervision on jobs for which he has been trained and instructed.  His education and general qualifications must be such that he is considered capable of attaining Journeyman status.

7632             *APPRENTICE, TECHNICIAN, ELECTRICAL, PLANT

An employee who is engaged in performing work as an assistant to, or under the general supervision of a Journeyman Plant Electrical Technician.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained and instructed.  His education and general qualification must be such that he is considered capable of attaining Journeyman status.

7690             *APPRENTICE, TECHNICIAN, LAB

An employee who is engaged in performing work as an assistant to or under the same general direction of a Laboratory Technician while training for a Journeyman.  In order to gain experience for advancement, he may be required to work alone or under direct supervision on jobs for which he has been trained or instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Journeyman status.

7673	*APPRENTICE, TECHNICIAN, METER

An employee who is engaged in performing work as an assistant to or under the general direction of employees in higher rated classifications, within the Electric Metering Department, while training for Technician, Meter I.  In order to gain experience for advancement, he/she will be required to work alone or under direct supervision on jobs for which he/she has been trained and instructed.  The employee's educational and general qualifications must be such that he is considered capable of attaining Technician I status.  Applicants will be expected to prove possession of these qualifications by successfully passing a test with a score of 75% or better.

8051	*CHIEF, CREW

 Directs the work and activities of the Survey Crew in the performance of measurements upon the land of features and fixtures of Company-owned land and land rights, construction layout and staking of improvements and facilities, and other survey related activities in support of Company objectives.  Maintains and operates all survey and survey related equipment.  Checks plans for accuracy, performs research, calculations and other field checks to insure correctness, maintains data collector files, and oversees survey crew to make sure correct survey procedures and safety requirements are met.  Possesses fundamental knowledge of land Survey principles and practices and actively pursues performance excellence.  The Crew Chief shall be responsible for the survey crew’s activities in the performance of their duties.  Performs such other duties in the field or office as may be assigned.  Upon obtaining a Professional Land Surveyor’s license, employee shall automatically progress to Surveyor.

9730             CLERK, REMITTANCE PROCESSING, SENIOR

An employee who has demonstrated to the satisfaction of the Company, a thorough knowledge of remittance processing system by training and working in the remittance processing unit.  Will perform a variety of skilled tasks dealing with the orderly flow of work within the remittance processing unit.  Such employees will be responsible for:

1)
The timely and accurate processing of customer payments, preparation of bank deposits, electronic transmittal of daily customer revenue transactions, and the submittal of daily reports and records as assigned,

2)	Training remittance processing equipment operators and clerical representatives,
3)	Review and edit of work processed,
4)	Operation of all remittance processing equipment including data management computer and various office machines, and
5)	Other assigned clerical functions as required. Directs the activities of other departmental personnel as required.

Required to be effective when working with the public and responding to customer requests and inquiries, as well as have other qualifications and qualities generally accepted as being desirable in a customer services classification.  Required to make independent decisions as necessary to satisfy customer needs and provide quality customer service.

8645	*COORDINATOR,FLEET ASSETS/SPECIAL PROJECTS

An employee who is responsible for ordering and tracking of all new vehicles and equipment. Coordinate all up-fitting and after-market equipment of all new vehicles and equipment. Take delivery, and perform inspections of all new vehicles and equipment to insure the quality and accuracy of the up-fitting work performed as per RFP and bid specification. Oversee the installation of all after-market equipment ensuring the proper, safe, timely, and appropriate installation of that equipment. Identify customer/operator specific needs and coordinate the necessities for each vehicle and equipment. Organize and maintain the files and folders for each vehicle or piece of equipment. Work with the Licensing Coordinator regarding the appropriate licensing for each vehicle and equipment. Schedule and coordinate the vehicle/equipment disposals with the current auction company on contract ensuring that all vehicle/equipment are disposed of properly and accurately. Responsible for the vehicle/equipment donation program. Work with Public-Community Relations department to ensure the proper vehicle/equipment meets the needs of the requester. Coordination of vehicle/equipment trade-ins as need.  Central point of contact between customers and external customers, firms, and local agencies as required for vehicle/equipment auctions, donations, and trade-ins. Responsible for notifying Plant Accounting by using the Fleet Services TCF from when vehicle is pending, retired, donated, or traded-in. Under supervision of the Team Leader, ensures projects are constructed on or before established dates within the allocated budget. Work closely and cooperatively with all co-workers, customers, and vendors to ensure a consistently high degree of success in support and coordination of assets. Provide professional representation and communication with all levels of internal and external customers. Assists in the preparation of papers on issues pertaining to Fleet Vehicles. Provide administrative support to ensure consistent work flow of Fleet assets. Work on multiple tasks simultaneously applying analytical, technical, and organizational skills to accomplish and ensure the efficient and successful completion of projects. Remain current with all company policy, procedure and training. Work independently to perform all responsibilities. Perform other special projects or duties as assigned. May require testing.

8640             *COORDINATOR, FLEET REPAIR/LICENSING

An employee who is responsible for entering vehicle repair order data into the Transportation Management Information System.  These functions shall be performed cost effectively, accurately, and in accordance with departmental and Company guidelines, policies and procedures.  Also responsible for verification of all labor parts and commercial (outside shop) costs for the fleet by direct computer input into the Transportation Management System.

This position will also be responsible for performing all duties related to licensing the fleet, both in Nevada and California.  This shall include any special permits that may be required.  This entails preparation of the necessary paperwork, securing the funds, obtaining the license plates, registration, renewal tags and titles, either personally or by mail, as required.  Will be responsible for the maintenance of all data and documents into the fleet vehicle files.

Requires comprehensive knowledge of overall fleet operations.  Possess good knowledge related to automotive maintenance terminology, practices, parts, and licensing.  Ability to communicate effectively and courteously with Company and non-Company personnel.  Possess experience of direct computer data entry and comprehensive knowledge of Fleet Services Department shop policies and procedures.

8944             *DRAFTSMAN

An employee who is training for advancement to Senior Draftsman and under general direction uses computer-aided drafting skills to prepare sketches, diagrams, single line job drawings, job maps and when required, makes field checks in connection with such maps.  Interprets and maps verbal and written instructions, rough sketches, and data collected by Engineers, Planners, Estimators or Surveyors.  Consults standard maps of cities, subdivision plats, railroads and highways in connection with the preparation of new maps for plotting distribution lines and facilities.  Reproduces maps and revises maps as changes occur and maintains up-to-date distribution maps of Electric and Gas systems.  From data provided, prepares base maps for job drawings.  May engage in the operation and care of printers, plotters, copy machines and miscellaneous minor maintenance of equipment.  May assist in occasional reducing of field survey notes and field checking.  May be required to make mechanical and architectural drawings.  May perform clerical work related to the Drafting Department.  Performs other related duties as may be required by the Supervisor.  The employee must possess an aptitude for the work, a working knowledge of Computer Aided Drafting (CAD) and mathematics, including geometry.  Some knowledge of utility operation is desirable.  May be required to pass an oral or written examination or performance test covering these qualifications.

8380             *DRAFTSMAN, LAND

An employee who, under the supervisor, assembles preliminary information and does automated drafting, and general mapping work in connection with the acquisition of Rights-of-Way, composes legal descriptions,, searches County records, and processes other necessary forms for the granting and procuring of easements, rights-of-way, highway and railroad crossing permits, government permits, and other land documents.  Plots profiles, makes routine calculations, and reduces field notes.  Training and/or experience, in mapping, drafting and mathematics will be required.  May be required to take an oral or written examination or performance test covering these qualifications.

8390             *DRAFTSMAN, SENIOR

An employee who, under the supervision of the Drafting Supervisor, uses computer aided drafting skills to prepare sketches, diagrams, single line job drawings, job maps and when required, makes field checks in connection with such maps.  Interprets and maps verbal and written instructions, rough sketches, and data collected by Engineers, Planners, Estimators or Surveyors.  Consults standard maps of cities, subdivision plots, railroads, and highways in connection with the preparation of new maps for plotting distribution lines and facilities.  Reproduces maps and revises maps as changes occur and maintains up-to-date distribution maps of Electric and Gas systems.  From data provided, prepares base maps for job drawings.  May engage in the operation and care of printers, plotters, copy machines and miscellaneous minor maintenance of equipment.  May do occasional reducing of field survey notes and field checking.  May be required to make mechanical and architectural drawings.  May perform clerical work related to the Drafting Department.  Performs other related duties as may be required by the Supervisor.  The employee must possess an aptitude for the work, a working knowledge of Computer Aided Drafting (CAD) and mathematics, including geometry.  Some knowledge of utility operation is desirable.  May be required to pass an oral or written examination or performance test covering these qualifications.

8770             *DRIVER, TRANSPORT

An employee who drives truck transporting supplies and equipment; loads and unloads trucks; may act as Field Clerk, taking care of timesheets and material records; responsible for keeping tools in good order; assists crews with work.  Will be selected on the basis of qualifications, experience and performance to operate a fifth-wheel tractor with 2 or 3 axles which tows a trailer or semi-trailer.

6385             *DRIVER, TRANSPORT, HEAVY

An employee who drives heavy over-the-road transport truck transporting supplies, materials and equipment. Assignments are often in remote areas and without direct supervision or assistance. Loads and unloads trucks, using fork lifts, boom trucks or other equipment. Operates fixed and attached equipment; may act as Universal Utilityworker , taking care of time cards and material records; responsible for  keeping trailers and cargo in safe and operational order  assists crews with work. Must be familiar with loading and tie-down procedures, permits, routes, clearances and hold a valid Class A Drivers License with Hazardous Materials Endorsement and all other pertinent endorsements required to perform job functions.  Must be qualified to load and unload a wide variety of power-operated construction equipment, vehicles, materials, structures and variety of odd shapes, sizes and weights of materials.  Must be qualified  to operate a fifth-wheel tractor with 2 or 3 axles  with  a semi-trailer or lowboy trailer or multiple trailers for standard loads, or special permit loads which may be loaded non typical loads and special permit loads which may be loaded with variety of cargoes of materials, supplies or equipment. Responsible for ordering and maintaining all permits required to perform job duties. Responsible to complete job-related clerical work in a legible fashion and may be required to assist in training. Applicant will be selected on the basis of qualifications and experience.

8970             *DRIVER, TRUCK

An employee who drives truck transporting men, supplies and equipment; loads and unloads truck; operates fixed and attached equipment; may act as Field Clerk taking care of time cards and material records; responsible for keeping tools in good order; assists crews with work; may not tow trailers rated at 6,000 pounds gross vehicle weight or more.  May not operate truck having more than two (2) axles.

8845             *DRIVER, TRUCK, HEAVY

An employee who drives truck transporting men, supplies and equipment; loads and unloads truck; operates fixed and attached equipment; may act as Field Clerk taking care of time cards and material records; responsible for keeping tools in good order; assists crews with work; must be familiar with loading and tie-down procedures.  Will be selected on basis of qualifications, experience and performance to operate a truck with three (3) or more axles such as a dump truck, winch truck, boom truck, flat rack, or a similar truck or a two (2) axle truck towing a trailer rated at 6,000 pounds gross vehicle weight or more.

7340             *ELECTRICIAN

An employee who is qualified by training and knowledge to construct, erect, and maintain substations.  Must be qualified by training and knowledge to install, maintain, test, and repair substation, generating station and distribution equipment including but not limited to transformers, regulators, tap changing devices, circuit breakers, switchboards, generators, and other rotary equipment.  Must be qualified to perform switching.  Must be able to lay out, assemble, install, test, and maintain electrical fixtures, apparatus and wiring.  When under direct supervision may be required to perform work on protective relaying, communications equipment, Supervisory control and related equipment.  Must have successfully completed the Electrician Apprentice training program or equivalent.

7338             *ELECTRICIAN, FACILITIES

An employee who is a journeyman Electrician and is engaged in building maintenance testing, repairing, maintaining and installing all types of electrical equipment in Company buildings.  Must be licensed by city and state agencies as journeyman electrician.  Must have extensive knowledge of versa-trak systems, Uninterruptible Power Supply (UPS) systems, building management systems, lighting systems, fire alarm and security systems.  Will be required to inspect work of contract electricians.  Must have extensive knowledge of commercial building electrical systems.  Will be required to instruct or advise operating personnel on problems relating to electrical equipment.  Must have a thorough knowledge with the Company’s electrical and mechanical tagging and safety rules and be able to render first aid.  Will be required to drive company vehicles.

7310             *ELECTRICIAN, MAINTENANCE

An employee who is a Journeyman and is engaged in testing, repairing, maintaining and installing all types of electric equipment in generating stations.  May be required to do plant and plant substation switching.  May be required to do incidental welding, such as tack hangers and test welding machines after repair, etc.  Must be qualified to operate station crane.  His background of apprenticeship and experience must be such as to qualify him to perform these duties with skill and efficiency.  He may also be required to instruct or advise operating personnel on problems pertaining to electrical equipment.  He must be thoroughly familiar with Company's electrical and mechanical tagging and safety rules and be able to render first aid.  May at times be required to drive light and heavy vehicles.

7325             *ELECTRICIAN, PLANT

An employee who is a Journeyman and is engaged in testing, repairing, maintaining and installing all types of electric equipment in generating stations.  May be required to do plant and plant substation switching.  May be required to do incidental welding, such as tack hangers and test welding machines after repair, etc.  His background of apprenticeship and experience must be such as to qualify him to perform these duties with skill and efficiency.  He may also be required to instruct or advise operating personnel on problems pertaining to electrical equipment.  He must be thoroughly familiar with Company's electrical and mechanical tagging and safety rules and be able to render first aid.

7345             *ELECTRICIAN, UNDERGROUND

An employee who is a Journeyman qualified by training and knowledge of underground circuits, substations and apparatus to test, maintain and install duct line, cable, conduits, risers, Company-owned customer outdoor lighting equipment, circuit breakers, transformers and associated equipment.  Must be able to climb and perform Lineman's work such as making underground connections on customer services and substation feeder installations.  Is required to drive truck and operate the fixed and attached equipment.  May be required to keep time cards and material records.

7545	*FABRICATOR/CONSTRUCTION/MAINTENANCE WELDER, CERTIFIED
A Journeyman employee engaged in the construction, repair and maintenance of gas and power systems and fleet vehicles. Performs basic metal working such as sheet metal layout and forming, threading of bolts and pipe, cutting and fitting of large pipes and culverts, layout and fitting of all types of structural shapes. Performs specialty work that is not available from outside suppliers, such as, construction of trailers, meter manifolds, meter sets and associated piping including gas pipelines, access gates, platforms, valve tools/keys, rebar fabrication, and special engineering designs. Performs welding on man-related equipment such as manlifts and derricks. Fabricates, repairs, sharpens, and tempers tools and equipment using a forge, anvil and trip hammer.

Field work performed includes substation modification and erection, aluminum bus welding, gates and component fabrication, aerial welding and repair. Emergency repair and new construction of gas and electrical systems, as well as vehicle and equipment repair may also be required.

Must be able to read and interpret drawings and layouts that are given as guidelines for the desired end product, as well as listening to a verbal description of a desired product or problem and come up with an acceptable solution. Must have a working knowledge of math to perform layouts as well as being informed as to the types of materials available from suppliers to do the various jobs. Must be knowledgeable in the use of electric welding and cutting, including metal inert gas (MIG), heliarc (TIG) welding, hard surfacing, and all aspects of acetylene welding including cutting. Must also have a working knowledge of plumbing, both pressure and non-pressure systems.

Requires: 1) certification in API 1104 12” butt and 12” branch on connection (using Sierra Pacific Gas Department procedures), 2) complete and maintain Gas Operator Qualification and AWS D1.1 structural/plate using E7018 weld rod in the 3G vertical and 4G overhead position and semi automatic wire feed process in the 3G vertical and 4G overhead position.  Employee will be included in DOT gas pipeline random drug and alcohol testing as outlined in 49 CFR Part 40 and 199.

7615             *FABRICATOR/WELDER

An employee engaged in making and repairing parts of equipment and tools.  The forge and trip hammer are used for sharpening and tempering of tools.  Must read and interpret drawings and layouts that are given as guides for the desired end product.  Performs basic metal working such as sheet metal layout, threading of bolts and pipe, cutting and fitting of large pipes and culverts, layout and fitting of all types of structural shapes.  Must be knowledgeable in the use of electric welding and cutting, including metal inert gas (MIG), heliarc (TIG) welding, hard surfacing and all aspects of acetylene welding including cutting and brazing.

An employee in this position will be required to obtain the following certifications within 6 months and will be advanced to the position of Fabricator/Construction/Maintenance, Welder Certified.  1) certification in API 1104 12” butt and 12” branch on connection (using Sierra Pacific Gas Department procedures), 2) complete and maintain Gas Operator Qualification and AWS D1.1 structural/plate using E7018 weld rod in the 3G vertical and 4G overhead position and semi automatic wire feed process in the 3G vertical and 4G overhead position.  Employee will be included in DOT gas pipeline random drug and alcohol testing as outlined in 49 CFR Part 40 and 199.  Failure to achieve these certifications will require the employee to return to his/her former job classification.

8620             *FACILITIES LOCATOR

An employee who has had at least one (1) year's experience as either an Apprentice Lineman, Apprentice Fitter, or equivalent experience.  The employee's educational and general qualifications must be such that he is considered capable of attaining knowledge of gas, or electrical facilities and capable of learning the application of pipe and cable locator equipment to locate these facilities.  When it is necessary to connect to live electrical circuits with locating equipment or to enter vaults, containing live circuits, only an employee with one (1) year's experience as Apprentice Lineman or equivalent experience will be qualified to do so.  May be required to investigate and report on damage to Company facilities.  Must be able to write legibly and maintain a neat, clean appearance and must be qualified to work with the public.

8625	*FACILITIES LOCATOR, SENIOR

Must have a minimum of five (5) years as a Facilities Locator.  The employee shall have a comprehensive understanding and the ability to locate both electric and gas utilities.  Must be able to demonstrate educational and general knowledge of gas and electrical facilities.  Must have past knowledge/experience in the application of pipe and cable locator equipment.  Required to make independent decisions as necessary to satisfy customers’ needs and provide on-the-job training.  Shall work with contract locating personnel on a daily basis and educate them as necessary on Company specific and peculiar gas and electric systems, installations and facilities.  Will answer questions, perform quality control locating of and with contract locating personnel, and perform problem locates when required.  Employee must have completed visual inspection permit training.  Will be required and trained, to visually look into vaults, transformers, boxes or any other appurtenances, necessary to physically see where electric and gas facilities are present.  May be required to assist Company Claims personnel with investigations of damage to Company facilities.  Must be able t write legibly and maintain a neat, clean appearance and must be qualified to work with the public.

7620             *FITTER

An employee who is a Journeyman and is qualified by training and knowledge to install and repair gas services, mains and appurtenances, locate and repair leaks, do miscellaneous pipe fitting and operate equipment such as earth boring machines, line stopping and tapping machines, pipe locators, gas leakage detection equipment, holiday detectors, and compressors.   Must meet the minimum requirements of CFR 49 Part 192, Pipeline Safety Operator Qualification for the covered tasks associated with the Fitter classification. Understands the use of tools in connection with pipe work and the installation of all types of pipe.  May be required to prepare ground for installation of mains and services and restore ground to required condition.  May be assigned to other work as the occasion arises, including the installation of meters and regulators; may be required to relight gas appliances during seasonal relighting program or in times of emergency.  May be required to complete job related clerical work and assist in training. Must have successfully completed the Apprentice Fitter Training Program or equivalent.

7460             *FITTER/WELDER

An employee who is a Journeyman and is qualified by training and knowledge to install and repair gas services, mains and appurtenances, locate and repair leaks, do miscellaneous pipe fitting and operate equipment such as earth boring machines, line stopping and tapping machines, pipe locators, gas leakage detection equipment, holiday detectors, and compressors.  Must meet the minimum requirements of CFR 49 Part 192, Pipeline Safety Operator Qualification for the covered tasks associated with the Fitter classification. Does gas and electric welding and is required to be certified by testing in accordance with the Department of Transportation regulations and repair work on gas lines and their accessories.   Will be required to prepare ground for the installation of mains and services and restore ground to required condition.  May be assigned to other work as the occasion arises, including the installation of meters and regulators and may be required to relight gas appliances during seasonal relighting program or in times of emergency.  May be required to complete job related clerical work and assist in training. Must have successfully completed the Apprentice Fitter Welder Training Program or equivalent.

6022             *FOREMAN, COMMUNICATION SYSTEMS, WORKING

An employee, who possesses the necessary knowledge and skills through experience and training to work and direct the activities of Telecommunications Technicians and other personnel assigned to the Telecommunications Department.  The employee must be capable of directing personnel and planning work in a safe and efficient manner. Coordination of work with other departments including: ESCC, SCAT, ITT and others is a primary responsibility of this position. This position will be required to keep time for the personnel assigned to the group supervised by this position; this will include responsibility for scheduling normal and overtime work.  The person in these positions must be qualified by training and knowledge to install, maintain, repair, adjust or program various types of telecommunication voice and data transmission equipment. Must have a thorough knowledge of the SCADA system and be capable of performing maintenance and repair on that equipment or any peripheral equipment associated with the system. Other equipment skills may include, but not limited to, the EMS computer various SCADA RTU’s, UPS, digital and analog microwave radios, fiber optic SONET multiplexers, digital T1 multiplexers, digital cross connect switches, automatic telephone PBX, key systems and telephones, electric and gas system telemetering equipment, transfer trip equip, power line carrier RF equip, trunked radio system, spread spectrum and two-way radios, and other telecommunications and electronic work as may be required. The employee may be required to assist Telecommunications Engineers with system circuit design and project planning. The employee must have a working knowledge of laptop computers. The employee may be required to assist in the training of department personnel.

Prerequisites:
a) Must have completed a minimum of two (2) years as a Communication Systems Technician.

6281             *FOREMAN, CONSTRUCTION, WORKING, HEAVY
An employee who is qualified to work with, direct, and coordinate the daily activities of a crew engaged in heavy construction, maintenance, and/or repair of all civil/structural portions of utility facilities.  Must be thoroughly qualified by training, knowledge, and experience as to the proper methods and procedures required to perform tasks typically classified as carpentry, masonry, concrete work, ironwork, hazardous waste handling, site work, and earthwork, in a safe and efficient manner.  May be required to direct and coordinate activities of Laborers, Apprentice Construction Repairmen, Construction Repairmen,  Construction Inspectors, Truck Drivers, Transport Drivers, and Equipment Operators, although crew size will not be limited in number or by classification. Will oversee jobsite and employees, and ensure safety rules are being followed at all times. Must have a comprehensive working knowledge of mathematics, basic surveying techniques, construction materials, methods, and equipment, gas safety and the use of hand and power tools.  Must be able to interpret drawings, prints, sketches, specifications, and other written documents.  Must have effective oral and written communication skills.  Will be required to prepare proper notes, records, and other documentation as required for all daily job activities. Will be required to keep time for him/herself, as well as personnel under his/her direction and prepare legible notes and records, as well as other clerical work associated with the job.  May be required to assist in training. Must be a Journeyman Construction Repairman with not less than two (2) years' experience as such  Or a Heavy Equipment Operator with not less than four (4) years of experience as such.

6394             *FOREMAN, CONSTRUCTION, WORKING, LIGHT

An employee who is qualified to work with, direct, and coordinate the daily activities of a crew engaged in light construction, maintenance, and/or repair of all civil portions of utility facilities.  Must be thoroughly qualified by training, knowledge, and experience as to the proper methods and procedures required to perform tasks, typically routine in nature, classified as carpentry, masonry, concrete work, and earthwork, in a safe and efficient manner.  May be required to direct and coordinate activities of Laborers, Apprentice Construction Repairmen, Construction Repairmen, Construction Inspectors, Truck Drivers, Transport Drivers, and Equipment Operators, although crew size will not be limited in number or by classification.  Must have a comprehensive working knowledge of mathematics, basic surveying techniques, construction materials, methods, and equipment, and the use of hand and power tools.  Must be able to interpret drawings, prints, sketches, specifications, and other written documentation.  Must have effective oral and written communication skills.  Will be required to prepare proper notes, records, and other documentation as required for all daily job activities.  Must be a Journeyman Construction Repairman with not less than one (1) year's experience as such or equivalent.

6031             *FOREMAN, CONTROL, WORKING

An employee engaged in the installation, maintenance, repair and adjustment of substation equipment including transformers, regulators, circuit breakers, switches, relaying, power line carrier, substation metering, telemetering and other work as required.  Must be capable of directing men and planning work.  Must be qualified to perform switching.  Must have at least two (2) years' experience as a  Journeyman Electrician.  Must be proficient in using a personal computer.

6825	*FOREMAN, CUSTOMER SERVICE REPRESENTATIVE, WORKING

An employee who is directly in charge of and directs a crew of Customer Services Representatives in the day-to-day operations of the Phone Center, Customer Lobby, Customer Billing, Customer Systems Controls, Credit and Collections, Service Center and/or District Office operations.  Will also be in charge of and direct the work of meter readers.  Will be responsible for scheduling, logging attendance, maintaining daily work schedules, time sheets and monitoring Customer

Services Representatives and Meter Readers to assure quality in their transactions with customers.  Also prepare their performance appraisals and be thoroughly familiar with the work procedures and methods for the area of work assigned and skilled in all areas of the Customer Service Representative position.  They may be required to assist representatives in on-the-job training and answer questions as they arise.  They will also handle those customers who wish to have their questions or complaints answered on a higher level.  Required to make independent decisions as necessary to satisfy customer needs.  Also required to perform tasks as delegated by their Supervisor.  Must have successfully performed as a Customer Service Representative for at least three (3) years.

6277             *FOREMAN, GAS PRESSURE SYSTEM, WORKING

An employee who is engaged in the operation and maintenance of Gas System Pressure facilities and equipment who possesses the necessary knowledge and skill through experience and training to work with and direct the activities of Gas System Pressure employees.

Must be familiar with equipment, instruments, and procedures used in pressure regulation, custody transfer measurement, forecasting daily gas system requirements, gas analysis, gas odorization, and the gas leak survey program.  Must be capable of directing personnel and planning work.  Must have two (2) years' experience as Gas Pressure Operator or equivalent.  Must be familiar with federal and state regulations and recordkeeping requirements as related to the safe and reliable distribution of gas within the system.  Will be required to assist in training personnel in all phases of Gas System Pressure activities.  Must be capable of testing and calibrating various instruments used in Gas System Pressure operation.  Will be subject to on-call assignments as required and may be required to carry a pager or other type of remote notification system.

6275             *FOREMAN, GAS, METER SHOP, WORKING

An employee working with and directing the activity of Gas Meter Shop employees.  May be required to field test gas meters, water meters and devices.  Must be capable of directing men and planning work.  Must have a total of two (2) years as Gas Meterman or equivalent knowledge.

6025             *FOREMAN, GAS, WELDING, WORKING

To be filled on a upgrade basis, only, when an employee who is incumbent in the classification of Foreman, Electric, Gas, Construction, Working, is required to do qualified gas and electric welding on gas lines and their accessories.

6004	*FOREMAN, GENERAL, CONTROL, WORKING
An employee who, under general supervision will:
-
direct operations and coordinate all aspects of installation, maintenance, repair and adjustment of substation equipment.  Will aid in the design of facilities and also participate in the planning stages of such projects.

-	be the first point of contact in the absence of or under the direction of a supervisor,
-	direct the work of other foreman and their crews (foreman over foreman),
-	assume other duties as deemed appropriate by management except for the following:
1.	time sheet approval
2.	vacation approval
3.	completing performance appraisals (may give input)
4.	approving meal tickets and credit card receipts
5.	approving accounts payable items
An employee must have been a journeyman in their occupation for a minimum of six (6) years or a foreman equivalent for at least two (2) years.  Will be required to communicate effectively and contribute to a positive team environment to provide quality service to both external and internal customers.

NOTE:  This is NOT an upgrade only position.  Please refer to the Foreman, General, Working (Upgrade Only) for upgrades.
(Per Settlement Agreement dated 9/27/01 and Letter of Agreement dated 3/21/02)

6042	*FOREMAN, GENERAL, HEAVY, WORKING (GAS)
An employee who, under general supervision will:
-
direct operations and coordinate all aspects of installation, maintenance, repair and adjustment of gas facilities.  Will aid in the design of facilities and also participate in the planning stages of such projects.

-	be the first point of contact in the absence of or under the direction of a supervisor,
-	direct the work of other foreman and their crews (foreman over foreman),
-	assume other duties as deemed appropriate by management except for the following:
1.	time sheet approval
2.	vacation approval
3.	completing performance appraisals (may give input)
4.	approving meal tickets and credit card receipts
5.	approving accounts payable items

An employee must have been a journeyman in their occupation for a minimum of six (6) years or a foreman equivalent for at least two (2) years.  Will be required to communicate effectively and contribute to a positive team environment to provide quality service to both external and internal customers.

NOTE:  This is NOT an upgrade only position.  Please refer to the Foreman, General, Working (Upgrade Only) for upgrades.
(Per Settlement Agreement dated 9/27/01 and Letter of Agreement dated 3/21/02)

6013	*FOREMAN, GENERAL, LINE, WORKING
An employee who, under general supervision will:
-
direct operations and coordinate all aspects of overhead and underground transmission and distribution line work and all aspects of construction, maintenance and repair of company facilities.  Will aid in the design of facilities and also participate in the planning stages of such projects.

-	be the first point of contact in the absence of or under the direction of a supervisor,
-	direct the work of other foreman and their crews (foreman over foreman),
-	assume other duties as deemed appropriate by management except for the following:
1.  time sheet approval
2.  vacation approval
3.  completing performance appraisals (may give input)
4.  approving meal tickets and credit card receipts
5.  approving accounts payable items
An employee must have been a journeyman in their occupation for a minimum of six (6) years or a foreman equivalent for at least two (2) years.  Will be required to communicate effectively and contribute to a positive team environment to provide quality service to both external and internal customers.

NOTE:  This is NOT an upgrade only position.  Please refer to the Foreman, General, Working (Upgrade Only) for upgrades.
(Per Settlement Agreement dated 9/27/01 and Letter of Agreement dated 3/21/02)

→	*FOREMAN, GENERAL, WORKING (UPGRADE ONLY)
An employee assigned on an upgrade basis only at the Company’s discretion, to assume a leadership role under any combination of the following circumstances:
_
on special projects when required to direct crew operations and coordinate all aspects of construction, maintenance and repair of company facilities.  Will aid in the design of facilities and also participate in the planning stages of such projects,

_	replace a supervisor who will be absent from their duties for an extended time period, within the limits of the FLSA ( Fair Labor Standards Act)
_	when directing the work of other foremen and their crews (foreman over foreman),
_	other circumstances as deemed appropriate by management.
An employee assigned to this upgrade must have been a journeyman in their occupation for a minimum of six (6) years or a foreman or equivalent for at least two years.  Will be required to communicate effectively and contribute to a positive team environment to provide quality service to both external and internal customers.

→	See Wage Table for appropriate job class upgrade number.

6283             *FOREMAN, HEAVY, EQUIPMENT, WORKING

An employee who possesses the necessary knowledge and skill through experience and training to work with and direct the activities of equipment operators, heavy equipment operators, heavy truck drivers and transport drivers engaged in heavy construction, maintenance or replacement of facilities.  Must have demonstrated satisfactory performance as a Senior Equipment Operator for at least one (1) year or have equivalent experience.  May be required to assist in training.  Must be familiar with all Company and governmental agency policies, procedures and requirements relative to operating, maintaining, licensing and/or permitting of heavy equipment.  Must be able to interpret plans, sketches, specifications and written instructions.  Will be required to keep time for himself, as well as for those under his supervision.  Will be required to keep proper notes and records associated with daily activities, equipment maintenance schedules, safety inspections, and operator training schedules.  Must be able to write with clarity in a neat and legible fashion.

6041             *FOREMAN, LAB, WORKING

An employee who, under general supervision, is engaged in performing all classes of lab technician work, having full charge of and directing   all aspects of power station water treatment and the operation of water and fuel laboratories.  Must be capable of analyzing data from analyses and recommending proper courses of action.  Will train operators and technicians in chemical analyses and operation of water treatment equipment as required.  He must have not less than two (2) years of prior experience as a laboratory technician or chemist and completed formal courses in general chemistry, qualitative analysis, quantitative analysis, organic chemistry or Company-approved equivalents.

6051             *FOREMAN, LINE, WORKING

An employee engaged in performing all classes of overhead and underground transmission and distribution line work and construction, erection and maintenance of substations,** having full charge of and directing entire crew.  Must be a Journeyman Lineman with not less than two (2) years of experience as such.*** Must be qualified to perform switching.  Is required to drive line truck and operate the fixed and attached equipment.  Will keep time cards and material records.

**	See Letter of Understanding dated July 13, 1967, as amended by Supplementary Agreement dated May 10, 1973.
***	See Supplementary Agreement dated May 10, 1973, concerning qualification of Underground Electricians for advancement within the Electric Overhead Line of Progression.

6375	*FOREMAN, FABRICATION/CONSTRUCTION/ MAINTENANCE, WORKING
An employee who posses the necessary knowledge and skill through experience and training to work and direct the activities of personnel engaged in fabrication, maintenance and installation of electric and gas facilities. Must have demonstrated satisfactory performance as a Fabricator/Construction/Maintenance Welder Certified or have equivalent experience before consideration will be given for promotion to this classification.  Must be skilled in the crafts in which he may have occasion to use or to be used under his direction and guidance.  He/she must be able to interpret plans, sketches, specifications and written instructions.  Must be thoroughly familiar with the work procedures and methods for the area of responsibility assigned.  Must possess sufficient familiarity with symbols and dimensions as related to plans.  Will be required to keep time for him/herself, as well as personnel under his/her direction and prepare notes and records, as well as other clerical work associated with the job.  Must be capable of writing with clarity in a neat and legible fashion.  May be required to provide estimates for work to be performed.

Requires:  1) certification in API 1104 12” butt and 12” branch on connection (using Sierra Pacific Gas Department procedures), 2) complete and maintain Gas Operator Qualification and AWS D1.1 structural/plate using E7018 weld rod in the 3G vertical and 4G overhead position and semi automatic wire feed process in the 3G vertical and 4G overhead position.

Must be able to obtain Certified Welding Inspector Certification within one year of accepting position.  Employee will be included in DOT gas pipeline random drug and alcohol testing as outlined in 49 CFR Part 40 and 199.

6061             *FOREMAN, MAINTENANCE, WORKING

An employee who, under general supervision, is engaged in performing all classes of maintenance work, having full charge of and directing entire crew.  Must be a Plant Mechanic and/or Journeyman Mechanic/Machinist and/or Mechanic/Welder, with not less than two (2) years' experience as such or its equivalent.

6071             *FOREMAN, MECHANIC, DIESEL/TURBINE, WORKING

An employee who, under general supervision, is engaged in performing all types of diesel and turbine maintenance having full charge of and directing entire crew.  Must be a Journeyman Diesel Mechanic or Maintenance Electrician with at least two (2) years' experience as such or its equivalent.

6813             *FOREMAN, METER READER, WORKING-RENO

An employee who is in charge of and directs the work of meter readers in day-to-day operations.  Is required to effectively contribute to positive working relationships and job performance of the employees under his direction and provide and encourage quality customer service.  Is required to communicate effectively with employees and customers both orally and in writing.  Is responsible for scheduling, logging attendance, maintaining daily work schedules, monitoring work quality, evaluating performance, and performing other duties as assigned.  Must be thoroughly familiar with all work procedures, related equipment operation and is required to assist other department personnel as required.  Will provide training to new employees and be responsible for temporary employees assigned to gas/water demand studies.  Will be required to make independent decisions as necessary to satisfy customer needs and ensure employee safety.  Is required to perform tasks as delegated by management.

6091             *FOREMAN, SHIFT, WORKING

An employee who, under general supervision, is directly in charge of and responsible for the operation of the plant during his shift.  He shall direct, perform, or assist in the performance of all duties related to the light-off and securing of boilers, the start and securing of turbines, generators, and auxiliaries, perform and direct switching, handle communications, tend equipment, keep records, make temporary repairs of equipment in emergency, and other related work as required.  He shall relieve in subordinate capacities when required and direct the work of others assisting him, including the training of plant personnel.  He shall be thoroughly familiar with Company's dispatching and clearance rules, electrical and mechanical tagging and safety rules, and be qualified to render first aid.

6820             *FOREMAN, SUPPORT SERVICES, WORKING

An employee who, under general supervision, is directly in charge of and when needed performs the day-to-day operations of the internal and external mail distribution services, information and record management, copy center, receiving and the corporate switchboard.  Will be responsible for scheduling, logging attendance, training, preparing reports and maintaining daily work schedules.  May be required to complete other job related clerical duties.

Must be able to communicate effectively and possess skills to make independent decisions. Must be thoroughly familiar with work procedures and skilled in all areas of operations.

6082             *FOREMAN, TECHNICIAN, METER, WORKING

An employee who is a journeyman engaged in installing, servicing, testing, repairing meters, electrical equipment and devices and having charge of crew assigned to him/her and in general engaged in work associated with metering.  Must be capable of directing the work of others and planning work.  Must have a minimum of two (2) years' experience as Technician, Meter II or equivalent.

6815	*FOREMAN,TECHNICIAN,SERVICE, WORKING

An employee who possesses the knowledge and skill through experience and training to work with and direct the activities of the Service  Technicians who  perform work on electric meter service panels rated a maximum of 240 V line to line and without direct supervision can perform electric cut-ins, make electric and gas cut-outs, and self-contained single-phase meter exchange. Will be required to troubleshoot communication failures at the electric meter level or gas communication module.  May be asked to repair a communication failure by exchanging self-contained single-phase electric meter or gas communication module.  Must have performed satisfactory field credit work for at least two (2) years or have equivalent experience before consideration will be given to promotion for this classification.  Must be skilled in the craft for which he works and possess sufficient knowledge of all tools and equipment that will be used under his guidance.  Must be thoroughly familiar with the work procedures and methods for the area of responsibility assigned.  Must be capable of writing with clarity in a neat and legible fashion.   Must be thoroughly familiar with Company Safety Rules.  Is responsible for scheduling, logging attendance, maintaining daily work schedules, monitoring work quality, and performing other duties as assigned.  Will be required to make independent decisions.

6101             *FOREMAN, TECHNICAL, WORKING

An employee who, under general supervision, is engaged in performing all types of electrical and instrumentation work, having full charge and directing an entire crew.  Must be an Instrument Technician or a Plant Electrical Technician with no less than two (2) years' experience in a power plant as a Journeyman or its equivalent.

6053             *FOREMAN, TRANSMISSION LINE, WORKING (TRAVELING)

An employee engaged in performing all classes of overhead and underground transmission line work on energized circuits of 110KV or greater.  Also performs construction, erection and maintenance of transmission lines and associated structures having full charge of and directing entire crew.  Must be qualified to perform switching.  Must have served as a Transmission Lineman for at least two (2) years.  Is required to drive line truck and operate the fixed and attached equipment.  Will keep time cards and material records.  May be required to spend a significant amount of time on out-of-town projects.

6054             *FOREMAN, UNDERGROUND ELECTRIC, WORKING

An employee engaged in performing all classes of underground distribution line work, having full charge of and directing entire crew.  Must be a Journeyman Electrician Underground with not less than two (2) years' experience as such.  Is required to drive truck and operate the fixed and attached equipment.  Will keep time cards and material records.

6020	*FOREMAN, UTILITY FLEET, WORKING

An employee who is directly in charge of and leads all aspects of utility fleet maintenance and repair operations during his shift.  Coordinates vehicle and equipment availability and scheduling for repairs and maintenance with internal customers.  Prioritizes and coordinates the daily work assignments for Utility Fleet Mechanics, Garagemen, and other subordinate department personnel.  Ensure safe and efficient work practices on each job as it is being performed.  Identifies repairs or maintenance to be assigned to outside service providers and arranges for such work to be performed promptly and cost effectively.  Tracks and communicates progress and completion of each job with internal customers and Fleet Department staff.  Is required to effectively contribute to positive working relationships and job performance of the employees under his direction and to provide and encourage quality customer service.  Must be a journeyman Utility Fleet Mechanic with three (3) years experience as such.  Must possess and maintain a valid Commercial Driver’s License (CDL) and all applicable endorsements.

6450             *FOREMAN, UTILITY MATERIALS, WORKING

An employee who possesses the necessary knowledge and skill through experience and training to work with, train, and direct the activities of personnel engaged in routine warehouse operations. Activities include the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and the taking of physical inventories. Prioritizes and coordinates the daily work assignments for Utility Material Specialists and other subordinate department personnel. Must be skilled in the systems, tool and equipment which he may use or which may be used under his direction. Ensures all safety rules are followed. Is required to provide quality customer service. Must have at least 2 years experience as a Material Utility Specialist and/or Storekeeper. The employee shall be familiar with Company’s Stores and Accounting procedures and other applicable rules. Ensure that appropriate material transaction documentation is maintained and may be required to perform all clerical related duties.

6280             *FOREMAN, WORKING, HEAVY (GAS )

An employee who possesses the necessary knowledge and skill through experience and training to work with and direct the activities of a Gas Distribution crew engaged in heavy construction, emergency response operation and maintenance of the Gas Distribution System, or replacement of Gas Distribution facilities.  Must meet the minimum requirements of CFR 49 Part 192, Pipeline Safety Operator Qualification for the covered tasks associated with the Foreman classification. Must have demonstrated satisfactory performance as a light Foreman for at least one (1) year or possess two (2) years as a Journeyman Fitter/Fitter Welder or equivalent experience before consideration will be given for promotion to this classification. May be required to direct and coordinate activities of Laborers, Apprentice Fitters, Journeyman Fitters, Fitter Welders, Inspectors and Equipment Operators, although crew size will not be limited in number or by  classification. Will be responsible for Company jobsite safety and ensure that Company employees safety rules are being followed at all times.   Must be skilled in the crafts in which he works and possess sufficient knowledge of all tools and equipment which he may have occasion to use or to be used under his direction and guidance.  He must be able to interpret plans, sketches, specifications, and written instructions.  Must be thoroughly familiar with the work procedures and methods for the area of responsibility assigned.  Must possess sufficient familiarity with symbols and dimensions as related to plans.  Will be required to keep time for himself, as well as the crew under his supervision and prepare proper notes and records, as well as other clerical work associated with his job and crew.  Must be capable of writing with clarity in a neat and legible fashion.

6284             *FOREMAN, WORKING, HEAVY (BUILDING AND GROUNDS)

An employee who possesses the necessary knowledge and skill through experience and training to work with and direct the activities of a crew engaged in heavy construction, maintenance or replacement of facilities.  Must have demonstrated satisfactory performance as a light Foreman for at least one (1) year or have equivalent experience before consideration will be given for promotion to this classification.  Crew size will not be limited in number or skilled classifications under direction by this classification.  Must be skilled in the crafts in which he works and possess sufficient knowledge of all tools and equipment which he may have occasion to use or to be used under his direction and guidance.  He must be able to interpret plans, sketches, specifications, and written instructions.  Must be thoroughly familiar with the work procedures and methods for the area of responsibility assigned.  Must possess sufficient familiarity with symbols and dimensions as related to plans.  Will be required to keep time for himself, as well as the crew under his supervision and prepare proper notes and records, as well as other clerical work associated with his job and crew.  Must be capable of writing with clarity in a neat and legible fashion.

6398	*FOREMAN, WORKING, LIGHT (BUILDINGS AND GROUNDS)

An employee who possesses the necessary knowledge and skill through experience and training to work with and direct the activities of semi-skilled personnel engaged in light construction, maintenance or replacement of facilities.  Must be skilled in the crafts in which he works and possess sufficient knowledge of all tools and equipment which he may have occasion to use or to be used under his direction and guidance.  He must be able to interpret plans, sketches, specifications and written instruction.  Must be thoroughly familiar with the work procedures and methods for the area of responsibility assigned.  Must possess sufficient familiarity with symbols and dimensions as related to plans.  Will be required to keep time for himself, as well as the crew under his supervision and prepare proper notes and records, as well as other clerical work associated with his job and crew.  Must be capable of writing with clarity in a neat and legible fashion.

6397             *FOREMAN, YARD, WORKING

An employee who, under general supervision is directly in charge of and directs an entire crew in the operation, service, and maintenance of, but not limited to coal, ash, lime, and other bulk material handling equipment.

8956             *GARAGEMAN

An employee, who acts as a helper for a Mechanic or, under indirect supervision, does all types of automotive service work relating to a utility equipment fleet.  This includes all phases of preventative maintenance (PM) work such as visual inspections, operational checks, oil and filter changes, equipment lubrication, fluid level checking and filling coolant system checks and servicing, battery servicing, and related incidental minor maintenance and repairs (such as fan belt replacements and adjustments, spark plug, shock absorber, and radiator hose replacements).  Additional service work may include dispensing fuel and oil, tire repairs, cleaning, washing, and other janitorial work.  May pick up and deliver fleet equipment, parts, and accessories as required.  Shall be required to perform minimal clerical tasks such as completing PM check sheets, repair orders, parts requests and other related documents.

9240             *GROUNDS MAINTENANCEMAN I
(Helper B/G)
An employee, to enter this position must be a semi-skilled laborer, with past experience as such; capable of handling ordinary tools safely in accordance with Company safety rules. Will assist skilled workman as he progresses in skill and training.

8709             *GROUNDS MAINTENANCEMAN II
( Grounds Maintenanceman)

An employee who is qualified to perform, without direct supervision, all work associated with grounds and building maintenance, to all Company property as required, including but not limited to, painting, glazing, carpentry, fence repair, sprinkler systems, pruning and planting trees and shrubs, mowing lawns, fertilizing, etc. Must acquire a current certification as pesticide applicator within six (6) months of the job award, and will be required to operate equipment and/or Company vehicles.  May be required to provide general direction to any classifications assigned to him in performing work as defined.

9239	*HELPER

 Must have sufficient knowledge and adaptability to understand and carry on duties as assigned; must be semi-skilled laborer, or equivalent with past experience as such, capable of handling ordinary tools safely in accordance with Company safety rules.  Assist skilled workman or apprentice or work under their direction at various classes of work which may be assigned in any location.

7405             *INSPECTOR, GAS

An employee who possesses knowledge and skill as obtained by experience and training to direct the efforts of contractors doing work for the Company in the installation of Gas facilities.  Must possess in-depth knowledge of material and construction standards, procedures and specifications and have the capability of interpreting plans and sketches depicting the required work associated with gas installations.  Must have completed a minimum of one (1) year as a journeyman Fitter/Fitter Welder/Equipment Operator III or equivalent.  Will be required to keep records as necessary to complete as-built drawings, including materials installed, as well as the dimensions of the installation.  Will be required to complete main and service cards in a neat and legible fashion as related to the facilities he inspects.  Must be able to use pipe locator, Holiday detector, Gas Explosive Meter, pressure recorders and other instruments and equipment common to gas installations.

7410             *INSPECTOR, CONSTRUCTION

An employee who has sufficient knowledge of Construction to inspect contractors' and/or Company work.  Will be required to perform such duties as coordinating work between contractors and Company crews, scheduling and coordinating delivery of materials, preparing and maintaining construction records and verifying that work is done in accordance with plans and specifications.  Must be familiar with all phases of substation construction including site work, excavation, carpentry, concrete work, steel work, fencing, buildings, grounding, installation of both metallic and non-metallic conduit, and their underground facilities.  Must be able to read and understand drawings and specifications, have knowledge of surveying, and be able to work with all other departments.  May be assigned to work as a member of a construction crew.  Requires two (2) years' experience as a Repairman or equivalent.

7210             *INSPECTOR, ELECTRIC

An employee who has sufficient knowledge of the specifications and installation of electric overhead and underground lines to check contractors and/or Company work.  Will be required to perform such duties as scheduling and coordinating work between subdividers and Company crews, providing information on locations of underground facilities, conducting periodic checks of underground and overhead installations and doing necessary work to maintain such installations.  Must be qualified to perform switching.  Will be required to perform other related duties as required including the maintenance of records pertaining to plant construction and operations.  Must be qualified to work with the public.  May be assigned to work as a member of a line crew or an underground crew.  Requires a minimum of one (1) year of experience as a Lineman and/or Underground Electrician.

7200	*INSPECTOR, TRANSMISSION (TRAVELING)

An employee who has sufficient knowledge of specifications and installation of transmission overhead and underground lines to check contractors and/or company work.  Will be required to perform such duties as scheduling and coordinating work between contractors and company crews, providing information on locations of underground facilities, conducting periodic checks of underground and overhead installations and doing necessary work to maintain such installations.  Must be qualified to perform switching.  Will be required to perform other related duties as required including the maintenance of records pertaining to plant construction and operations. May be assigned to work as a member of a Transmission Line Crew. Must have at least two years of Transmission Lineman experience.

7130             *INSPECTOR, SUBSTATION, ELECTRIC

An employee who has sufficient knowledge of the specifications, installation and operation of electric substations to check contractors and/or Company work.  Will be required to perform various duties necessary to properly coordinate and inspect substation electric equipment installations.  Must be qualified to perform switching.  Will be required to perform other related duties including the preparation and maintenance of records pertaining to substation operation and maintenance.  May be assigned work as a member of a substation construction or maintenance crew.  Requires a minimum of two (2) years' of experience as an Electrician (control).

8395             *INSTRUMENTMAN

An employee engaged in survey work, in the field or office as required, such as operating with skill and efficiency, all survey instruments normally utilized by the Company. Assisting surveyors and Engineers preparing calculations, construction staking, boundary and topographic surveys and other surveying related tasks.  Training and/or experience in mapping, drafting and mathematics will be required.  May be required to pass an oral or written examination or performance test covering these qualifications.

7050	*INVESTIGATOR, REVENUE PROTECTION

Performs specialized assignments relating to tampered, diverted, vandalized and dead single-phase meters.   Performs field investigations and partners with the appropriate departments using established procedures.  Required to  perform investigations of  diversions, tampers, and vandalized meters as needed.  Work closely with low voltage electricity. Required to ensure that all back bills dealing with tampered, diverted, vandalized and dead meters are processed in a timely fashion.  Must effectively operate with limited supervision. Required to communicate effectively with and provide training to other employees and outside agencies in matters related to diversions, tampering, and vandalism of customer and company owned equipment.   Required to become a Certified Utility Theft Investigator within two years.    Required to take photographs, process evidence, complete  forms and prepare  paperwork in preparation of “court ready”  investigation Case files. Investigators are required to testify in court and other administrative proceedings based upon their investigations as needed. Required to drive a company vehicle. Required to be thoroughly familiar with Company Safety Rules. Must have at least two years electrical utility experience. Must be able to effectively communicate with customers and act in a professional manner. Required to use computer systems as necessary for the work.   Must be familiar with associated office equipment.

8610	*JANITOR (POWER PROD)

An employee who under general supervision has the primary duties of maintaining assigned areas in a clean and sanitary condition.  Janitorial duties will include but not limited to:  cleaning restrooms on a daily basis, washing and waxing floors, cleaning windows, collecting and disposing of trash, and maintaining housekeeping supplies.  Other assigned duties will include but not limited to:  running errands, gassing vehicles, distributing mail to appropriate locations, setting up and taking down meeting rooms, and other duties as assigned.  When not specifically assigned to janitorial duties may be assigned duties in other plant location.

9378	*LABORER
An employee who performs manual work such as digging ditches, digging holes and clearing rights-of-way and other repetitive unskilled work as required.

9379	*LABORER (BUILDING & GROUNDS)
An employee who performs manual work such as digging ditches, digging holes and clearing rights-of-way and other repetitive unskilled work as required.

9450             *LABORER, TEMPORARY

(Note:  A "Laborer, Temporary" is a student hired during vacations and others hired for a limited period of time for seasonal or emergency work.  Employees under this classification shall only be hired as needed to supplement the regular work force and shall normally be assigned only such work as falls within the Laborer definition.)

7330             *LINEMAN, ELECTRIC

An employee who is a Journeyman and who performs all classes of overhead and underground transmission and distribution line work and the construction, erection and maintenance of substations** when assigned to a crew under the direction of a Working Foreman or Supervisor of higher grade, and who is qualified by training and knowledge of underground circuits, substations, and apparatus to test, maintain, and install duct line, cable, conduits, risers, Company-owned customer outdoor lighting equipment, circuit breakers, transformers, and associated equipment, substation equipment and circuits.** Must be qualified to perform switching.

Will make connections to underground circuits and substation feeder installations as well as making underground connections on customer services.

His background of apprenticeship training and experience must be such as to qualify him to perform these duties with skill and efficiency.  He may be assigned to work with and under general direction of a Troubleman and when so assigned, the type of work he performs and the method of supervision shall be governed by the rules with respect to the Troubleman classification.  A Lineman may be assigned temporarily to work apart from a crew either alone or as a member of a two-man unit without supervision, doing work which shall include:

1.           Framing poles.
2.           Preassembling material.
3.           Patrolling and inspecting pole and tower lines.
4.           Testing and inspecting poles.
5.           Repairing risers and ground mouldings.
6.           Pulling slack in anchor guys.
7.           Replacing guy guards.
8.	Splicing and terminating non-leaded and leaded underground cables.
9.	Install and splice fiber optic cable and communications.

A Lineman may be assigned temporarily to work apart from a crew as a member of a two-man unit, without supervision, when the second man in such unit is a one-year Apprentice Lineman or higher, doing work which shall include:

**	See Letter of Understanding dated July 13, 1967, as amended by Supplementary Agreement dated May 10, 1973.

1.           Taking primary distribution voltage readings.
2.	Installing Company-owned customer outdoor lighting service equipment and street fixtures, including making connections on circuits with voltage below 750 volts.
3.	Installing all types of customer's services, complete with setting self-contained meters.

Using special design lift equipment, or an aerial bucket, a Lineman may work apart from a crew as a two-man unit, without supervision, when the second man in such unit is a one-year Apprentice Lineman or higher, doing work which shall include:

1.           Setting and replacing service poles.
2.	Setting street light poles and outdoor lighting service poles not to exceed 40 feet in length.
3.	Washing insulators on lines energized up to 60 KV.

When it is necessary to climb through live circuits of 750 volts or more, the other employee in the two-man unit shall be a Journeyman Lineman.  Is required to drive the line truck and operate the fixed and attached equipment.  May be required to keep time cards and material records.

7332             *LINEMAN, TRANSMISSION (TRAVELING)

An employee  who is qualified by training and on-the-job experience to perform work on energized circuits of 110KV or greater.  Must be qualified to perform switching.  His background and training must qualify him to perform all duties associated with Lineman work at normal distribution voltages as well as work on 110KV, 230KV, 345KV, or higher transmission line voltages.  May be required to spend a significant amount of time on out-of-town projects.

7580             *MACHINIST/TOOL REPAIR

An employee who is qualified to perform precision work with a lathe and milling machine, who is capable of skillfully and efficiently installing, repairing and maintaining all types of mechanical equipment and tools.  The machinist performs the machining, gauging and production of parts; also repairs tools, valves, pumps and compressors; and also does the major maintenance and overhaul of the CNG facility.  Must have a working knowledge of hydraulics.  Must be capable of reading and interpreting sketches and drawings, making setups, and have a good working knowledge of shop math and properties of materials.  Must be qualified to do all types of welding and brazing using the forge, acetylene and electric methods.

8690             *MAINTENANCEMAN, STREET LIGHT

An employee whose main duties will be, but not limited to, maintaining street lights and luminaries, installation and removal of company outdoor lighting equipment and other miscellaneous work on street lights and street light circuits.  Other duties may require the employee to assist a Troubleman in the performance of their duties, as long as he has been certified through training and experience.  This employee can be utilized as a qualified observer while hot primary work is in progress and may be requested to relay switching information as per the qualified person directing the work. These employees must have completed an I.B.E.W. Apprentice Lineman program at or above the 24-month level.

7350             *MECHANIC, DIESEL/TURBINE

An employee who is qualified and regularly engaged in performing all types of diesel and turbine maintenance, including maintenance of engines, turbo chargers, oil systems, cooling systems, etc. He shall do mechanical and electrical repairs, tune-ups and adjustments and incidental welding or brazing in connection with the above.

7360             *MECHANIC, MACHINIST

An employee who has completed a minimum of two (2) years as a Maintenance Mechanic and is qualified to perform precision work with all machine shop equipment, read and work from drawings and sketches, read precision instruments and gauges, make own set-ups and has knowledge of shop math, properties of materials, and Company's electrical and mechanic tagging and safety rules.

Job duties include all types of precision work on machine shop equipment, mechanical repairs to boilers, turbines, auxiliaries and other rotating equipment aligning motors and mechanical equipment, truing and balancing, rotating equipment, incidental welding, brazing and soldering, rigging, operation of the station crane and work of lower classifications as required.

7496             *MECHANIC, PLANT

An employee who has completed his apprenticeship, or equivalent, and is in the process of acquiring the experience and skills required for advancement to Mechanic/Machinist or Mechanic Welder.  Job duties include the performance of general machine shop practices such as making parts for mechanical equipment, turning shafts, turning down commutators, rebabbitting bearings, fitting gears, etc., truing, aligning and balancing rotating equipment, incidental welding and brazing, soldering and metalizing, making mechanical repairs to boilers, turbines, generators, and all related auxiliaries.  As a part of his training to qualify for advancement, may work as an assistant to and under the supervision of a Mechanic/Machinist and/or Mechanic Welder and/or Maintenance Working Foreman.  The Plant Mechanic will be reclassified to Mechanic Welder when the following three (3) conditions are satisfied:

1.
Has completed the SPPCO 30-month Apprentice Plant Mechanic program or has worked as a Plant Mechanic at SPPCO for one (1) year.  NOTE: The one (1) year Plant Mechanic requirement may be waived by the Plant Manager.

2.	Has passed the certified Welders test as outlined in Plant Mechanic/Welder classification.
3,	The employee has passed the ICS portion of the Apprentice Plant Mechanic training program.

7600             *MECHANIC, UTILITY FLEET

An employee who has completed an accredited Apprentice Mechanic program, or who has worked for two (2) or more consecutive years as an automotive/heavy equipment Journeyman Mechanic, and is capable of performing all maintenance, service, and directly related functions involved with the hands-on maintenance of a large modern utility-type fleet of vehicles and equipment.  The person shall possess and maintain a Commercial Drivers License (CDL) with air brake and combination vehicle endorsements and a DOT physical card.  At one (1) year, the employee shall possess and maintain all CDL endorsements and Nevada Emissions Inspector Certificate(s) as applicable in the employee's responsibility area.  The employee shall, during the first year, become familiar with and following, under indirect supervision, department, Company, automotive and utility industry job standards and practices as directed.  May be required to assist in related safety and training functions.

Employees are eligible for a $500 bonus incentive for ASE Master Mechanic certification (one every five years). Additional certification bonuses as approved by management.

9889             *MESSENGER, OUTSIDE

An employee who performs various errands between different divisions of the Company in the Reno-Sparks area, such as delivering messages, written material, supplies and equipment.  Shall also be required to pick up and deliver mail to the Post Office.  Will be required to do heavy lifting.

7370             *METERMAN

An employee who is a journeyman and has served successfully his apprenticeship or equivalent for a Meterman.  Must have the necessary knowledge to install, test, and repair all electrical instruments, meters and metering equipment and sufficient working knowledge of electricity to be able by the use of instruments, to determine power, volt amperes, power factor and reactive component in an electric circuit.

7605             *METERMAN, GAS
An employee who performs all classes of shop work on gas meters and regulators, including testing, repairing and adjusting. Must be familiar with gas fittings and system pressures.

9162             *METER READER
An employee must be qualified to work with the public.  The employee will read meters, verifying accuracy of meter numbers, meter locations, meter instructions, including providing time of use survey.  Must pass meter reading aptitude test and physical ability test.  The meter reading physical test will include an 11 mile walk test with a five hour time limit of an actual route that has been established.  Upon satisfactory completion of training which includes safety training, dog bite prevention training, meter pro online reading training, customer service training, and receiving on the job training, may be assigned to various duties of a reader. Employees that are required to read gas must do visual checks on meters for corrosion or damage and use their handheld for the audit.  They must also participate in the gas demand study every three years.  Must be qualified to speak professionally to customers, always being courteous and respectful.  Must be able to deal with change and difficult situations.

7525             *OPERATOR, ASSISTANT CONTROL ROOM

An employee who, under direct supervision, will assist the Control Room Operator in the operation of the Plant during his shift including all duties related to the light-off and securing of boilers, starting, operating and securing turbines, generators, and auxiliaries, and make temporary emergency repairs, keep records, keep his station clean, perform other related work as required.  When not assigned to operations duties, he may be assigned work in accordance with Section 6.13(b).  He shall relieve the Service Utility Operator, and when qualified, shall relieve the Control Room Operator.  He shall be thoroughly familiar with the Company's mechanical and electrical tagging and safety rules, and be qualified to render first aid.  He may be required to assist in the training of plant personnel.

Once the Assistant Control Room Operator is upgradeable to Control Room Operator, he shall be placed at the upgradeable rate.

Assistant Control Room Operators who have completed 24 months as an Assistant Control Room Operator and fail to achieve the requirements to be upgradeable to the Control Room Operator position shall be demoted to the Service Utility Operator position and that position’s top rate of pay.  The Company need not consider the bid of that employee for an Assistant Control Room Operator positions for six (6) months.

7510	*OPERATOR, ASSISTANT DISTRIBUTION SYSTEMS

An employee under the direct guidance of, and who assists, either the Distribution System Operator or the Transmission System Operator to perform duties in connection with all electrical lines and apparatus pertaining to power system operations.  Become proficient in the use of all communication equipment, computer systems, and operation diagrams available in System Control.  Familiarize with both NERC and WECC procedures and standards as well as SPPC safety and switching procedures and policies.  Will be required to pass oral and/or written examinations and performance tests.   If an Assistant Distribution Systems Operator is qualified to upgrade to the Distribution Systems Operator before the 2 years, the employee will be eligible to promote to the Distribution Systems Operator position.

7090             *OPERATOR, CONTROL ROOM

An employee, under the supervision of the Shift Team Leader or Shift Foreman, Working, whose duties include the operation of equipment in the plant, together with their related controls, particularly the equipment and switch gear which have their controls in the control room.  Is in charge of the control room and generally assists the Shift Team Leader or Shift Foreman, Working, in the operation of the plant.  Must keep his station clean.  Must be familiar with system operating orders, clearance procedures, and other necessary transactions with the Power System Dispatcher.  When required, he shall relieve subordinates, and may be required, in an emergency, to relieve the Shift Team Leader of Shift Foreman, Working, he shall assume their duties, when qualified, on a temporary basis, i.e., less than one full shift or the time required to call out a replacement.  When not assigned to operations duties, he may be assigned work in accordance with Section 6.13(b).  He shall be qualified to render first aid, and be thoroughly familiar with the Company's electrical and mechanical tagging and safety rules.  He may be required to assist in the training of plant personnel.

9785             OPERATOR, DATA ENTRY

An employee who is a proficient data entry operator.  This employee will be required to pass a data entry operator test to determine his/ her data entry ability before being considered qualified to be awarded a data entry operator job, and must have completed eighteen (18) months as a data entry operator trainee, or the equivalent in data entry experience.  Will be required to data entry punch and type information from source documents into tabulating cards or other input formats.  Information recorded from these source documents may be interpreted as required.  Will be required to operate, but will not be limited to key-to-disk/tape machines, key punch machines, verifiers, 1050 teleprocessing units, or other data processing source input equipment that may become available, or perform duties of a comparable nature as assigned by the data entry department Supervisor.

9535             OPERATOR, DATA ENTRY, SENIOR

An employee who has progressed through the Operator, Data Entry Trainee and Operator, Data Entry classification or who has completed equal training in a data entry shop of comparable size and complexity.

An employee under the supervision of the Data Entry Supervisor, who performs such duties as receiving, reviewing and logging all incoming work to insure completeness and clarity of input documents, resolve any potential problems with the user, prepare batch tags for work and assign work to the Data Entry Operators.  Perform transfer functions of data from disk to tape for submission to computer operations, perform cold starts, disk saves and prepare operator statistic tapes as required, assist Supervisor in preparing new application formats.  Keys information from various source documents.  Assist in training Data Entry Operators.  Performs other related clerical duties as required.

9910             OPERATOR, DATA ENTRY, TRAINEE

An employee not required to have prior experience as a data entry operator.  This employee must have average typing ability (50-60 words per minute) and will be required to pass a data entry operator aptitude test before being considered qualified to be awarded a data entry operator trainee job.  In the course of training may be assigned to any of the duties performed by a data entry operator.  Six (6) months after progressing to the top of the trainee classification, will automatically be reclassified to the classification of, and beginning wage rate of data entry operator.

7575             *OPERATOR, DIESEL/TURBINE

An employee who, under general supervision, operates and performs routine operational maintenance of diesel and turbine driven generating equipment and auxiliaries, during his shift.  Routine operational maintenance includes such functions as replacement of lubricating and fuel oil filters, addition of lubricating oil and anti-freeze and other minor repairs not requiring the services of a qualified Journeyman Mechanic.  When not on shift, he may assist Journeyman maintenance personnel.  He will keep records, and maintain the plants where he is assigned to work in a neat and clean manner.

He shall be thoroughly familiar with the Company's dispatching and clearance rules and shall be qualified to perform switching in conjunction with the operation of diesel and turbine generating facilities.  He shall be familiar with the Company's mechanical and electrical tagging rules and shall be able to render first aid.

7219	*OPERATOR, DISTRIBUTION SYSTEM

An employee, under the guidance of the Transmission Operator or the Transmission and Distribution Supervisor who performs such duties as; the safe switching of distribution lines, distribution substations, communication of switching instructions, granting or releasing approved clearances in connection with electric lines, or apparatus between power supply points, substations, and the terminus of distribution lines, underground feeders and other related duties as assigned. Prepares written switching orders and may review and approve the switching orders prepared by other Operators.  Monitors distribution system operating parameters, controls distribution system voltage and conducts load dispatching and other related operating duties during assigned shift. May conduct certain transmission system operations in assistance to and at the request of the Transmission Operator.  Must be proficient with all Sierra Pacific safety rules and switching procedures. Shall maintain certain designated switching records and operation logs, and maintain system operating diagrams and related documentation during shift. Is required to use all types of communication equipment with proficiency as available in the System Control Center. May be required to perform the above functions without direct supervision, including assisting in the training of System Control Center personnel. Will be required to pass oral and/or written examinations and/or performance tests covering these duties to progress through wage steps.

7222	*OPERATOR, EMERGENCY RELIEF (GRID)

An operator whose primary duty is to stand shift as assigned and relieve any of the other operators in System Control. Must be proficient in all aspects of power system operations, including all Sierra Pacific safety rules and procedures.   Must be proficient in the use of all types of communication equipment as it is available in System Control.   When not assigned to shift, may be required to prepare written switching orders, maintain operating diagrams and perform other duties associated with control center operations. Will be required to use own judgment in order to maintain or restore electric service and will have direct authority to shed customer load.   Will be required to pass oral and/or written examinations and performance tests covering these duties.   Requires NERC certification and compliance with NERC/WECC Operating Policies and/or Standards.

7223	*OPERATOR, EMERGENCY RELIEF (TRANSMISSION AND DISTRIBUTION)
(Classification)

An operator whose primary duty is to stand shift as assigned and relieve any of the other Transmission or Distribution System Operators in System Control.  Must be proficient in all aspects of transmission and distribution operations, including all Company safety rules and procedures. Must be proficient in the use of all types of communication equipment as it is available in System Control. When not assigned to shift, may be required  to prepare written witching orders, maintain operating diagrams and perform other duties associated with control center operations. Will be required to use own judgment in order to maintain or restore electric service and will have direct authority to shed customer load. Will be required to perform the above functions without direct supervision, including assisting in the training of System Control

Center personnel. Will be required to pass oral and/or written examinations and performance tests covering these duties. Requires NERC certification and compliance with NERC/WECC Operating Policies and /or Standards.

7213             *OPERATOR, EMERGENCY RELIEF (SCRUBBER)

An employee qualified to relieve in any operating capacity at the Scrubber, including Shift Foreman, Scrubber, whose primary duties are to stand shift as assigned, and to relieve Scrubber Operators as required.  When not assigned to relief duties, he may be required to perform other related duties.  In addition, when not assigned to a watch or when not assigned to operations duties, he may be assigned work in accordance with Section 6.13(b).  He must be qualified to render first aid.  He must be thoroughly familiar with the Company's plant tagging and safety rules and be qualified to issue clearances and perform switching for and within the Scrubber.  He shall assist in the training of Scrubber personnel.  Scrubber Foreman bidding to ERO (Scrubber) will maintain foreman wage rate.

7260             *OPERATOR, EMERGENCY RELIEF (STEAM)

An employee qualified to relieve in any operating capacity, including Shift Foreman, Working, whose primary duties are to stand shift as assigned, and to relieve Plant Operators as required.  When not assigned to relief duties, he may be required to perform other related duties.  In addition, when not assigned to a watch or when not assigned to operations duties, he may be assigned work in accordance with Section 6.13(b).  Must be qualified to perform switching.  He shall assist in the training of plant personnel.

8776             *OPERATOR, EQUIPMENT I

An employee who is under direct supervision and assists an experienced Operator,, or equivalent, and is in the process of acquiring the experience and skills required to advance to Equipment Operator II.  Will be required to operate pavement breakers, rubber-tired excavation equipment such as loaders, and combination back-hoe/loaders with rated capacities not exceeding one and one-half (1 1/2) cubic yards for loader buckets and one half (1/2) cubic yard for back-hoe buckets.

After one (1) year, automatic progression to Equipment Operator II classification will occur upon successful completion of the Equipment Operator I Performance Test.  Refer to Equipment Operator Progression Guidelines.

8774	*OPERATOR, EQUIPMENT II

An employee who has progressed through the Equipment Operator I classification, or has equivalent experience and is qualified by training and operating experience to perform special construction work using rubber-tired excavation equipment such as loaders, and combination back-hoe/loaders with rated capacities not exceeding one and one-half (1 1/2) cubic yards for loader buckets and one half (1/2) cubic yard for back-hoe buckets boom trucks, forklifts, etc. (type of equipment may vary by department).  May be required to complete job-related clerical work and assist in training.

After two (2) years of Equipment Operator II, progression to Equipment Operator III classification will occur upon successful demonstration of Equipment Operator II skills and department specific skills during two (2) years of Equipment Operator II classification.  Refer to Equipment Operator Progression Guidelines.

Bidding note 16 applies: Bidder must pass a skills proficiency evaluation.

8771	* OPERATOR, EQUIPMENT II, SERVICE

An employee who has progressed through the Equipment Operator I classification, or has equivalent experience and is qualified by training and operating experience to perform special construction work using rubber-tired excavation equipment such as loaders, and combination back-hoe/loaders with rated capacities not exceeding one and one-half (1 1/2) cubic yards for loader buckets and one half (1/2) cubic yard for back-hoe buckets boom trucks, forklifts, etc. (type of equipment may vary by department).  May be required to complete job-related clerical work and assist in training.

After two (2) years of Equipment Operator II, progression to Equipment Operator III classification will occur upon successful demonstration of Equipment Operator II skills and department specific skills during two (2) years of Equipment Operator II classification.  Refer to Equipment Operator Progression Guidelines.

Bidding note 16 applies: Bidder must pass a skills proficiency evaluation.

8773             *OPERATOR, EQUIPMENT III

An employee who has progressed through the Equipment Operator II classification and is qualified by training and operating experience to perform special construction work using rubber tired equipment such as loaders, and combination backhoe-loaders with rated capacities exceeding 1-1/2 cubic yard for loader buckets and 1-1/2 cubic yard for backhoe buckets, boom trucks, forklifts, etc.  (Type of equipment may vary by department).  May be required to complete job related clerical work and assist in training.  Is additionally qualified by training and experience to perform a variety of department specific tasks.  Refer to the Equipment Operator Progression Guidelines.

8772             *OPERATOR, EQUIPMENT, HEAVY

An employee who has completed a minimum of three (3) years as an Equipment Operator II  and a minimum of  1 year as an Equipment Operator III,  Must be qualified  to perform special construction work using various  rubber tired and track mounted heavy equipment () such as bulldozers, cranes, road graders, excavators,  Compactors, scrapers, augers and otgher heavy equipment applicable to perform construction and maintenance tasks without limitation on size or type equipment.

May work in cooperation with and under the direction of various other Departments as needed. An employee who possesses the necessary knowledge and skill to perform earthwork, trenching and shoring in a safe and efficient manner, road construction, maintenance and all civil/structural portions of utility facilities.  Must hold a valid Class A drivers license with tanker endorsement, qualified in loading and uploading of equipment, tie down procedures, routes and clearances. Must be knowledgeable and capable to perform fueling, and lubrication of all types of heavy equipment on jobsites.  Must have knowledge of blueprint reading, surveying, qualified to layout, install, construct and maintain all civil and structural portions of utility facilities. Must possess the knowledge and experience in excavation, gas safety, environmental, line clearances, concrete, fencing, grounding, iron work, conduit, rigging and steel erection.

May be required to complete job-related clerical work in a legible fashion and assist in training.

8466             *OPERATOR, EQUIPMENT, HEAVY (TRAVELING)

An employee who is a qualified equipment and vehicle Mechanic and also qualified as a heavy equipment operator.  Must be familiar with transmission crew operations.  Employee must have a good working knowledge of the operation of the transmission crew.  May be assigned other miscellaneous duties such as ground work, etc.  May be required to spend a significant amount of time on out-of-town projects.

8115             *OPERATOR, GAS PRESSURE

An employee with knowledge and experience of the operation and maintenance of gas distribution systems whose responsibilities and duties include the control of pressure and maintenance of the gas flow in the distribution lines.  Shall include the operation and maintenance of gas regulator stations, changing various pressure and/or flow meters or volume charts and reading or computing gas usage.  Shall be required to test, calibrate and maintain various pieces of equipment, instruments and devices as used in the industry.  Shall be responsible for all odorant injections and odorant testing of the system gas.  Responsible for the regulation of all gas received from our supplier at the City Gate Stations and must be capable of forecasting daily gas requirements.  Will be required to assist in training personnel in all phases of operation and regulation of system gas.  May be assigned to other duties as required to assure delivery of safe and reliable gas supply throughout the system.  Shall be responsible for recording all maintenance and inspection records as required by Department of Transportation regulations.

7221             *OPERATOR, GRID RELIABILITY

An employee who is responsible for the safe, efficient and reliable operation of the interconnected transmission and control area generation system for the Sierra Pacific and Nevada Power Control Areas during assigned shift.  Ensures power system integrity by continuously monitoring such items as ACE, frequency, operating reserves, load, tie-line loading, control area and system load, inadvertent interchange, and time error.  Responsible for AGC control, plant loading, and associated control performance criteria.  Performs curtailments of transmission, load and generation for system reliability purposes.  Interfaces with the reserve sharing systems and applicable Security Coordinators in WECC.  May perform hourly and midnight check-outs of tie-line quantities with neighboring control areas.  Maintains required records and operational logs during shift. Will be required to use own judgment in order to maintain or restore electric service and will have direct authority to shed customer load.  Shall direct the work of others, including the training of Control Center personnel. Will assist the System Transmission Operator in the performance of duties. Will be required to pass oral and/or written examinations and/or performance tests covering these duties to progress through wage steps. Requires NERC certification and compliance with NERC/WECC Operating Policies and/or Standards.

9818	OPERATOR, PBX

An employee who operates a manual or automatic switchboard to handle incoming, outgoing and intra-office calls.  In addition, while at switchboard acts as receptionist.  Must have pleasing personality and pleasing telephone voice.  Also performs routine clerical work as part of regular duties.

8750             *OPERATOR, SERVICE UTILITY

An employee who, under direct supervision, shall during shift, assist in the operation of generating equipment, and operate auxiliary equipment including pumps, fans, air compressors, and demineralizers, water treating and chemical feed equipment, fuel metering and transfer equipment, screen wells, cooling towers and chemical disposal system.  Shall have a good working knowledge of plant equipment and its lubrication needs.  Will service plant auxiliary equipment, change filters, maintain records, adjust packings, tighten safety guards, remove pipe couplings, lubricate plant equipment and maintain lubrication equipment and inventory.  When the lab technician is not on duty, the Service Utility Operator may be required to perform simple routine tests on water, such as silica, pH and conductivity.  When qualified, he shall be required to relieve the Assistant Control Room Operator.  When not assigned to operations duties, may be assigned work in accordance with Section 6.13(b).  Must keep any assigned work area clean and be thoroughly familiar with Company safety rules and be able to render first aid.  May be required to assist in the training of plant personnel.

Service Utility Operators who are upgradeable to Assistant Control Room Operator shall be placed at the upgradeable wage step after completing 24-months as a Service Utility Operator.

Note: If a Service Utility Operator is qualified to upgrade to an Assistant Control Room Operator before the 24 months, the employee will be eligible for the upgradeable wage rate.

7220             *OPERATOR, TRANSMISSION SYSTEM

An employee, under the guidance of the Transmission and Distribution Supervisor who performs such duties as; the safe switching of tie lines, transmission lines and distribution lines, distribution substations, communication of switching instructions, granting or releasing approved clearances in connection with electric lines, or apparatus between power supply points, substations, and the terminus of transmission and distribution lines, underground feeders and other related duties as assigned.  Prepares written switching orders and reviews and approves the switching orders prepared by other Operators. Monitors transmission system operating parameters, controls system voltage and conducts load dispatching and other related operating duties during assigned shift. Must be proficient with all Sierra Pacific safety rules and switching procedures. Shall maintain certain designated switching records and operation logs, and maintain system operating diagrams and related documentation during shift. Is required to use all types of communication equipment with proficiency as available in the System Control Center. Will be required to use own judgment in order to maintain or restore electric service and will have direct authority to shed customer load. Will be required to perform the above functions without direct supervision, including assisting in the training of System Control Center personnel. Will be required to pass oral and/or written examinations and/or performance tests covering these duties to progress through wage steps. Requires NERC certification and compliance with NERC/WECC Operating Policies and/or Standards.

8870             *OPERATOR, YARD

An employee who, under general supervision, operates and maintains coal and ash handling equipment.  Will be required to operate any equipment in the handling of coal, ash dewatering systems, fly ash conditioning, and unloading systems in the handling of ash.  Shall be required to perform mechanical maintenance duties on coal handling systems.  Will assist the mechanical maintenance department in the maintenance of all plant equipment when required.  Performs preventative maintenance duties such as lubricating, oil and filter changing, etc., on all equipment used for coal and ash handling.  Must keep his assigned area clean.  Must be familiar with plant equipment tagging rules.  Shall perform other related duties as assigned by Supervisor or Foreman.  Shall be qualified to render first aid.  When not assigned to coal handling duties, may be assigned to work in accordance with Section 6.13(b).  Processes and delivers coal samples to coal lab as required.

8511             *OPERATOR, YARD, SENIOR

An employee who, under general supervision, will operate and maintain coal and ash handling equipment.  Will be required to operate a rubber-tired dozer and any other equipment used in the handling of coal, ash dewatering systems, fly ash systems, and unloading systems used in the handling of ash.  Will be required to perform routine maintenance duties on coal handling systems and coal handling equipment, such as lubricating, oil and filter changing, etc.  Will be required to keep maintenance logs on equipment and schedule the necessary maintenance.  Will be required to train Yard Operators in the performance of their duties.  Shall be responsible for the cleanliness of the equipment involved in the coal handling process, coal storage area, and the plant outside area in general.  Must be thoroughly familiar with the work procedures in the area of responsibility assigned.  Must be thoroughly familiar with plant equipment tagging procedures.  During outages or emergency situations, may be assigned to work in accordance with Section 6.13(b).  Communications as necessary with railroad and mine.

9624             * PARTS SPECIALIST, UTILITY FLEET
(replacing Parts Clerk)
An employee who is ASE certified as a Parts Specialist, or who has worked for three (3) or more consecutive years as a Parts Counterperson in the automotive, truck or heavy equipment industry. An employee who is familiar with automotive parts and supplies for a complex utility fleet and is qualified to perform, without direct supervision, and subordinate to the Supervisor in charge, duties relating to and, including inventory and stocking levels, purchase card functions, and the performance of duties relating to the ordering, receiving, shipping, handling, taking inventory, storing and disbursing of Fleet automotive and equipment related materials and supplies. Must operate Fleet/Corporate computer system to handle all aspects of shop repair orders relating to issuing and receiving parts, ordering and invoicing system including fuel, commercial work, labor and work order processing. Provides input to management regarding vendor selection, evaluation and performance. The employee shall become familiar with the departments accounting and data processing procedures and other applicable rules. May be required to update and operate data entry system for parts inventory control.

Shall be required to operate company vehicles within the scope of forgoing duties. Shall be required to obtain a Class A commercial drivers’ license in order to operate company vehicles within the scope of forgoing duties within 6 months f accepting position. May be required to provide general direction to any classification assigned to the Parts Specialist in performing the work herein defined. May be assigned to perform other work and light duty maintenance as occasions arise. Must possess good communication skills, both oral and written, and general knowledge of Fleet terminology, and practices. This position automatically progresses to Senior Parts Specialist 6035 after 5 years.

8885             *PATROLMAN, LINE

An employee who is qualified by training, experience and knowledge to perform on temporary assignment without direct supervision the responsibility of patrolling overhead electric transmission lines, overhead electric distribution lines and other electric system plant facilities.

The primary duties of this position are to patrol, observe and recognize any damaged structures or equipment or physical irregularities in the aforesaid facilities.  Will not be required to climb, perform switching, or repair electrical equipment, perform work from an aerial lift or elevated platform.  A record must be made of all irregularities or damages and appropriate reports completed for follow-up repairs by others.  Must have one (1) year of experience in the Electric Department and have worked with a line crew a minimum two (2) months on overhead line construction and have received a minimum of 80 hours pertinent training under a qualified instructor.  May assist skilled workman or apprentice or work under their direction on various classes of work which may be performed.

7595             *PATROLMAN, LINE, ELECTRIC

An employee who is a Journeyman Lineman and who is qualified by training, experience and knowledge to perform without direct supervision the responsibility of patrolling/inspecting overhead and underground electric transmission lines, overhead and underground electric distribution lines, and other electric system plant facilities.

The primary duties of this position are to patrol/inspect, observe, recognize and report any damaged structures or equipment or physical irregularities in the aforesaid facilities.  May be required, based on qualifications, to perform switching and minor electrical repairs and incidental climbing.  May be required to operate infra-red scanning devices or other detection instruments.  A record must be made of all irregularities or damages and appropriate reports completed for follow-up repairs by others.  May assist skilled workman or apprentice, or work under their direction, on various classes of work which may be performed.

7420             *POWDERMAN

An employee who has successfully completed a Company-provided course in the handling and use of explosives, and currently holds a valid license to purchase, transport and use explosives in the state in which the employee will be performing blasting operations.  Duties include loosening of materials to be excavated, opening of holes for utility poles and anchors, and demolition of concrete footings and foundations.  This position is for upgrade only.

8716             *REPAIRMAN, CONSTRUCTION

An employee who is qualified to lay out, install, erect, construct, maintain and/or repair all civil/structural portions of utility facilities.  Must be qualified by training, knowledge and experience to perform tasks typically classified as carpentry, masonry, concrete work, ironwork, site work and earthwork, including but not limited to general carpentry, basic framing and forming,  concrete placement, finishing and curing, trenching,excavation, shoring, fencing, grounding, conduit installation, rigging, structural steel erection, hazardous waste handling  Must hold a valid Class A drivers license with tanker endorsement. Must be qualified to load and unload a wide varietyof power-operated construction equipment, vehicles and materials Must be familiar with loading and tie-down procedures.  Must be capable of interpretation of drawings and prints and may be required to complete associated paperwork, notes, as built records and clerical work associated with daily and overall job functions in a legible fashion. .  Must have a working knowledge of mathematics, basic surveying techniques, construction materials, construction equipment, gas safety, and the use of hand and power tools.  May be required to assist in training. Must have successfully completed the Construction Repairman Apprentice Training Program or equivalent.

8530             *REPAIRMAN, TOOL

An employee who is qualified to perform, without direct supervision, and subordinate to the Working Foreman or Supervisor in the duties required to receive, store, issue, maintain records, repair, maintain and distribute tools related to all Company operations.  Will not be required to repair internal combustion engines or electric motors.  May be required to operate equipment and/or Company vehicles within the scope of the foregoing duties.  May be required to provide general direction to any classifications assigned to him in performing work herein defined.

8535             *REPAIRMAN, TOOL (POWER PRODUCTION)

An employee who is familiar with  power plant maintenance tools and equipment used to maintain apparatus in power plant operations.  Shall issue, receive, store, inventory, maintain records and tools related to power plant  maintenance operations.  May be required to assist Journeyman maintenance personnel as required.

9777             REPRESENTATIVE, ACCOUNTS PAYABLE

An employee not required to have prior accounts payable experience, but who must, prior to award, pass the clerical battery test and a typing proficiency test (45 w.p.m.).  Will receive formal training in order to perform the duties of an Accounts Payable Representative.  Works alone and makes independent decisions as necessary on such duties for which the employee has been trained and instructed, including accounting and data entry functions in the Peoplesoft, and SPPC legacy Accounts Payable/Purchasing/Inventory Systems.  Required to be effective when working with their customers and responding to vendor requests and inquiries, as well as having other qualifications generally accepted as being desirable in an Accounts Payable Representative classification.  Once trained, employee will be responsible for a) timely processing of invoices, expense reports, and credit card transactions for payment in the applicable Accounts Payable computer system for all SPR business units, b) analyzing and verifying consistency, completeness, and accuracy of items to be entered into the accounting records, c) preparing simple journal entries and reconciliations for review and approval, d) researching and resolving errors or discrepancies in invoices and account activity, e) maintaining subsidiary ledgers, f) preparing manual checks, cash reports, balancing, and general ledger edits, and g) all aspects of vendor set-up and maintenance, all in accordance and compliance with established corporate policies. Will automatically progress through the wage rate scale provided the employee’s performance is satisfactory to qualify for advancement.  May be required by Company to pass written and/or proficiency tests covering any of the following qualifications prior to job award:

1.	Aptitude for routine accounting operations and bookkeeping entries.
2.	Aptitude for more complex arithmetical calculations.
3.	Ability to effectively operate a computer for data entry and use of Accounts Payable specific software applications.
4.	Balancing and preparation of daily balance sheets and reports.
5.	Ability to operate various complex office machines/equipment.

9725             REPRESENTATIVE, ACCOUNTS PAYABLE, SENIOR

An employee who by training and having worked in the Accounts Payable Department has demonstrated to the satisfaction of the Company a thorough knowledge and detailed understanding of SPR’s Accounts Payable business processes and computer accounting systems, including Peoplesoft, Indus Passport, and SPPC’s legacy Accounts Payable/Purchasing/Inventory System.  Requires leadership qualities and excellent verbal and written communication skills.  Performs a variety of skilled and unskilled tasks dealing with the orderly flow of work within the department.  Such employee will be responsible for a) analyzing and verifying consistency, completeness, and accuracy of items to be entered into the accounting records, b) preparing simple recurring journal entries and reconciliations, c) researching and resolving errors or discrepancies in invoices and account activity, d) maintaining subsidiary ledgers, e) preparing manual checks, cash reports, balancing, and general ledger edits, f) timely processing of invoices, expense reports, and credit card transactions for payment in the applicable Accounts Payable computer system for all SPR business units, and g) all aspects of vendor set-up and maintenance, all in accordance and compliance with established corporate policies.  Provides on-the-job training and directs the activities of other department personnel as required, performs other assigned clerical functions as needed, and provides instruction/interpretation of corporate policies.

 Required to be effective when working with and responding to customer and vendor requests and inquiries, as well as have other qualifications and qualities generally accepted as being desirable in an accounts payable classification.  Required to make independent decisions as necessary to provide quality service.

9861             REPRESENTATIVE, CLERICAL

An employee who after passing a clerical aptitude test, may be assigned to perform any and all advanced clerical or secretarial functions which require greater judgment and initiative in non-routine situations.  Performs any other miscellaneous duties as required by Supervisory personnel in the department to which assigned, including bookkeeping and entering functions, as well as customer contacts either in person or by telephone.  May be required by the Company to pass written and/or proficiency test covering any of the following qualifications.  (Only those qualifications as specified in points one through six below, which are considered by Company for a particular Clerical Representative vacancy, shall be posted):

1.	Typing with acceptable speed and accuracy (45 w.p.m. or 60 w.p.m. as required).
2.	Aptitude for more complex arithmetical calculations.
3.	Ability to operate various complex office machines/equipment.
4.	Aptitude for routine accounting clerical operations and bookkeeping entries.
5.	Receive cash payments, balance and prepare daily cash reports.

9776             *REPRESENTATIVE, CUSTOMER SERVICES

An employee not required to have prior customer services experience and who, after passing a clerical aptitude test, will receive formal training in order to perform the duties of Customer Services Representative.  Upon satisfactory completion of the minimum requirements of the Sierra Customer Information System Training Program, and while receiving on-the-job training, may be assigned to any of the duties performed by the Customer Services Representative in the Customer Business Office, Meter Reading, Cash Operations, Energy Diversion, Service Center or District Offices.  Shall be required by Company to pass the Customer Information System training proficiency test.  Required to be effective when working with the public and responding to customer requests and inquiries, as well as have other qualifications and qualities generally accepted as being desirable in a customer services classification.  Works alone on duties for which employee has been trained and instructed and makes independent decisions as necessary to satisfy customer needs and provide quality customer service.  Will automatically progress through the wage rate scale provided the employee's performance is satisfactory to qualify for advancement.  May be required by Company to pass written and/or proficiency tests covering any of the following qualifications:

1.	Typing with acceptable speed and accuracy (45 w.p.m.)/keyboard skills.
2.	Aptitude for arithmetical calculations.
3.	Ability to operate various office machines and personal computers as required.
4.	Spanish speaking skills.

9735             *REPRESENTATIVE, CUSTOMER SERVICES, SENIOR

An employee who has demonstrated to the satisfaction of the Company, through a minimum of three (3) years' experience as a Customer Services Representative, that  they are qualified to perform very sophisticated clerical tasks which require extensive decision making, accuracy, and independent judgment, with a minimal amount of supervision,  Assists, and works with other personnel to endure the efficient operation of related departmental activity.  Required to be effective when working with the public and responding to customer requests and inquiries.  Demonstrates analytical skills and has the system knowledge of all applications utilized in functions relating to Customer Services; Customer Billing; Final Bills; Service Center and /or District Office Operations.  Required to  satisfy customer needs and be prepared to provide on-the-job training, and may be required  to validate and approve cash drawers.

This position will not be used to replace a Foreman, Customer Service Representative

9850             *REPRESENTATIVE, FACILITIES
An employee who has demonstrated to the satisfaction of the company,  that he/she is qualified to perform any and all advanced facilities functions with a minimum amount of supervision. Required to make independent decisions as necessary and have excellent verbal and written communication skills. Required to have high level organizational skills for dealing with tasks related to the orderly work flow of the department. Must have advanced computer skills and knowledge for maintaining facilities documents and spreadsheets. Must be motivated to improve current procedures. Establishes catalogs that are accessible to upper management that provide up to date budget information, including all purchasing  card transactions and invoices for both O&M and capital communications. Employee must have knowledge of daily communications with contractors, and must have knowledge of daily operations within the facilities department and in order to interact on a daily basis with facilities department and contractors. Order maintenance materials and supplies and ensuring supplies are shipped to the appropriate locations. Required to pass written and /or proficiency tests covering the following qualifications:
Advanced computer skills, Ability to operate complex office machines/equipment, Aptitude for accounting operations and bookkeeping entries, Aptitude for more complex arithmetical calculations.

7485             *SERVICEMAN, CUSTOMER

An employee who has completed his apprenticeship and does such work as checking operations of gas meters, installing and altering gas meter and regulator installations; will make adjustments and repairs of domestic, commercial, industrial, and Company rental gas equipment and appliances.  Will set or replace electric meters and inspect tampered gas and electric meters, inverted and switched electric meters and investigate all types of broken meter seals.  Will make electric, gas cut-ins and cut-outs, seal or O.B.M. meters and in conjunction with the aforementioned duties will collect delinquent payments and deposits at the customers' premises.  Will investigate gas customer complaints, make service checks on customers' premises and must be able to discuss service problems and advise both existing and prospective customers.  Must be able to learn the application of pipe locator equipment, determine leak locations in regard to Company or customer side of water curb cock and investigate water customer complaints.  May be required to change periodic clock charts at various locations.  Must be able to write legibly and maintain a neat, clean appearance and must be qualified to work with the public.

A Serviceman, Customer shall be required by Company to reside within a thirty-five (35) mile radius of the Company headquarters to which they regularly report.

8966	*REPRESENTATIVE, SUPPORT SERVICES

An employee who is qualified to perform duties that may include but not limited to: operations of various office equipment, production copying equipment, and other related equipment within the scope of forgoing duties, processing mail, collecting, sorting, opening and receiving mail and materials/packages, shipping, handling, pick up and deliver of mail/packages internally and externally, run errands to other locations( vendors, Post Office, and different divisions of the company) using company vehicle, and provide a variety of office duties. Must be able to meet deadlines and produce top quality work, and be capable of heavy lifting.

8730             *SERVICEMAN, ELECTRIC

An employee engaged in setting electric meters and making electric and water cut-ins and making electric, water and gas cut-outs; making electric connections at the weatherhead and assisting the Troubleman.  An employee who has had at least one (1) year's experience as either an Apprentice Lineman, Apprentice Fitter, or equivalent experience shall be given an experience rating to the one (1) year wage step.

An employee shall possess (within 30 days) and maintain a Commercial Drivers License (CDL). As of January 1, 2003, incumbents, if capable, will be required to possess a CDL within 90 days.

8720             *SERVICEMAN, EQUIPMENT

An employee who has a strong mechanical background and good knowledge of plant equipment and its lubrication needs.  Duties will include equipment lubrication, changing filters, recordkeeping, and minor repairs, such as adjustment of packing, drive belts, tightening of safety guards and repair of minor leaks noticed during normal lubrication duties.  Will be responsible for keeping his assigned area clean, maintaining lubrication equipment, and maintaining proper lubricant inventory.  Will work under general supervision and have a good knowledge of plant safety and tagging procedures.

9745	*SPECIALIST, METER DATA

An employee who possesses the necessary knowledge and skill through experience and training to provide a high level of technical data processing and support to ensure all meter reading data for billing is complete and accurate.  Employee is responsible for using his/her knowledge to support the electronic meter reading system for billing through daily processing of collected data.  Maintains existing computer application software through trouble-shooting and installation of new software in all personal computers associated with the electronic meter reading system.  Provides district offices with technical support for the electronic meter reading system including trouble-shooting and training.

Provides procedural instructions for use of computer software packages.  Must understand the mainframe-p.c. link software to upload and download sensitive billing data through the electronic meter reading system.  Maintains inventory of electronic handheld devices and ensures adequate equipment is available to all district offices through coordination and distribution.

Employee must have a thorough understanding of the fundamentals and have a practical understanding of data processing techniques, data collection procedures and meter read preparation.  Must have comprehensive knowledge of personal computers, system hardware, communication devices and application software.  Must have considerable knowledge of the electronic meter reading system and data acquisition.  Must possess the ability to analyze and document the operations of the electronic meter reading system.  Must be able to communicate effectively, both orally and in writing.

6035	*SPECIALIST, PARTS SENIOR, UTILITY FLEET

An employee who, under general supervision, is responsible for Fleet-wide parts operations, including inventory and stocking levels, purchase card functions, and the performance of duties relating to the ordering, receiving, shipping, handling, taking inventory, storing and disbursing of Fleet automotive and equipment-related materials and supplies.  Provides input to management regarding vendor selection, evaluation and performance.  Must possess the knowledge and skill, through training, certification or experience obtained by having spent a minimum of five (5) years as a Utility Fleet Parts Clerk (or similar experience), to operate and maintain (1) the Fleet/Corporate computer systems to handle all aspects of shop repair orders relating to issuing and receiving parts, and (2) the ordering and invoicing system.  Must possess a comprehensive knowledge of overall Fleet parts operations, including terminology, practices, Fleet equipment, and automotive parts.  Must possess good communication skills, both oral and written.  Will be required to train personnel when required and to perform other duties as assigned.

8847             *STOREKEEPER

An employee with no less than two (2) years' experience as a Warehouseman, who has charge of a District Stores facility (outside the Reno area) and who is qualified to perform and direct, without direct supervision, and subordinate to the Supervisor in charge, all work relating to the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and supplies, and the taking of inventories.  The employee shall be familiar with the Company's Stores and Accounting procedures and other applicable rules.  Shall be required to perform all related clerical duties and to operate equipment and/or Company vehicles within the scope of the foregoing duties.  Shall provide general direction to any classifications assigned to assist him in performing stores work herein defined.  May be assigned to perform other work as occasions arise.

8848             *STOREKEEPER/BUYER/PLANNER (FT. CHURCHILL ONLY)

Has charge of a District Stores facility and who is qualified to perform and direct all work relating to the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and supplies, and the taking of inventories.  The employee shall be familiar with the Company’s Stores and Accounting procedures and other applicable rules.  Shall be required to perform all related clerical duties and to operate equipment and/or Company vehicles within the scope of the foregoing duties.

   Provide all material and inventory support for the Generating Facility.  Plans, directs, controls procurement or required materials, equipment and supplies.  Consults with the customers to maintain appropriate stock levels.  Build customer relationships and acts as one point of contract for all supply chain needs for their customer’s organization.  Maintains a high level of customer satisfaction.

   Responsible for qualifying vendors, preparing and issuing formal bids, evaluating bids, establishing long-term blanket supply agreements and strategic alliance agreements that support service goals by obtaining the best combination of delivery, quality, quantity and price.  Establishes and maintains communications with the suppliers to support the supply chain.  Coordinates supplier evaluations periodically in concert with the customer/user group.   payments.

8055             *SURVEYOR

Directs the work and activities of the Survey Crew in the performance of measurements upon the land of features and fixtures of Company-owned land and land rights, construction layout and staking of improvements and facilities, and other survey related activities in support of Company objectives.  Maintains and operates all survey and survey related equipment.  Checks plans for accuracy, performs research, calculations and other field checks to insure correctness, maintains data collector files and oversees survey crew to make sure correct survey procedures and safety requirements are met.  Possesses fundamental knowledge of Land Survey principles and practices and actively pursues performance excellence.  The Surveyor shall be responsible for the survey crew’s activities in the performance of their duties.  Must possess a valid Professional Land Surveyor’s license.  Performs such other duties in the field or office as may be assigned.

8780             *SURVEYOR, LEAK

An employee with background and experience in Gas Operations with training in leak surveying or fitting or other related equivalent fields.  Must have a good knowledge of and be capable of operating and performing minor maintenance and care of equipment, such as: combustible gas indicator, flame ionization leak detector, odorometer, pipe locator and any other equipment that may be required by regulation for use in locating and pinpointing gas leaks in underground or above-ground installations of the gas system.  Will be required to test for gas in basements, vaults, manholes and other areas where gas may accumulate as part of the continuing gas leak survey program and assist in the annual system leak survey program.  Will be required to repair minor leaks on above-ground facilities.  May be assigned to grease and operate gas valves throughout the system and to clean out and/or raise valve road boxes.  May also be required to assist the Gas Pressure Operator in the control of gas pressure throughout the distribution system.  May be required to pick up and change pressure and/or volume flow charts from gate and regulator stations and commercial customers.  May be assigned other duties as required in the operation of the gas distribution system during peak loads or emergencies under the direction of a higher classified person.  Must be able to write legibly and keep accurate records.  Will be required to make out daily and monthly reports.

                     *TECHNICIAN, TELECOMMUNICATIONS SYSTEMS
7146
An employee, who is qualified by training and knowledge, may be required to install, maintain, repair, adjust or program various types of telecommunication voice and data transmission equipment. Equipment may include, but not limited to, various SCADA RTU’s, digital and analog microwave radios, fiber optic SONET multiplexers, digital T1 multiplexers, digital cross connect switches, automatic telephone PBX, key systems and telephones, electric and gas system telemeter equipment, transfer trip equip, power line carrier RF equip, trunked radio system, spread spectrum and two-way radios, and other telecommunications and electronic work as may be required. The employee may be required to assist Telecommunications Engineers with system circuit design and project planning. The employee must have a working knowledge of laptop computers. The employee may be required to assist in the training of department personnel.

Prerequisites:

a) Must hold a Federal Communications Commission General Radio Telephone Operator License, National Association of Business and Educational Radio (NABER) certificate, or National Association of Radio and Telecommunications Inc. (NARTI) certificate prior to completion of six (6) months of employment.

b) Must have completed the Telecommunications apprenticeship or have prior telecommunications related work experience.

7133             *TECHNICIAN, TELECOMMUNICATION SYSTEMS

An employee, who is qualified by training and knowledge, may be required to install, maintain, repair, adjust or program various types of telecommunication voice and data transmission equipment. Must have a thorough knowledge of the SCADA system and be capable of performing maintenance and repair on that equipment or any peripheral equipment associated with the system.  Other equipment skills may include, but not limited to, the EMS computer various RTU’s,

UPS, digital and analog microwave radios, fiber optic SONET multiplexers, digital T1 multiplexers, digital cross connect switches, automatic telephone PBX, key systems and telephones, electric and gas system telemeter equipment, transfer trip equip, power line carrier RF equip, trunked radio system, spread spectrum and two-way radios, and other telecommunications and electronic work as may be required. The employee may be required to assist Telecommunications Engineers with system circuit design and project planning. The employee must have a working knowledge of laptop computers. The employee may be required to assist in the training of department personnel.

Prerequisites:
Must have completed a minimum of two years as a Telecommunications Technician and successfully completed and passed the Telecommunication Systems Technician course of instruction and required tests.

7075             *TECHNICIAN, CONTROL

An employee who has been a Journeyman Electrician for at least two (2) years and has successfully completed the Control Technician course.  He/she will be further qualified by training and knowledge to install, maintain, test, repair and adjust protective relays, substation control equipment, substation equipment, substation metering and other work as required.  Must be qualified to perform switching.  Must be able to analyze and troubleshoot complex substation equipment and record test data and prepare detailed test reports and analytical graphs or data tables.  Must be capable of work planning.

7015             *TECHNICIAN, RELAY CONTROL, SENIOR

An employee who is presently a Control Technician and has been a Control Technician for at least two years (if no bidders other sources may be considered).  After acceptance of position, employee will be further qualified by serving an internship working under the direction of a Senior Relay Control Technician.  Upon completion of internship, the intern Senior Relay Control Technician will be given a comprehensive written and hands-on examination by Senior Relay Control Technicians to prove himself competent to work with and to understand the following:  Must be fully qualified to install, maintain, test, repair, and adjust both the normal and most complex types of microprocessors, solid state, and electro-mechanical relays and relay packages.  Must be qualified to perform switching.  Must have the capability to analyze and troubleshoot all types of complex substation relay, control and disturbance analysis circuits and devices.  Will be required to do work planning and assist in the training of Control Technicians.  Must have the capability to prepare and analyze detailed test reports, graphs, and tables.  Must be able to assume a lead role in the installation start-up and testing of new protection/control equipment for substations.

7156             *TECHNICIAN, ELECTRICAL/INSTRUCMENT (PLANT)
An employee who is a graduate of an accredited two-year technical educational institution in a field related to one (10 of the engineering sciences, or possesses the equivalent knowledge, and is qualified by training to perform a wide variety of skilled electrical and instrumentation work in the installation, maintenance, repair and testing of electrical and electronic equipment in a generation facility. Performs a wide variety of precision tests, repairs, calibrations, modifications, maintenance, inputs on numerous electronics. Including pneumatic and hydraulic system. Must have thorough knowledge of computer based processes, electrical control systems, and the required skill level to troubleshoot and repair these systems, may perform other related duties as required. Must be thoroughly familiar with the Company’s electrical and mechanical tagging and safety rules and be able to render first aid. This classification to be paid 5% above 7110/7150.

7110             *TECHNICIAN, ELECTRICAL, PLANT

An employee who is a Journeyman and is engaged in testing, repairing, maintaining and installing all types of electric and electronic equipment and related components in generating stations.  May be required to do plant and plant substation switching.  May be required to do incidental welding, such as tack hangers and test welding machines after repair, etc.  Must be qualified to operate station crane.  His background of apprenticeship and experience must be such as to qualify him to perform these duties with skill and efficiency.  He may also be required to instruct or advise operating personnel on problems pertaining to electrical equipment.  He must be thoroughly familiar with Company's electrical and mechanical tagging and safety rules and be able to render first aid.

7073             *TECHNICIAN, INSTRUCTION/STANDARDS

An employee who possesses the necessary knowledge and skill through experience and training to prepare, direct and schedule training for Apprentice and Journeymen Electricians and other Company personnel who may be required to work in or around electric substations.  Must have been a Journeyman Electrician for at least four (4) years.  Must be able to demonstrate complete knowledge of current installation and maintenance procedures for all substation equipment to include, but not restricted to gas, oil, air and vacuum circuit breakers; transformers, tap changers and regulators and all ancillary equipment involved with same.  Must have a basic knowledge of transmission and distribution relay protection schemes including transformer and bus protection.  Must be able to read, comprehend and interpret all electric blueprints such as one (1) line, three (3) lines, wiring diagrams, schematics and erection drawings and plot plans.  Must be familiar with all safety standards (i.e. IEEE, ANSI, OSHA and SPPCo.).  Will have successfully completed substation and overhead switching training.  Must have ability to read and comprehend technical material, instruction manuals and textbooks for the purpose of training other personnel in the maintenance and installation of new and existing equipment.  Must have a thorough knowledge of, and the ability to train others in electrical test procedures and overhead substation switching procedures.  Must have a thorough knowledge of and the ability to administer the Electrician Apprenticeship Agreement between SPPCo. and IBEW Local 1245.  Will be required to organize and maintain training files and records, prepare and present both written and oral reports, and conduct training for large and small groups in both classroom and field settings.  Will act as SCAT apprenticeship liaison to SPPCo. Joint Apprenticeship Committee and the State of Nevada Apprenticeship Council.  When not engaged in instruction and standards, may be assigned to work as an Electrician.  Will be subject to overtime assignments when working as an Electrician and averaged into the year to date overtime list.

7150             *TECHNICIAN, INSTRUMENT

An employee who is a graduate of an accredited two-year technical educational institution in a field related to one (1) of the engineering sciences, or possesses the equivalent knowledge, and is qualified by training to install, calibrate and test instruments and meters used in steam, hydro, diesel and gas turbine power plants, and who has further qualified himself by training and education to install, calibrate, test and service complex automatic control systems such as combustion controls, chlorination equipment, etc., in order to obtain efficient operation.  May perform, under direction, corrective measures to improve the performance of equipment.  Must be able to understand relatively complex technical problems and perform a wide variety of non-routine tasks where only general methods of procedure are available.  Must be able to plan and conduct tests on various power plant equipment, perform test calculations, interpret the results and prepare detailed test reports, graphs, etc.  May perform other related duties as required.

7515             *TECHNICIAN, LAB

An employee who, under general supervision, operates station water treating equipment, secures and analyzes fuel, water and air samples and maintains proper chemical treatment for the plant water, fuel and steam systems.  Must be proficient with standard laboratory techniques and equipment for analyzing fuel, water and air samples.  Makes necessary chemical calculations and prescribes required feed rates and correction procedures to maintain established chemical control limits and practices.  Monitors and maintains proper calibration on station chemical instrumentation and performs minor servicing as required.  Maintains filing system and log of all data pertinent to station water and fuel treatment.  Prepares written reports and performs statistical work and other related duties as required.  Assists, if required, in unloading and storage of all chemicals, and will maintain chemical burn and eyewash stations.  Will train operators and other personnel in chemical analysis and operation of water treatment as required.  Is responsible for cleanliness of chemical laboratory, water treatment equipment areas and for maintaining proper stock of water treatment chemicals.  Must be familiar with Company's safety rules and be able to render first aid.  May be required to work shift work.  When not assigned to laboratory duties, may be assigned to work in accordance with Section 6.13(b).

8946	*TECHNICIAN, MAPPING I

This entry-level position performs work under the close guidance and direction of a Mapping Technician II, Senior Mapping Technician, or the Supervisor. Checks and updates both CAD maps and database attribute files with Work Order/Project designs that range in complexity from simple to moderately complex. Checks Work Order/Project designs for accuracy, completeness, and adherence to mapping standards and notifies a designated Mapping Technician II, a Senior Mapping Technician, or Supervisor. Transfers project design landbase information to the CAD maps and database attribute files when necessary. Maintains the customer-to-transformer link within the mapping system. Learns the operation of the mapping software as well as how the mapping software interacts with AutoCAD. Performs other related work for which the employee is capable and qualified to safely perform as assigned.

8945             *TECHNICIAN, MAPPING II
In this position an employee will progress from entry level to an experienced Mapping Technicians through training and experience. Will work under the direction of more experienced Mapping Technicians, Senior Mapping Technician, or the Supervisor. Checks and updates both CAD maps and database attribute files with Work Order/Project designs that range in complexity from simple to highly complex. Checks Work Order/Project designs for accuracy, completeness and adherence to mapping standards, and notifies proper personnel of any significant inconsistencies or discrepancies discovered in the designs. Will attempt to clarify or resolve problems with the designs by contacting the appropriate people responsible for the Work Order/Project. Updates the network model and landbase data with corrections provided. Transfers project design landbase information to the CAD maps and database attribute files when necessary. Will correct any corrupted CAD maps including landbase files and connectivity maps when found. Maintains the customer-to-transformer link within the mapping system. Coordinates with other departments to ensure that project design and as-built information is provided to the department in accordance with the required mapping standards. Will progress to fully understand the interaction of the mapping software and AutoCAD and will generate solutions to problems that are encountered with this interaction. Prepares mapping software problems logs. May review the work of the Mapping Technician I position.  When qualified may participate in training of less experienced personnel. Performs other related work for which the employee is capable and qualified to safely perform as assigned.

8391	*TECHNICIAN, MAPPING SENIOR

This position performs work independently or under the limited direction of the Supervisor. Reviews completed work within the department for accuracy, completeness, and adherence to established procedures and standards. Reports results to the supervisor. Independently checks and updates CAD maps, database attribute files, the network model, including landbase updates. Reviews Mapping Technician I & II updates to the CAD maps and database attribute files. Checks Work Order/Project designs for accuracy, connectivity, completeness, and adherence to mapping standards. Creates and maintains all mapping standards and documentation. Reviews landbase changes and determines the impact to the mapping database. Provides guidance to Mapping Technicians I & II positions to accomplish the updates of the landbase information. Maintains the customer-to-transfer link and reconciles the automated assignment system when errors occur. Coordinates efforts with other departments to ensure that project design and as-built information is provided to the department in accordance with the required mapping standards. Prepares mapping software change requests and problem logs, proposes workaround solutions, and verifies and coordinates final problem resolution. Develops, prepares, and conducts training to the Mapping Technicians I & II positions. Supports all departmental needs related to the mapping software and AutoCAD software with regard to the software menus, macros, and scripts. Resolves any problems related to the department systems and the mapping process or data updates. Performs other related work for which the employee is capable and qualified to safely perform as assigned.

7165             *TECHNICIAN, METER I

An employee who is a journeyman and has served successfully his apprenticeship or equivalent for Technician, Meter I.  Must have sufficient working knowledge of electricity to be able, by the use of instruments, to determine power, volt amperes, power factor and reactive component in an electric circuit.  Must be able to program, test, read, and troubleshoot demand, reactive, and TOU meters, both induction and solid state types, and solid state recorders, using computers where needed.  Applicants will be expected to prove possession of these qualifications by successfully passing a test with a score of 75% or better.

7170	*TECHNICIAN, METER II

An employee who is a journeyman and has been a Technician, Meter I for at least two (2) years and who, in addition, has successfully completed the Technician, Meter I course plan.  Must be able to perform all the tasks as specified for Technician, Meter I, plus be able to program, read, test, and troubleshoot multi-tariff four-quadrant meters and specialized test equipment and metering systems.  Applicants will be expected to demonstrate their competence in these fields by passing a written test with a score of 75% or better.

7175	*TECHNICIAN, METER, SENIOR

An employee who is a journeyman and has two (2) years of job experience as a Technician, Meter II and who, in addition, has successfully completed the Technician, Meter II course plan.  Must be able to perform all the tasks as specified for the Technician, Meter II, plus be able to troubleshoot Itron Hardware and resolve billing translation and mainline billing problems, using load graphs or other computer listings as needed.  Will be required to do work planning and assist in developing and presenting training programs for Apprentices and Meter Technicians.  This position is promotional only.  Successful candidate will report to the Working Foreman, Meter Technician.

7125             *TECHNICIAN, REGULATOR, GAS

An employee under the supervision of the Gas Meter Shop Foreman whose responsibilities and duties include the repair, maintenance, and calibration of gas control and measuring devices within the distribution system including gas regulator stations and meter stations.  Must be capable of working alone when required.

Shall be required to test, calibrate, and maintain maintenance schedules of gas meters and various equipment, instruments, large house regulators where pounds pressure is delivered, pressure and temperature compensating devices, scallop recorders, combination meters with regulators, 3" and larger water meters with strainers.  Must have experience on all mechanical and electronic correcting devices used in Company's system.  Will be required to assist in training personnel in all phases of gas control and regulation.  May be assigned to other duties as required to assure safe and reliable gas supply and service throughout the system.  Must be capable of analyzing the gas equipment of Company's commercial and industrial customers and provide pertinent information in relation to their natural gas facilities.  Shall be responsible for recording all maintenance and inspection records as required by Department of Transportation regulations.

Must have completed two (2) years' experience as Journeyman Meterman-Gas, or equivalent.

8888             * TECHNICIAN, SERVICE
An employee who is qualified to perform work on electric meter service panels rated a maximum of 240 V line  within a six-month period and without direct supervision can perform electric cut-ins,  make electric and gas cut-outs, and self-contained single-phase meter exchanges.  Will be required to troubleshoot communication failures at the electric meter level or gas communication module. May be asked to repair a communication failure by exchanging electric meter or gas communication  module.  Employee must complete training course and demonstrate working knowledge and proficiency in the craft for which they work.   Must be qualified as a Meter Reader as they may be asked those duties.    Will be required to inspect service points to detect tampers, diversion, vandalism and service hazards..  Must be thoroughly familiar with Company Safety Rules

7155             *TECHNICIAN, SHIFT, INSTRUMENT & CONTROL, PINON

An employee who is a graduate of an accredited two-year technician educational institution in a field related to one of the engineering sciences, or possesses the equivalent knowledge, and is qualified by training to install, calibrate, and test instruments and meters used in steam, hydro, diesel and gas turbine power plants, and who is further qualified by training and education to install, calibrate, test and service complex automatic control systems such as combustion controls, chlorination equipment, distributive control systems, etc., in order to obtain efficient operation.  May perform, under direction, corrective measure to improve the performance of equipment.  Must be able to understand relatively complex technical problems and perform a wide variety of non-routine tasks where only general methods of procedure are available.  Must be able to plan and conduct tests on various power plant equipment, perform test calculations, interpret the results and prepare detailed test reports, graphs, etc.  May perform other related duties as required including plant operating duties that he has been trained to perform.  (This position is a shift employee and is subject to the current 12-hour shift scheduled agreement and/or applicable sections of Title 6 in the Collective Bargaining Agreement.)

7052             *TECHNICIAN, SUBSTATION

An employee who has been a Control Technician for at least two (2) years and has successfully completed the Substation Technician training course.  Must be fully qualified to install, maintain, test, repair, and adjust some solid state relays and electro-mechanical relays and relay packages.  Must have an advanced knowledge of substation equipment and their mechanical function and the ability to repair, test, adjust, and maintain this equipment.  Must be qualified to perform switching.  Must have the capability to analyze and troubleshoot all types of complex substations, controls, and disturbance analysis circuits and devices.  Will be required to do work planning and have a good working knowledge on substation construction and maintenance problems.

6052	* TRAINER, LINES

Will be required to organize and maintain training files and records, prepare and present both written and oral reports, and conduct training for large and small groups in both classroom and field settings. Conducts assessments and evaluations of training programs to determine effectiveness. Will be responsible for training and testing various personnel, including Journeyman and Apprentices. Must be able to demonstrate complete knowledge of current installation of and maintenance procedures for overhead and underground distribution. Must be familiar with all applicable safety standards. Must have ability to read and comprehend technical material, instruction manuals and textbooks for the purpose of training other personnel in the maintenance and installation of new and existing equipment. Must have a thorough knowledge of and the ability to administer the Lineman Apprenticeship Agreement between NV Energy and IBEW local 1245. Must be qualified to perform switching. Performs other related duties as required and may be required to work in a qualified classification as needed. Must be a Journeyman Lineman with not less than two (2) years of experience as such. Required to maintain skills and qualifications of an Electric lineman.

6030	* TRAINER, SUBSTATION

Will be required to organize and maintain training files and records, prepare and present both written and oral reports, and conduct training for large and small groups in both classroom and field settings. Will be responsible for training and testing various personnel including Journeymen and Apprentices. Must have a thorough knowledge of the Apprenticeship Agreement between NV Energy and IBEW Local 1245. Must have the ability to read and comprehend technical material, instruction manuals and textbooks for the purpose of training other personnel in the maintenance and installation of new and existing equipment. Will have successfully completed overhead switching training. Must be familiar with all company safety standards. Performs other related duties as required and, when not engaged in instruction and standards, may be assigned to work as an Electrician. Must be a Journeyman Electrician with not less than two (2) years of experience as such. Required to maintain skills and qualifications of an Electrician.

7225             *TROUBLEMAN, ELECTRIC

An employee with at least two (2) years of experience as a Lineman, engaged in performing any overhead and underground work in connection with maintaining electric service to the public, including the installation of all types of customer services, including risers and terminal connections when the service is to be underground, meters and materials, replacing line and transformer fuses; patrolling, switching, restoring service on "no light" and "no power" calls and operating unattended substations.  Must be qualified to perform switching.  May install Company-owned customer outdoor lighting service equipment, may make short secondary extension using bundle conductors and may perform emergency maintenance and/or repairs to overhead and underground secondary and primary circuits which he is equipped to handle.  May do minor repairing on customer's equipment.  Must be qualified to work with the public.

A Troubleman may work alone or may have additional personnel assigned to assist him.  Troubleman when working in a two-man unit performing work as outlined above may have any one (1) of the following as an assistant: another Troubleman, a Lineman, or an Electric Serviceman.  When installing services the assistant may be an Apprentice Lineman assigned for training as provided under the apprentice training program.

When working on work as outlined above in a three-man unit the Troubleman may be assisted by another Troubleman and one (1) Electric Serviceman or by two (2) Electric Servicemen.

If any other combination of three (3) or more persons is used or work is performed other than outlined above, the unit shall constitute a crew and will require a Working Foreman as part of the complement.

A Troubleman shall be required by Company to reside within a thirty-five (35) mile radius of the Company headquarters to which they regularly report.

9115	*UTILITY MATERIALS SPECIALIST

An employee who is qualified to perform, without direct supervision, and subordinate to the Working Foreman or Supervisor in charge, duties relating to the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and supplies, and the taking of inventories.  Shall be required to perform related clerical duties.  May be required to operate equipment and/or Company vehicles within the scope of the foregoing duties.  May be required to provide general direction to any classifications assigned him in performing work herein defined.

9116	*UTILITY MATERIALS SPECIALIST (GENERATION ONLY)

An employee who is qualified to perform, without direct supervision, and subordinate to the Working Foreman or Supervisor in charge, duties relating to the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and supplies, and the taking of inventories.  Shall be required to perform related clerical duties.  May be required to operate equipment and/or Company vehicles within the scope of the foregoing duties.  May be required to provide general direction to any classifications assigned him in performing work herein defined.

Employee shall automatically progress to the first step of Utility Materials Specialist I after three (3) years in this classification.

8842             *UTILITY MATERIALS SPECIALIST I

An employee with at least two (2) years of experience as a Utility Materials Specialist and who is qualified to perform, without direct supervision, and subordinate to the Working Foreman, or Supervisor in charge, duties relating to the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and supplies, and the taking of inventories.  Shall be required to transport supplies and equipment; load and unload truck, maneuver truck and operate fixed and attached equipment; responsible for keeping tools in good order.  Will also be required to operate other equipment and/or Company vehicles in connection with foregoing duties.  Will be required to perform related clerical duties.  May be required to provide general direction to any classifications assigned him in performing work herein defined.

GENERATION ONLY:  An employee with at least three (3) years of experience as a Utility Materials Specialist.

9118             *UTILITY MATERIALS SPECIALIST, TRAINEE

An employee not required to have prior warehouse experience and who, after passing a clerical battery and physical abilities test, will receive formal training in order to perform the duties of Utility Materials Specialist.  Performs work as an assistant to or under direct supervision on jobs for which he has been trained and instructed.  The employee must satisfactorily complete classroom training on basic inventory management, on-the-job training in computer operation, equipment operation, general material classification and become familiar with inventory management policies and procedures.  Will be required to perform duties relating to the ordering, receiving, shipping, handling, storing, disbursing and salvaging of materials and supplies, and the taking of inventories.  Shall be required to perform related clerical duties.  Will be automatically reclassified to the title and beginning rate of Utility Materials Specialist after six (6) months of satisfactory job performance in the trainee classification.

8655             *UTILITYMAN, GAS

An employee with knowledge and experience of the operation and maintenance of gas distribution systems.  This employee will be under the general supervision of a person in a higher classification and shall be required to perform duties which include the control of pressure and maintenance of the gas flow in the distribution system and operation and maintenance of the gas regulator stations.  Must be able to operate, test and/or calibrate and perform scheduled maintenance on all equipment or instruments used in gas measurement and heating value of the gas.  Will be required to change pressure and volume charts from various recorders and take readings and compute gas usage.  May be assigned other duties as required to insure the safe and reliable operation of the gas system during peak loads or emergencies.  Under supervision, will be required to perform all of the duties of the Gas Pressure Operator during his absence.  Must be able to write legibly.

8420             *UTILITYMAN, MAINTENANCE, SENIOR

An employee who performs all types of skilled maintenance associated with building maintenance, including but not limited to, repairs and upkeep of mechanical equipment, electrical systems, changing filters, chemical treatment, plumbing, etc.  He shall direct and train the work of others assisting him.  Will be required to perform other related duties as necessary.  Must have two (2) years' experience in working with mechanical/building equipment, or equivalent work experience with air handling system.

7601             *UTILITYMAN, SUBSTATION

An employee who has successfully completed at least eighteen (18) months of the Apprentice Electrician training course or equivalent.  Work will include but not be limited to changing substation meter charts (including fault recorders), record meter readings, record breaker, regulator and transformer operation counter, pressure and temperature, general inspection of substation for discrepancies and making sure substation is stocked with clearance tags, light bulbs and other miscellaneous equipment.  Employee will be required to work alone.  Employee will be required to use simple instruments such as voltmeters and ammeters to check for proper voltage and current at various locations within the substation.

8890             *UTILITYWORKER, COMMUNICATIONS

An employee who is qualified to provide quality customer service by installing, troubleshooting, repairing, testing, maintaining and verifying port connections and equipment for all types of Company operated telephone systems, including digital and analog terminations, distribution, cabling, fiber optics, network interface systems, circuit protective devices and other terminating and distribution equipment as directed.  Is also required to provide quality customer service by resolving radio frequency interference complaints under the general supervision of a qualified employee.  May be required to assist Journeyman Communications Technicians and perform other work as assigned.

9585         *UTILITYWORKER, UNIVERSAL

   An employee who must have demonstrated, prior to the job award, proficiency in at least one of the required skills outlined in the requirements below and must attain and maintain the remaining skills while progressing timely through the six (6) month skill acquisition steps.  Must successfully complete, to the company’s satisfaction, the required competencies at each step before the next wage step will be granted.  Will be required to perform work as needed and as qualified.  When assigned to a line crew, this position does not substitute for a journeyman lineman.  Must be able to operate various office machines and personal computers as required. .  Requires DOT pre-employment Drug Test prior to job.  Must obtain CDL license within 30 days from job award date.

Must be proficient in the following areas to progress through the wage steps. Required proficiencies:
-
-
Warehousing – may be required to perform various Stores Department duties and other misc. duties as required by th Supervisor. (inventory, lifting, work orders) (Minimum 2-3 day training program as required)

-
Line Crew Work- may be required to make a blanket work and job orders in connection with local crew operations.  (qualified ground help, equipment operation/certification, appropriate driver’s licenses) (Minimum 40-hour training program)

-
Meter Reading- reading and computing demand files, collection of delinquent accounts, and electric cut-ins and cut-outs. (meter reading training, hand-held device training, dog bite prevention training, etc. as required by department)

-
Note: It is intended this classification be used only in the areas where Company may not need the full-time services of certain Bargaining Unit classifications, and to perform various other semi-skilled duties.

7380             *WELDER, MECHANIC

An employee who is qualified to perform, under general supervision, all phases of SMAW, GTAW, GMAW, brazing and gas welding.  Welder qualifications will be demonstrated through administered test(s) required by the corporate R-Stamp program.  Periodic demonstration of qualifications will be required and administered according to the R-Stamp program.  Must have completed and passed the ICS portion of the Apprentice Plant Mechanic training program.  He must be familiar with and perform repairs of boilers, turbine, generators and all auxiliaries and perform these and other related duties with skill and efficiency.  He is required to work from drawings and sketches, do layout work for fabrications of pipe and pipe hangers, know proper procedures for stress relieving and be thoroughly familiar with the Company's electrical and mechanical tagging and safety rules and be able to render first aid.

9250             *WORKER, BUILDING SERVICES, LEAD

An employee working with and directing other Building Services Workers in maintaining the building and surrounding areas, to which he is assigned.  Must be familiar with all details of Building Services work and shall provide supervision and training to the Building Services staff.  Will be required to maintain supplies and to see that Building Services equipment is kept in good working condition.  Shall notify Supervisor when repairs are needed and when problems arise.  Must have three (3) months’ experience as a Building Services Worker before assignment to the job.  May be required to keep time slips and records.  May be required to have a valid Health Department Work Permit.

ATTACHMENT II

EXHIBIT "B" (2)
(Amended  8/16/2010)

DELETED/AMENDED/ADDED JOB CLASSIFICATIONS

The following classifications shall be deleted and the incumbents shall be reclassified as indicated:

9590 Clerk, Field
becomes
9585 Utilityworker, Universal

9893  Clerk,/ Print Shop /9889 Messenger, Outside
becomes
8966 Representative, Support Services

6395 Foreman, Light Working (Gas)
becomes
6280 Foreman, Working Heavy (Gas)

6815 Foreman, Service Utilityman Working
becomes
6815 Foreman, Technician, Working

8709 Grounds Maintenanceman
becomes
8709 Grounds Maintenanceman II

9240 Helper, Building & Grounds
becomes
9240  Grounds Mainteanceman I

8888 Utilityman, Sevice
becomes
8888 Technician, Service

The following classifications shall be deleted:

1.           9624           Clerk; Parts
2.           7543           Fabricator/Welder, Certified
3.           8900           Operator, Photo-Typeset
4.           9840           Operator, mail Inserter

The following classifications were amended:

6385             Driver, Transport, Heavy
7620             Fitter
7460             Fitter/Welder
6281             Foreman, Construction, Working, Heavy
6031             Foreman, Control, Working
All             Foreman, General, Working (Upgrade Only)
6041             Foreman, Lab, Working
6820             Foreman, Support Services, Working
6815             Foreman, Technician, Working
6450             Foreman, Utility Materials, Working
6280             Foreman, Working, Heaving, (Gas)
7050             Investigator, Revenue Protection
7332             Lineman, Transmission (Traveling)
7510             Operator, Assistant Distribution Systems
7219             Operator, Distributions Systems

7222             Operator, Emergency Relief (Grid)
8772             Operator, Equipment, Heavy
7221             Operator, Grid Reliability
7220             Operator, Transmission System
8716             Repairman, Construction
8535             Repairman, Tool (Power Production)
9735             Representative, Customer Services, Senior
8888             Technician, Service
9585             Utilityworker, Universal

The following classifications were added:

8645             Coordinator, Fleet Assets/Special Projects
9240             Grounds Maintenanceman I
8907             Grounds Maintenanceman II
7223             Operator, Emergency Relief
9624             Parts Specialist, Utility Fleet
9850             Representative, Facilities
8966             Representatives, Support Services
7156             Technician, Electrical/Instrument
8946             Technician, Mapping I
8945             Technician, Mapping II
8931             Technician, Mapping Senior
6052             Trainer, Lines
6030             Trainer, Substation

ATTACHMENT III

LETTERS OF UNDERSTANDING

1.	CLERICAL BIDDING NOTES (See Attachment IV, Exhibit "C" (1), Bidding Notes)

2.	SICK LEAVE PAYOFF (See Title 15.9)

3.                 COMMUNICATIONS TECHNICIAN, TELECOMMUNICATIONS
                    DEPARTMENT  (Deleted March 2007)

4	EQUIPMENT OPERATOR EVALUATION COMMITTEE
(Deleted 1/1/98 - Reinstated 1/1/03)
A.
A committee, known as the Joint Equipment Operator Evaluation Committee, shall be established for the purpose of providing professional, objective evaluation of applicants or bidders who are being considered for placement or advancement to any position requiring operation of specialized construction equipment.

B.	The committee shall be composed of two (2) qualified management members appointed by the Company and two (2) qualified bargaining unit members appointed by the Union as follows.
1.	Any two (2) management representatives who are qualified by training and experience to serve on the Joint Equipment Operator Evaluation Committee. (Amended 8/16/2010)
2.	(Deleted 8/16/2010)
3.
Two (2) Equipment Operator III’s or above from the department into which applicant will be placed; member must have a minimum of five (5) years’ experience in the specific type of equipment which evaluation is to be conducted.

4.	Departments will develop a list of qualified people who shall serve on the committee and will be selected on an “as available” basis at the time evaluation is needed.
C.
The committee will evaluate all applicants according to the requirements set forth by the Safety and Training Department, user department, CBA and any applicable laws or Department of Transportation Regulations.

D.
The committee will evaluate all applicants using test forms and field testing procedures designed by the Safety and Training Department.  All evaluations will either be pass or fail based on a point system and will be documented; all documentation will be placed in applicant qualification file.  (Added 1/1/03)

5.             EQUIPMENT OPERATOR PROGRAM  (Deleted 1/1/98)

6.	EMERGENCY RESPONSE PROGRAM (See Attachment VIII)

7.	FAMILY SICK LEAVE PROGRAM (See Title 15.10)

8.	TELEPHONE ALLOWANCE (Deleted 8/16/2010)

9.             DEPARTMENTAL SENIORITY FOR LABORERS
(Deleted 1/1/95)

10.           YARD OPERATOR--POWER PRODUCTION

All incumbent employees in the Yard Operator classification shall be reclassified to Senior Yard Operator effective May 1, 1991.

11.	CLERICAL OCCUPATIONAL GROUP - CHANGING WORK HOURS (See Title 6.15)

12.	ACCIDENT PREVENTION BOARD BUSINESS REPRESENTATIVE AS MEMBER
E-MAIL FOR UNION COMMUNICATIONS
NEW EMPLOYEE ORIENTATION PARTICIPATION BY UNION
(See Title 14.6)

13.	JOINT BENEFITS COMMITTEE ESTABLISHED
                OPTIONAL LIFE INSURANCE
                LONG-TERM DISABILITY BARGAINING UNIT INSURING
                PLAN
                (See Title 22)

14.	PART-TIME EMPLOYEES TERMS AND CONDITIONS
(See Titles 3.5 & 22)

15.	EQUIPMENT OPERATOR PROGRESSION GUIDELINES
(Amended 7/13/07)

The Equipment Operator I performance test will generally consist of the following: Monthly evaluations by the Working Foreman or equivalent (a form entitled “Equipment Operator Evaluation” will be used for such evaluations).  Additionally, the employee will be required to study and become knowledgeable of proper equipment safety and operating techniques as well as maintenance procedures for each piece of equipment he operates within the Equipment Operator I classification.  This information is typically found in the equipment operator’s manual and/or in other publications which deal specifically with operating equipment.

Demonstration of Equipment Operator II skills will generally be determined through demonstrated proficiency, which will be evaluated and documented on the form entitled “Equipment Operator Evaluation”.  These evaluation forms are to be completed at least quarterly by the Working Foreman or equivalent.  The Equipment Operator II should have these skills evaluated by at least 75% of the Working Foreman in a given department over the course of the progression, which will help ensure a representative yet thorough appraisal of the operator’s skills is being achieved.

16.	WORK-AT-HOME SCHEDULE

Amended and restated 8/16/2010:

This letter refers to the work-at-home schedule.

The parties have agreed to the following guidelines to provide a more useful and productive work environment with little impact to those working in the office.  The following are stipulations that must be met in order for employees to work at home.

1.
(a)   Subject to management approval, if an employee requests and presents evidence of condition(s) whereby they cannot otherwise report to work, then the employee will be able to work productively at home.

(b)   If the Company experiences exceptional working circumstances necessitating temporary closure of the regular work environment the Company may request and upon employee agreement allow the employee to work at home.  However, if the employee refuses to work-at-home and the Company has no suitable location available, the employee may be required to use vacation time, if accrued; otherwise, they may not be paid.

2.
An office environment must be kept in the home during such time to promote an environment free from noise and outside distractions.  The home office used in a “Work-At-Home” may be subject to management inspection prior to approval of “Work-At-Home” and a maximum of two (2) times monthly thereafter.  Any home office inspection shall require four (4) hours prior notice to the affected employee.

3.	The employee should be available to come into the office as required by management and, where appropriate, approved by their physician.
4.	Employee performance must remain consistent or better with what has been observed in the office.
5.	Management may request at any time for the employee to return to the office to work on a permanent basis with seven (7) days written notice.
6.
Upon Company approval the employee may choose to use their own personal computer (not supplied by the Company), Company will not be responsible for any damage to or malfunction of the computer.  Company will maintain all equipment owned by the Company and give reasonable verbal notice for temporary return to work for equipment malfunction, technical problems, etc.  Company may decline to allow the use of personal computers that do not adhere to Company’s standards or requirements.

7.	The employee may be required to work at least one (1) day a week in the office.
8.
The employee will provide an expected "date of return" to the supervisor prior to being granted a “Work-At-Home schedule.  Any request for changes to the “date of return” will be immediately communicated to the supervisor for review and possible approval.

9.	The employee will sign a document stating agreement of the above with the expected date of return.

17.           GENERATION WORK SCHEDULES

Exhibit A  Nine (9) Hour Work Schedule (Added 1/1/03)
This section will define and outline 9-hour work schedules. (Also see Title 6.2a)

The 9/80 work schedule will be considered the employees “regular” work hours as it applies in all sections of the Collective Bargaining Agreement (CBA), unless otherwise stated herein

1.     Work Schedule:

a)
Change to a bi-weekly work schedule consisting of eight (8) days at nine (9) hours per day and one (1) day at eight (8) hours per day. Workweek schedule will begin at 1000 (10am) on Friday and end at 0959 (9:59am) the following Friday.

b)	On the scheduled eight (8) hour workday, all of the provisions of the CBA apply.

c)	Lunch will be scheduled from 1100 to 1130. Provisions of Section 6.4 will apply.

2.     Expenses:

Overtime Meals
Overtime meal practices will occur in accordance with Sections 17.2, 17.3, and 17.4 of the CBA. I.e. if an employee’s regular work hours are extended, a meal will be earned 1 hour after the end of the workday on a 9-hour workday.

3.     Overtime:

For the purpose of the 9/80 work schedule, Title 10, section 10.1(a)(2) of the Collective Bargaining Agreement, shall have “eight (8) hours” replaced by “nine (9) hours”.

4.     Rest Periods:

a)	Change section 10.6(a)1. To read, “If he has worked six and one-half (6.5) hours or more at overtime rates…”

b)	Change Section 10.6(a)2. To read, “If he worked a minimum of two (2) hours at overtime rates and such work extends beyond eight (8) hours after his regular quitting time…”

5.     Holidays:

It is agreed that there will be no increase to holiday hours available. When a Company holiday falls on an employee’s regularly scheduled work day, the employee will be given the day off and will be compensated for eight (8) hours of straight-time holiday pay for a regularly scheduled nine (9) hour work day. The extra one (1) hour can be charged to either Vacation, Floating holiday, or time off without pay.

Floating Holidays

Compensation for Floating Holidays can be taken in nine-hour (9) increments, but cannot exceed 24 hours total annually.

Exhibit B  Ten (10) Hour Work Schedule (Added 1/1/03)
This section will outline and define the 10-hour workday agreement between the union and the company.  Any sections of the Collective Bargaining Agreement that is not specifically mentioned in this section remain in force and unaltered with regard to this work group. (Also see Title 6.2a)

1.           Work Schedule:

The work week will be comprised of four (4) 10 hour days during the hours of 0600 through 1700 with a half hour unpaid lunch.  The flexibility in hours will account for the different start and end times as required for the different headquarters and or locations.  The 10-hour day with lunch will be considered the groups “regular work day” as it applies in all sections of the Collective Bargaining Agreement unless stated otherwise herein.  The company and the union agree that present work week start and end times as applicable with the 168 hour work week according to the different plant needs will be accepted.

2.           Expenses:

Meals: Lunch will be from five (5) to five and one half (5.5) hours after the start time.  Provisions of Section 6.4 will apply.

Overtime Meals: If the company requires an employee to perform work for one-half hour or more beyond his regular work hours, then the company will provide him with a meal approximately one-half hour after regular quitting time.  Except as noted above in “lunch”, normal meal practices will apply in all other situations.

3.           Overtime:

For the purpose of the 10-hour shift work in this section, Title 10, section 10.1(a)(2) of the collective bargaining agreement, shall have “eight (8) hours replaced by “ten (10) hours. Overtime will be paid for all time worked in excess of ten (10) hours per day and 40 hours per week. As defined in the workweek.

4.           Rest Periods:

The Collective Bargaining Agreement will apply as written with the following additions;
Apply the following to section 10.6 (a) 1 “If he has worked six (6) hours or more at overtime rates…”
Apply the following to section10.6 (a) 2 “If he has worked a minimum of two (2) hours at overtime rates and such work extends beyond eight (8) hours after his regular quitting time…”.

5.           Holidays:

Holiday hours available to this group will not be increased beyond the present Collective Bargaining Agreement.  The extra 2 hours may be charged to either vacation or floating holiday or at the employees choice “off without pay”.

Floating Holidays

Compensation for floating holidays can be taken in 10-hour increments, but cannot exceed 24 hours total annually.

Exhibit C  Twelve (12) Hour Work Schedule (Added 1/1/03)
This section will outline and define the 12-hour workday agreement between the union and the company.  Any sections of the Collective Bargaining Agreement that is not specifically mentioned in this section remain in force and unaltered with regard to this work group. (Also see Title 6.2a)

1.              Work Schedule:

All 12-hour shifts shall be considered equivalent to a 3-shift, 24-hour schedule as defined by this collective bargaining agreement. The Company and the Union will remain flexible to certain situations regarding employee needs and company needs as they arise throughout the life of this agreement.

Shift Premiums

The shift premiums will be paid according to respective hours actually worked as first shift 0800 to 1600 no premium, second shift 1600 to 2400 2nd shift premium, third shift 2400 to 0800 3rd shift premium.

Grievances

Any grievances that may arise concerning the 12 hour shifts at the different stations shall be referred to the respective plants Union and Company in-house grievance committee’s that will consist of 2 bargaining unit employees as selected by the union representative, and 2 company representatives as selected by the company.
If there is no satisfactory resolution from the respective committees then the grievance will be directed to regular channels as outlined under Title 21 of the Collective Bargaining Agreement.

2.              Expenses:

If the company requires an employee to perform work for more than (1) hour beyond regular work hours it shall provide him with a meal, and it shall provide him with a meal approximately four (4) hours but not more than five (5) hours as long as he continues to work, insofar as it is possible for the company to do so.  Time necessary to consume meals provided shall be considered as time worked.  An appropriate mealtime will be paid for meals provided in this section.

If an employee is called out to work on a regularly scheduled non-work day with less than 2 hours notice prior to the designated reporting time, he shall be given two (2) meals and one (1) mealtime.  If an employee is called out to work with more than two (2) hours’ notice on a regularly scheduled non-work day he shall receive one meal time and one meal.

3.              Overtime:

For the purpose of the 12-hour shift work in this section, Title 10, section 10.1(a)(2) of the collective bargaining agreement, shall have “eight (8) hours” replaced by “twelve (12) hours”.

4.              Rest Period:

If the company requires an employee to perform work for more than 2 hours prior to or 2 hours after regular work hours on a regularly scheduled work day or on an overtime day, he shall then be entitled to a nine and one half (9.5) hour rest period.

5.              Holidays:

a)
96 hours of scheduled holiday hours, which include floaters, will be credited to each employee at the beginning of the first payroll period of each respective year in lieu of holiday pay granted in the Collective Bargaining Agreement, Title 11, sections 11.3, 11.4, 11.5, and 11.6.

b)	An employee during his first calendar year of employment shall be entitled to holiday hours in accordance with the following:
i)
If an employee is hired between the first day of the pay period for a given year and June 30th of that same year, then that employee shall receive 24 floating holiday hours plus 8 hours for each of the recognized holidays remaining for the payroll year.

ii)	If an employee is hired after June 30th and before the end of the payroll year then that employee shall receive 12 floating holiday hours and 8 hours for each recognized holiday remaining for the payroll year.
c)	Scheduled holiday hours may be used to take time off from work in conjunction with vacation or as independent days off at the discretion of the company, subject to Title 12.14(c). (Amended March 2007)
d)
All scheduled holiday hours may be exchanged for regular pay at any time during the payroll calendar year.  Shift employees will receive payment at straight time for all unused holiday time at the end of the payroll year.

e)	24 of the 96 scheduled holiday hours will be considered floating holiday hours. Compensation for floating holiday pay may be taken in 12-hour increments, but cannot exceed 24 hours annually.
f)	The 24-hour period between 2300 of the day before the recognized holiday and 2300 hours of the day of the recognized holiday shall be considered the holiday period or day.
g)	Recognized holidays remain as defined in the current Collective Bargaining Agreement.
h)	All overtime actually worked on any of the recognized holidays will be paid at the applicable overtime rates.
i)
Whenever an employee observes a holiday as a day off he may use 12 scheduled holiday hours.  If he has no scheduled holiday hours remaining he may use 12 hours of vacation or at his option receive no compensation for the time off.

j)	Nothing herein contained shall be construed to increase or decrease the total number of hours of total holiday pay earned under the current Collective Bargaining Agreement.

6.              Training:

For purposes of company required training that extends 4 or more days, the language of the Collective Bargaining Agreement section 6.9 will apply to the 12-hour work group.

Exhibit D Grandfathering of Static Shifts at Tracy Power Plant (Added 8/16/2010)
This section will set forth the agreement between the Union and the Company regarding the grandfathering of employees on static shift schedules at the Tracy Power Plant.  Employees on static shifts do not rotate to another shift.  Any sections of the Collective Bargaining Agreement that are not specifically mentioned in this section remain in force and effect.

1.              Employees Covered By This Exhibit:

Only those active employees who are currently assigned to the Service Utility Operator, Plant Operator or Lead Plant Operator classifications at the Tracy Power Plant are covered by the terms of this Exhibit.

2.              Work Schedules:

The employees covered by this Exhibit will remain on static shifts while working at the Tracy Power Plant in the classifications set forth above.  Employees temporarily assigned to another plant will be assigned to that plant’s schedule during that assignment.

Plant Management has the ability to establish starting times, end times, and days of the initial static and rotating shifts after the effective date of this agreement.  In establishing hours and days, they may differ from the ones in effect prior to this Exhibit.

Nothing in this Exhibit is intended to limit the rights of the Company to modify the normal work day and/or work hours as provided for in Title 6, Section 6.13 (a)(1) of the collective bargaining agreement.

3.              Loss of Eligibility:

Employees may volunteer to move from a static shift schedule to a rotating shift schedule.  Upon acceptance by Plant Management, the employee will be assigned to the rotating shift schedule and from that point on will forfeit all rights under the terms of this Exhibit.

Employees who bid to another classification or out of the Tracy headquarters will forfeit all rights under the terms of this Exhibit from the time of the successful bid.

18.	DEPARTMENT OF TRANSPORTATION HOURS OF SERVICE
(Added 1/1/03)

Company and Union agree that “Department of Transportation Hours of Service Regulations” may have affect on company operations.  Company and Union further agree that implementation of procedures surrounding this issue shall not affect negotiated wages, benefits, or conditions of employment as outlined in the CBA or any documented agreement between the parties.  Company and Union further agree to meet and confer to develop this procedure.

The Company agrees to hold harmless and indemnify in any civil action any employee who, as a result of a Company directive, exceeds the Hours of Service Regulations (49 CRF, Part 395) issued by the Federal Motor Carrier Safety Administration, Department of Transportation.  (Added March 2007)

19.	NEUTRALITY AGREEMENT (Added 11/02/98 per Letter of Agreement)
(See next two pages)

LOCAL UNION

International
Brotherhood of
Electrical
Workers, AFL-CIO

Jack McNally
Business Manager

Howard Stiefer
President

P.O. Box 4790
Walnut Creek
CA 94596
3063 Citrus Circle
510 933.6060
FAX 510 933.0115

November 2, 1998

Mary Jane Willier
Sierra Pacific Power Company
Nevada Power Company
6100 Neil Road
Reno, NV 89520

Dear Ms. Willier:

Representatives of Sierra Pacific Power Company, IBEW Local Union 396 and IBEW Local 1245 attended a meeting on October 28, 1998 at Nevada Power Company's offices in Las Vegas and came to the following understandings:

The parties recognized that the restructuring of the electric and gas utility services will have adverse implications with respect 1o the employment security of employees of both Nevada Power Company and Sierra Pacific Power Company. Further, the proposed merger of Nevada Power Company and Sierra Pacific Power Company could also adversely impact employees of both companies.

The Public Utilities Commission of Nevada is currently in the process of developing the rules and regulations 1or restructuring the utilities and the developing trend is that the incumbent utilities will have to establish affiliates in order to perform some of the current functions which are provided under the regulated format.

It is hereby agreed, that any affiliate created by either Nevada Power Company or Sierra Pacific Power Company or both as a merged company that performs any work or services that was traditionally performed by the regulated utilities, the employees of the utilities will be given the right to transfer with work to the affiliate and the affiliate shall recognize the applicable IBEW local union and be covered by the current collective bargaining agreement.

It is hereby agreed, that any affiliate created by either Nevada Power Company and Sierra Pacific Power Company or both as a merged company that performs any work or service will be covered by the attached Neutrality Agreement covering any organizing efforts by either of the signatory local unions.

If you are in accord with the foregoing and agree thereto, please so indicate in the space provided and return one executed copy of this letter to the Union.

Very truly yours,

IBEW Local Union 396		IBEW Local 1245
By:	By:
Business Manager		Business Manager

Nevada Power Company		Sierra Pacific Power Company

By:	By:
Date:	Date:	1/8/99

DRAFT

NEUTRALITY AGREEMENT

This agreement is entered into by and between IBEW Local 1245 and 1BEW Local 396 (hereinafter "the Unions") and Sierra Pacific Power Company, Nevada Power Company, or the merged company and their affiliates (hereinafter "the Employer") effective as of Oct , 1998, and shall cover all the affiliates or subsidiaries as may be established by or for Sierra Pacific Power Company and Nevada Power Company and/or acquired by Sierra Pacific Power Company and Nevada Power Company or merged company. This agreement shall remain in full force and effect with respect to such affiliates of Sierra Pacific Power Company and Nevada Power Company or their merged company until the earliest of the conditions set forth in paragraph 11 shall have occurred with respect thereto.

The parties recognize that the restructuring of the electric and gas utility service will have adverse implications with respect to the employment security of employees of both Nevada Power Company and Sierra Pacific Power Company. Further, the proposed merger of Nevada Power Company and Sierra Pacific Power Company could further impact employees of both companies.

Therefore, the Employer and the Union hereby agree to the following with respect to efforts by the Union to organize and represent the Employer's unorganized non-management employees:

1.
As soon as the Employer is prepared to commence the hiring process for its business operations personnel, it shall notify the Union in writing of its personnel requirements. The notice shall be given to the Union at its business office, and shall specify the qualifications for each position to be filled in as much detail as practical.

2.
The parties hereto shall agree upon the projected time period within which a number constituting the full complement of employees needed by the Employer to operate and maintain business covered by this agreement will be achieved. At the time fifty percent plus one (50% plus one), of such complement of employees is hired, the Employer shall, upon request by the Union:

(a)
Allow representatives of the Union reasonable access to the business of the Employer covered by this agreement for the purpose of informing employees of their rights to form and join organizations of their own choosing for the purpose of representation with the Employer with respect to wages, hours, and other terms and conditions of employment: and to explain the benefits of membership in and representation for such purposes by the Union.

(b)
"Reasonable access" shall include at a minimum the right to meet with employees on at least three (3) occasions at the business of the employer on non-work time (e.g. lunch hour) during normal business hours.

(c)
The Employer shall supply the Union with a list of employees hired to operate and maintain the business, including first line supervisor-employees. Such list shall contain the names, home addresses and home phone number of such employees. The Union shall at all times maintain the confidentiality of any such list supplied to it by the Employer.

3.
The Employer nor the Union will engage in any personal attacks against Union or Employer representatives or attacks against the Union or Employer as an institution during the course of such campaign. At all times the Employer shall remain "neutral" with regard to any question concerning the representation of its employees by the Union. "Neutral" shall at a minimum mean that the Employer shall take no official position, nor shall it direct or condone any of its agents or representatives, including any attorneys or consultants to the Employer, to take any position against the exercise by its employees of their right to select the Union as their collective bargaining representative or to oppose the selection of the Union as the employees' collective bargaining representative.

4.
At any time after fifty percent of the projected full employee complement has been employed at the place of business, by this agreement and upon request by the Union, the Employer and the Union shall mutually agree upon the number and identity of the employees in the unit eligible for representation and the Employer shall submit to a card check election to determine the desires of its employees to be represented for the purpose of collective bargaining by the Union. Union authorization cards to be considered valid must clearly state that an employee who signs a card is designating Union as his/her exclusive collective bargaining representative and that the card may be used for an expedited private election other than an NLRB supervised election.   In the event that a majority (50% + one) of the employees, then employed by the Employer in business operation positions, excluding guards, supervisors, or any other group of employees not mutually agreed upon as meeting the definition of an appropriate unit, as defined by the National Labor Relations Act, have signed cards authorizing the Union to act as their collective bargaining representative, and such authorization card majority is verified by an agreed-to election third-party, the Employer shall recognize the Union as the exclusive bargaining representative of such employees. All third party expenses will be shared equally by the parties.

5.
Any dispute which may arise between the parties as to the composition and/or appropriateness of any collective bargaining unit shall be determined by arbitration. The Employer specifically waives any right to submit any such dispute to the representation procedures of the National Labor Relations Board to the fullest extent allowed by law. In the event that any dispute is moved to arbitration pursuant to this provision, such arbitration shall be conducted under the auspices of and in accordance with the rules and regulations of the American Arbitration Association.

6.
If the Union is selected by a majority of employees as their collective bargaining representative, the Employer shall, immediately upon the request by the Union, bargain in good faith with the Union for the purpose of concluding a collective bargaining agreement.

7.
If after a reasonable period of time for negotiation in good faith, the parties are unable to conclude a collective bargaining agreement, either party may request that any or all open issues in dispute be submitted to interest arbitration for resolution. Any such arbitration shall be conducted under the auspices of, and in accordance with, the rules of the American Arbitration Association. The decision of the arbitrator with respect to any matter submitted to arbitration shall be final and binding upon the parties. In the event either party demands that the terms of the first collective bargaining agreement include a provision for interest arbitration to resolve any dispute with respect to any renewal agreement, and/or a successors and assigns clause in the form described in paragraph 9 below, the arbitrator shall include such provisions as terms of the collective bargaining agreement.

8.
Should any court or administrative agency of competent jurisdiction find that any provision of this agreement is unlawful, that provision and only that provision deemed to be unlawful shall be void and all other provisions of this agreement shall remain in full force and effect. With respect to any provisions deemed unlawful, the parties will meet and conclude an alternate provision to the same or similar effect which comports with law,

9.
This agreement shall be binding upon any successor to the Employer and/or to any successor in interest, partner, joint venturer or assignee of the Employer with respect to the business covered by this agreement. Any sale by the Company of a controlling interest in the business covered by this agreement shall include as a part of any such purchase and sale agreement acknowledgement of this agreement and acceptance that this agreement is binding upon the purchaser with respect to such business.

10.
This agreement may be specifically enforced upon the application of either party hereto in any court of competent jurisdiction and shall be specifically enforced without a showing of irreparable harm and without the posting of a bond.

11.	This agreement shall terminate with regard to the named business of the Employer covered by this agreement upon the earliest of the following events:

(a)	The parties hereto mutually agree in writing to terminate the agreement.

(b)	The date upon which the Federal Mediation and Conciliation Service certifies that the Union has failed to achieve majority status at such facility in accordance with paragraph 5 above.

(c)	The effective date of any collective bargaining agreement reached between the parties with respect to such facility pursuant to paragraph 8 hereof.

(d)	Five years from the date hiring of employees commences at such business, unless renewed by the parties hereto.

IBEW LOCAL UNION 1245

By:
Business Manager

SIERRA PACIFIC POWER COMPANY

By:
Date:

20.     HIRING HALL AGREEMENT ( Amended 8/16/2010)

The Company and IBEW Local 1245 recognize a need to utilize temporary employees to meet the interests of both parties.

Requests for temporary employment

When the Company determines it has a need for temporary Hiring Hall employees, the Company will notify  Local 1245 and provide a list of applicant names.  The Company will then request an appointment with Local 1245 and the applicant(s) for the purpose of dispatching applicant(s) to Company for employment.     Requests shall be submitted in writing.   (Amended 8/16/2010)

Former Sierra Pacific employees who are ineligible to work at  NV Energy and other individuals deemed ineligible to work at  NV Energy shall be precluded from dispatch by the Union.

Classifications, Qualifications and Pay Rates

The hourly wages for a Hiring Hall Customer Service Representative, Clerical Representative, and Meter Reader are found in Attachment I, Exhibit “A” of the Collective Bargaining Agreement. The company has the right to hire employees at other than entry-level wages.

In addition, the Company will pay a benefit substitute, which may be used, for purchase of any health care insurance offered to regular employees (pre-tax) or added to wage, dependent upon employee choice.  The benefit substitute shall be $4.00 an hour for 2007, indexed to 82% of the cost of the current HMO premium for employee and spouse in  each year for the term of the agreement.

Hiring Hall employees will be eligible for STIP payment in a percentage equal to that paid active employees represented by Local 1245. This will be calculated using actual regular/straight time hours worked in the measured period.

After six months of continuous employment, a temporary Hiring Hall employee may take up to one week of unpaid leave in a calendar year.  After one year of continuous employment, a temporary Hiring Hall employee will be subject to the holiday provisions set forth in Title 11 of the collective bargaining agreement.

After one year of continuous employment, a temporary Hiring Hall employee may take up to two weeks of unpaid leave in a calendar year, longer if operational needs as determined by the Company permit.  Once these excused unpaid leaves are exhausted, Hiring Hall employee will be subject to written verification of a bona fide reason for any absence.

Candidate Rejection/Referral fee

The Company may reject an applicant for any reason; however, a fee of eight (8) hours pay will be paid if the individual accepts an assignment and is rejected prior to reporting to work.

Hiring Hall Employment Conditions

1.	Employees are subject to being released from work at the sole discretion of the Company.

2.	Employees shall not attain regular status or any regular status entitlements unless otherwise agreed to by the parties.

3.	Employees shall not be eligible for contractual fringe benefits except as specifically set forth herein.

4.
If subsequently hired by the Company into a regular position, an employee will be considered a new hire for all purposes, including calculation of benefit accruals (leaves, etc.), unless otherwise agreed to in writing by the parties.  The company will waive the contractual probationary period and waiting period for eligibility for benefits for any temporary Hiring Hall employee who is converted to regular employee status.

5.	An employee must notify the Company directly to be considered for regular employment.

6.	Employees may not be downgraded or upgraded in pay as a temporary Hiring Hall employee.

Duration of temporary employment

Utilization of a temporary Hiring Hall employee in accordance with this agreement shall not exceed three years.

If, due to lack of work, the Company chooses to lay off or reduce staffing levels, and it has Hiring Hall employees performing work in the same  occupational group  the Company will release the Hiring Hall employees prior to regular employees, unless volunteers exist in the affected classification for layoff under Title 23, Demotion/Layoff Procedure. In the application of this process, an employee shall not be placed in a job unless qualified and capable to perform the duties.

The Company retains discretion as to who will perform and how it will staff the customer service and meter reading functions, including the use and hiring of Hiring Hall Customer Service Representatives, Clerical Representatives, and Meter Readers.

The number of Hiring Hall employees in all “Clerical Inside Occupational Group” classifications will not exceed 20% of the aggregate number of employees in the “Clerical Inside Occupational Group” classifications.

The number of Hiring Hall Meter Readers will not exceed 80% of the aggregate number of all meter readers.

All employees will be included in the overtime agreements for the assigned departments.

The Company may use temporary Hiring Hall employees for any job within the Clerical Inside Occupational Group.  During the life of this contract, the Company will not transfer any work normally performed by employees in the Clerical Inside Occupational Group to NV Energy South if the Company  currently uses temporary Hiring Hall employees to perform that function.  Further, the Company may transfer peak work between NV Energy North and South  based on operational needs.

21.           POST RETIREMENT MEDICAL (Added 4/5/07)

This letter of understanding is to clarify the outcome of our recent bargaining and document recent discussions between the Company and Union pertaining to certain employees and their negotiated post retirement medical (PRM) benefits.

The employees affected include all Bargaining Unit 1245 employees who were on the Management, Professional and Technical (MPAT) PRM plan prior to the conclusion of bargaining, earlier this year.

This will document our agreement to place all the above-mentioned affected employees on the Bargaining Unit 1245 ($260/$130) plan.

23.	COMMENCEMENT DATE OF THE AGREEMENT Deleted 8/16/2010
24.

ATTACHMENT IV

EXHIBIT "C" (1)
(As Amended January 1, 2003)

LINES OF PROGRESSION FOR BIDDING AND DEMOTIONAL
PURPOSES BY OCCUPATIONAL GROUPS

DEFINITION OF OCCUPATIONAL GROUPS

Occupational Groups shall be defined as those separate divisions of the applicable Company "Departments" shown above.  In those "Departments" where there is no such division, the entire "Department" shall be considered as an Occupational Group.

"A" Bid - Same classification or higher than job posted using group seniority.  (Amended 1/1/95)

"B" Bid - Next lower classifications in group seniority.  Classifications shown on chart above at the reverse end of arrows shall be considered next lower to those to which the arrow points.  (Amended 1/1/95)

"C" Bid - Same classification in any other group using Company seniority.

"D" - Any classification in same group as job being posted using group seniority.

"E" - Any classification in any group using Company seniority.

Lines of Progression (see FOLD-OUT)

BIDDING NOTES

1.	(Deleted 1/1/95)

2.	(Deleted 1/1/98)

 3.                (Deleted 1/1/95)

4.	Classifications labeled (4) shall be considered as Lineman for bidding purposes.

4a.              Any bids to Troubleman Electric shall be awarded by group seniority.
(Added 1/1/98)

5.	(Deleted 1/1/95)

6.	(Deleted 1/1/95)

7.	(Deleted 1/1/95)

8.
Serviceman, Equipment bidding to Plant Mechanic Apprentice shall not suffer a wage reduction if he has been in that classification for six (6) months or more.  His wages will be red-circled until such time as his step rate in his new classification exceeds his red-circled wage rate.  (Added 5/1/86)

Service Utility Operators and Scrubber Utility Operators cross-bidding to either position may use the total amount of time in both positions to establish themselves in the appropriate wage step but in no event higher than the 24-month step.  Once the employee has established himself in the new position he will be moved to the upgradeable wage step once all the upgradeable requirements have been met.  (Added 6/1/99 by Letter of Agreement)

9.	(Deleted March 2007)

10.	(Deleted March 2007)

11.	(Deleted March 2007)

12.	Classifications labeled (12) need not be posted and are considered non-bid jobs.

13.              (Deleted 5/1/81)

14.              (Deleted 5/1/68)

15.              (Deleted 5/1/68)

16.	Awards to these jobs shall require successful completion of screening examination.

17.	(Deleted 1/1/95)

18.              (Deleted 5/1/71)

19.              (Deleted 5/1/71)

20.              (Deleted 5/1/74)

21.
Classifications labeled (21) shall be considered as "B" bids to Working Foreman subject to the time limits provided in the Working Foreman job description.  A Storekeeper who is awarded a Reno Utility Materials Specialist vacancy shall assume the vacancy of his present Storekeeper rate of pay.  Said wage rate shall remain in effect until (1) such time as it may be surpassed by the wage schedule of the Utility Materials Specialist classification as the result of continuous time spent in the Utility Materials Specialist classification or (2) until such time as it may be surpassed by the wage schedule of Utility Materials Specialist classification through the normal process of collective bargaining between Company and Union.  A Utility Materials Specialist who is awarded a Storekeeper vacancy shall assume the vacancy at the wage step of the Storekeeper wage schedule which is next higher to the Utility Materials Specialist's present rate of pay.  (Amended 5/1/76)

22.	(Deleted 1/1/95)

23.
The successful bidder must meet the respirator fit-test requirements as outlined by OSHA before the job award can be made.  This will require the employee to be clean shaven for the test.  (Added 5/1/88)

24.	(Deleted 8/16/10)

25.	(Deleted 1/1/95)

26.
Clarifier Operator bidding to Apprentice Lab Technician shall not suffer a wage reduction if he has been in that classification for twenty-four (24) months or more.  His wage will be red-circled until such time as his step rate in his new classification exceeds his red-circled wage rate.  (Added 1/1/95)

27.	(Deleted 1/1/95)

28	Sr. Control Technician will be red-circled when going to a Substation Technician. (Effective 4/11/94; Added 1/1/98)

29.	Sr. Control Technician will be a “D” bidder to Control Working Foreman and Substation Technician to Control Working Foreman will be a “B” bidder. (Effective 4/11/94; Added 1/1/98)

30.	Clerical Bidding Notes

A.
Generally speaking, Clerical employees will be hired at the minimum of the range.  In exceptional cases, experience elsewhere will be counted in determining the starting rate.  In no case will experience elsewhere be given more weight in determining the starting rate than if it had been with the Company.

B.
When a Clerical employee is in a wage progression and is promoted from one (1) job classification to another, his rate of pay shall be the starting rate for new classification or his present rate, whichever is higher.  In the case of an employee who bids laterally to a job classification with the same wage progression, or an employee who bids downward to a job classification with a lower wage progression, his rate of pay shall be the starting rate for such classification, except that allowance shall be made by the Company for previous experience in the new classification.  When a Clerical employee bids from one (1) Department, District or Sub-District to another in the same classification, his rate of pay shall remain the same.

C.	(Deleted 5/1/91)
D.
Employees in the Clerical Occupational Group job classifications listed below, who were hired prior to the 1986 contract ratification date, will be red-circled in their current wage progression (at the wage rate in effect May 1, 1986) and will continue to receive general wage increases based on that wage progression.

Clerical Representative
Clerical Specialist
Meter Reader-Collector
Customer Services Representative

When an employee whose wage progression is red-circled becomes eligible to receive their final step increase under the red-circled wage progression, they will receive the top wage step of the red-circled wage progression or top wage step of the current book rate, whichever is higher.  (Added 5/1/86)

E.           (Deleted 1/1/95)

31.	(Deleted March 2007)

32.
Any full-time, regular General Foreman, Working shall be treated under the CBA as if he were above the top position in his Line of Progression and Occupational Group.  The General Foreman, Working shall be paid at a rate ten percent (10%) above the highest wage rate in his Line of Progression and Occupational Group.  (Added 1/1/03)

33.	(Deleted March 2007)

34.	Storekeeper/Buyer/Planner (Ft. Churchill) shall be treated exactly as Storekeeper for bidding, layoff and demotion purposes. (Added 1/1/03)

35.	When an Electrician and/or a Substation Inspector are awarded a Control Technician position, they will be paid at the six (6) month wage rate. (LOA 1/29/03)

36.
When bidding as a Clerical Representative, all group seniority in Clerical Inside, Support Services and the deleted Reprographics and Distribution occupational groups will be applied.  A Clerical Representative may use this combined occupational group seniority in any group where a Clerical Representative exists.  (Added March 2007)

37.	(Deleted 8/16/10)

"E" BIDDERS
Driver, Truck
Driver, Truck, Heavy
Garageman
Helper
Janitor (Power Prod)
Laborer
Repairman, Tool
Utilityworker, Universal
Worker, Building, Services, Lead
(Amended  8/16/2010)

Only Medical co-insurance (excluding Co-Pays, Deductibles, Dental, Vision, and RX) applies toward the Out of Pocket Max.

Union 1245
	HMO	Advantage
		In Network	Out of Network
Annual Deductible	None	$150 Individual $450 Family	$350 Individual $1,050 Family
Plan Generally Pays	100%	80% after Deductible	60% after Deductible
Out of pocket Maximum (Annual)	$1,000 Individual $3,000 Family	$1,250 Individual $3,750 Family	$2,500 Individual $7,500 Family
Lifetime Maximum	Unlimited ( unless otherwise indicated)
Routine Care
Physician Charges (Office Visit, Inpatient, outpatient)	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Specialist Charges	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Preventive Care
Well Child Care (includes immunizations)	100%, No Co-pay	100% no Co-pay, no Deductible	80% no Co-pay, no Deductible
Well Adult Care (OB/GYN, Mammogram, PAP, Prostate exam)	100%, No Co-pay	100% no Co-pay, no Deductible	80% no Co-pay, no Deductible
Maternity and Family Services
Physician Charges	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Hospitalization & Newborn Nursery Care	100%	80% after Deductible	60% after Deductible
Birth control devices	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Sterilization (Includes tubal ligation & vasectomy	$20 Co-pay (When preformed in Doctors Office)	80% after Deductible	60% after Deductible
Infertility Treatment * (Diagnostics & treatment of underlying condition only)	$20 Co-pay (For diagnosis & treatment, 6 courses of treatment lifetime max)	80% after Deductible ** (For diagnosis & treatment, 6 courses of treatment lifetime max)	60% after Deductible ** (For diagnosis & treatment, 6 courses of treatment lifetime max)

Hospital Care
Inpatient Coverage	100%	80% after Deductible	60% after Deductible
Outpatient Coverage (including surgery)	100%	80% after Deductible	60% after Deductible
Urgent Care	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Emergency Room ***	100% after $50 Co-pay (co-pay waved if admitted)	80% after Deductible	80% after Deductible
	HMO	Advantage
Mental Health Care
Inpatient Coverage	100%	80% after Deductible	60% after Deductible
Outpatient Coverage	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Substance Abuse Treatment
Inpatient Coverage	100%	80% after Deductible	60% after Deductible
Outpatient Coverage	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Other Medical Care
Allergy testing	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Chiropractic Care (limited to 20 visits per calendar year)*	100% after $20 Co-pay	80% after Deductible	60% after Deductible
Durable Medical Equipment	100%	80% after Deductible	60% after Deductible
Home Health Care*	100% after $20 Co-pay (Limited to 120 days per calendar year)	80% after Deductible (Limited to 120 days per calendar year)	60% after Deductible (Limited to 120 days per calendar year)
Hospice Care (Inpatient, outpatient)	100% (Benefit maximum of 185 days)	100% After Deductible	80% after Deductible
Complex imaging	100% after $50 Co-pay	80% after Deductible	60% after Deductible
Lab & X-ray	100% after $20 co-pay	80% after Deductible	60% after Deductible
Physical &Speech Therapy (outpatient)	100% after $20 Co-pay (visit maximum: Speech-20 visits, PT/OT-40 visits combined)	80% after Deductible	60% after Deductible

Skilled Nursing Facility	100% (Limited to 30 days per calendar year)	80% after Deductible	60% after Deductible
Acupuncture & Alternative Medicine *	100% after $20 Co-pay $1,000 Annual Max	80% after Deductible $2,000 Annual Max	60% after Deductible $2,000 Annual Max
Hearing Aids*	Not Covered	80% after Deductible $1,500 every 5 years	60% after Deductible $1,500 every 5 years
Temporo-Mandibular Joint Disease (TMJ)	50%	80% after deductible	60% after deductible
TMJ Maximum	No limit (includes surgery treatment, but excludes appliance therapy)	No limit (excludes appliance therapy)	No limit (excludes appliance therapy)

Vision
	In Network		Out of Network
Provider Choice
You may use any licensed provider you choose; however your out-of-pocket costs are likely to be less when you use in-network providers, since benefits are based on negotiated fees. In addition, when you stay in network, discounts apply for options and additional materials. When you use out-of-network providers you pay 100% of the claim, then submit the itemized receipt to VSP. Call VSP for sub-mitting out-of-network claims.

Examination (once every 12 months based on your last date of service)	$25 Co-pay		Plan pays up to $46 (less applicable co-pays)
Lenses (once every 12 months based on your last date of service)	100% for standard lenses		Plan pays up to $55 for single vision, $75 for bifocal, & $95 for trifocal lenses
Frames (once every 24 months based on your last date of service)	Plan pays up to $115		Plan pays up to $45
Contact Lenses (elective) (once every 12 months based on your last date of service)	Plan pays up to $250		Plan pays up to $105

Discounts	30% savings on lens options, 20% savings on additional glasses & sunglasses, 15% savings off cost of contact lens fitting & evaluation	Discounts do not apply
Computer Vision Care (Exam & Lenses, once every 12 months) (Frames, once every 24 months)	$10 co-pay for exam, Plan pays up to $80 for frames	Contact VSP
Laser Vision Correction	VSP's Laser Care Program provides discounted access to facilities and surgeons for NVE members. See the Laser Vision Care Learning Source area of VSP's website
Dental
	In Network	Out of Network
Annual Deductible	$25 individual, $75 family
Annual Maximum Benefit	$2,000 per person per year
Preventive Services ( Includes 2 cleanings per year)	100% No Deductible	100% of R&C, no deductible
Basic Care	80% after Deductible	80% of R&C, after deductible
Oral Surgery	80% after Deductible	80% of R&C, after deductible
Major Restoration	50% after Deductible	50% of R&C, after deductible
Orthodontia	100% after annual deductible; $2,000 lifetime max
Prescription Drug Benefit
	HMO	Advantage
Mail Order Pharmacy (90 Day Supply, for maintenance drugs only)	Generic drugs $10 co-pay Preferred Brand drugs $50 co-pay Non-Preferred drugs $80 co-pay	Generic drugs $10 co-pay Preferred Brand drugs $50 co-pay Non-Prefered drugs $80 co-pay
Retail Pharmacy (30 Day Supply)	Generic drugs $5 co-pay Preferred Brand drugs $25 co-pay Non-Preferred drugs $40 co-pay	Generic drugs $5 co-pay Preferred Brand drugs $25 co-pay Non-Prefered drugs $40 co-pay

* In and out-of-network maximum is combined
** Benefits limited to $2,000 per calendar year and $6,000 lifetime
*** Non-emergency use of ER is not covered

ATTACHMENT VI
OUT-OF-TOWN WORK ASSIGNMENT GUIDELINES
(Added January 1, 1995)

A.	PURPOSE

Due to growth and operational changes which have occurred in our service area over the last few years, it has become more common to send employees away from their permanent work location to work in other areas.  In most cases these temporary assignments are beneficial to both the Company and its employees.  As the number of out-of-town assignments increases, however, so does the potential for disruption of family life and personal inconvenience of our employees.

B.           NOTIFICATION OF WORK ASSIGNMENT
As soon as a Supervisor learns that some of his employees will be needed on an out-of-town project or job he should make his employees aware of the following factors:

1.	Number of employees required in each classification from his work location for the job or project.
2.	Scope of work of the job or project (build new line, general maintenance, plant overhaul, etc.).
3.	Starting date and expected duration.
4.	Job location and reporting place.
5.	Expected working hours (overtime, if expected).\
6.	Any other information available and of interest to employees, e.g., is there a special project agreement with the Union for the job?

Keep in mind that employees appreciate being kept informed and effective, timely communications improve morale.  THE SUPERVISOR SHOULD GIVE EMPLOYEES ASSIGNED OUT-OT-TOWN WORK AS MUCH ADVANCE NOTICE AS POSSIBLE.

C.	MANNING OUT-OF-TOWN WORK ASSIGNMENTS

1.	VOLUNTARY:

a.	If possible, the Supervisor should attempt to use volunteers in each job classification, with the skill level required.
b.
If there are more volunteers than are required for the job assignment then employees should be selected on the basis of 1) qualifications, 2) accumulated overtime, 3) accumulated number of nights out-of-town, 4) Occupational Group Seniority from top to bottom, 5) operational needs.

c.	Unless otherwise agreed to, volunteers will be expected to work through the entire project from start to finish. Supervisors should discuss this issue with employees at the earliest possible date.

2.           NON-VOLUNTARY:

a.
If volunteers are not available to fill the manpower requirements of a project, assignments will be made on a non-voluntary basis.  Employees will be selected on the basis of 1) qualifications, 2) accumulated overtime, 3) accumulated number of nights out-of-town, 4) Occupational Group Seniority from bottom to top, 5) operational needs.

b.
On the next mandatory job assignment, the next employees on the Out-of-Town Assignment List should be selected.  By assigning employees in this order, all employees will share equally in performance of out-of-town assignments.

c.
If an employee volunteers for an out-of-town assignment, he should be considered as doing so on his own accord, and will still be required to take his turn at non-voluntary assignments based on Section C (2)(a).

d.
If an employee is unable to work his out-of-town assignment when selected due to illness, personal hardship, or any other reason of a temporary nature, he shall be replaced on the list as the first to go when his problems are resolved.

e.	Any new employee reporting to a work location will be placed on the Headquarters' Out-of-Town Assignment List and will be assigned out-of-town work when his turn arrives based on Section C (2)(a).
f.	Employees should be kept informed where they stand on the Out-of-Town Assignment List, as this will give them additional time to plan in advance for out-of-town assignments.

D.           PERSONAL HARDSHIP

1.
When an employee feels that an out-of-town assignment will create a personal hardship he should explain all the facts to his Supervisor.  The Supervisor should listen to the employee, evaluate the situation and make a decision whether to send the employee on a non-voluntary basis or not.  These decisions will have to be made on a case-by-case basis, relying on the information supplied by the employee as well as other facts which may be known to the Supervisor.

2.
If a non-voluntary job assignment lasts more than eight (8) weeks the Supervisor should consider rotating personnel to complete that job assignment.  (If for example, the Supervisor knows that an out-of-town work assignment will last for ten (10) weeks, he might consider sending two (2) different groups for five (5) weeks each.)

E.           OTHER CONSIDERATIONS

1.	Continuity - Is it better to have the same group of employees do the full job rather than changing in the middle of the project?
2.
Project Length - Eight (8) weeks is not necessarily the ideal maximum assignment for some projects.  Some might be shorter, depending on the travel required, working conditions, equalization of overtime, etc.

3.	Job Location - If the assigned job locations are so far away that employees cannot return home on weekends, consideration should be given to making shorter assignments and rotating employees.
4.	Productivity - Employees away from home on an involuntary basis for long periods of time may become less productive. Harmony and efficiency in the operation should be considered by Supervisors.
5.
Skills Required - Certain employees with special skills may be required at certain projects for the duration of the project, or they may be required to remain at their home location regardless, of the provisions of these guidelines.  This will depend on job requirements.

6.	Reporting Place - When board and lodging are provided by the Company, the reporting place will be the Company designated lodging of the local headquarters.

ATTACHMENT VII
JOB SITE REPORTING
(Added 1/1/98 – Cancelled by the Union on 10/24/02)

ATTACHMENT VIII
EMERGENCY RESPONSE PROGRAM

Consistent with the provisions and obligations of Section 2.1, Title 2 of the Collective Bargaining Agreement between Sierra Pacific Power Company and Local Union No.  1245 of the International Brotherhood of Electrical Workers, the parties hereby agree to the following:

The Company and Union recognize there may arise situations in various departments of the Company where availability of some key classifications becomes imperative in the rendering of service to the customer and for the safe, effective operation of facilities.  To assure availability of these key people, the Company and Union mutually agree to the following conditions that will apply to both parties for Positive Emergency Response.

A.	Conditions Applicable to Company

1.	The Company will provide an appropriate radio-equipped vehicle to the following job classifications for commute purposes:
Customer Serviceman
Gas Inspector
Gas Pressure Operator
General Foreman
Leak Surveyor
Troubleman
Other employees may be provided a radio-equipped vehicle at the discretion of the Company. (Amended March 2007)
2.	The Company will provide a pager or hand-held radio/telephone to improve the employee's mobility and communication.
3.	Normal work hours will prevail during employee's regular work days.
4.
Availability schedule will apply from the end of employee's shift on Friday until the beginning of employee's shift on Monday, during holidays and such other times when adequate emergency coverage is not available  (Amended 1/1/98)

5.	The Company shall provide an option for either (1) availability premium to employee of:
$4.83/hour, effective 8/16/2010
$4.83/hour, effective  8/16/2011
$4.93/hour, effective  8/16/2012
for every hour employee is available for duty exclusive of employee's normal pay for regular scheduled hours worked. (Amended March 2007) or (2) “time in lieu” at the following rates:
All non-holiday hours will be factored at the .127/hour accrual rate. Example—2-day weekend –from 1530 Friday to 0700 Monday = 63.5 hours X .127 = 8 hours.
Example: work week from 1530 Monday through 0700 Friday = 15.5 hours X 4 days = 62 hours X .127 = 8 hours
All holiday hours will be factored at the .334/hour accrual rate.
Example—Christmas Day—from 1530 Christmas
Eve day to 0700 the day after Christmas=15.5 hours                                                                                     X .127 hours + 24 hours X .334 = 10 hours.(Amended March 2007)
Note: The availability premium will be adjusted with each general wage increase. The adjustment will be made by a percentage equal to the general wage increase. (Added 1/1/95) Amended 8-16-2010
6.
The Company shall compensate the employee at the applicable overtime rate as provided in Title 10 of the Agreement for any hours worked outside normally scheduled hours during the availability period plus the availability premium for all hours available.

7.	In any payroll year, an employee may use a maximum of 200 time-in-lieu hours earned via pager duty.. (Amended March 2007)
8.	Employees may cash out all, or any portion, of their accumulated time-in-lieu hours at the end of any pay period. (Added March 2007)
9.	On the last paycheck of the payroll year, the Company will cash out all accumulated time-in-lieu hours in excess of 200 hours. (Added March 2007)

B.             Conditions Applicable to Employee

1.	Employee must live within the sub-district boundaries and be available to receive communication to qualify for emergency availability scheduled.
2.	Employee must be in physical condition to perform assigned duties when emergency situations arise.
3.	The employee must respond to a page within ten (10) minutes of the notification and report within a reasonable time thereafter.
4.	Substitutions of coverage may be arranged only with the approval of the Supervisor in charge, and the substitute employee must be qualified to perform the assigned duties.
5.	The employee on duty will have first opportunity to fill availability schedule. If a substitute employee is required, accumulated overtime will prevail. (Amended 1/1/95)

C.           (Deleted 1/1/95)

D.	If, in the event there is no duty employee, a departmental procedure to administer the Emergency Response Program must be established in writing and agreed to by the Company and Union. (Added 1/1/98)

ATTACHMENT IX
COMPANY STATEMENT RE:  CONTINUATION OF
POST RETIREMENT MEDICAL COVERAGE
(Amended March 2007)

Letter of Agreement
Local 1245 VEBA Trust Funding

The Company agrees to fund the VEBA Trust over the next eight years beginning January 1, 2007 up to an amount that the PUCN has allowed in its most recent General Rate Case unless to do so would cause the Company to violate debt covenants, or create an unfavorable tax consequence.

1.  Confirm that under the proposal, SPR will fund 100% of the January 1, 2015 Accumulated Projected Benefit Obligation (APBO) by January 1, 2015.
This is confirmed.

2.  Confirm that under the proposal, annual funding will at a minimum, be determined on a relatively level basis over 8 years.
This is confirmed.

3. Our actuary has estimated that level annual funding of the VEBA may be in the range of $10-$15 million each year.   Is this consistent with SPR’s expectations of the required annual funding level?
The retiree medical program is currently the subject of negotiations.  The program that is in effect at the close of the negotiations will determine the level of annual funding that is required for the VEBA.

4.  SPR has proposed to limit Local 1245 VEBA funding “up to an amount that the PUCN has allowed in its most recent General Rate case.”   (a) Fully describe this restriction.
Sierra requests recovery of post retirement medical expenses in its biennial general rate case filings.  As described in the question, SPR would limit its annual cash funding to the Local 1245 VEBA trust to an amount equal to or less than the VEBA expense component in Sierra’s most recent general rate case.  The limiting amount would change each time a new rate case has been concluded.

Sierra’s general rate cases include the expense amount provided by the most current annual actuarial study.  For example, Sierra’s 2005 GRC included the VEBA expense as determined by an actuarial study performed in late 2004, which specified expenses to be recognized in 2005.  Pursuant to the described procedures and because the results of the 2005 GRC were known in May 2006, the cash funding for years 2006 and 2007 would be based on an actuarial study that quantified expenses for 2005.

(b) Under this restriction at the present time, what is the maximum annual amount SPR could fund the Local 1245 VEBA?
Sierra’s 2005 Nevada GRC included $5.1 million in VEBA expense.

(c)  If required VEBA contributions are in the $10-$15 million range, would this restriction limit the annual VEBA contribution?
Yes.   If we cap our obligation at a specific number (such as $5.1 million) then we cannot contribute funds the VEBA trust beyond that amount.  The exception to this are “catch up” contributions which we carry as a liability in our accounting systems.

(d)  Is it expected that this restriction will limit full funding of the VEBA in any year prior to 2015?
No, because the Company has committed to catch up funding over and above the amount allowed in the GRC.

5.  SPR has proposed to limit Local 1245 VEBA funding so as not to “cause the company to violate debt covenants.”   (a) Fully describe this restriction.
As disclosed on page 61 of the Sierra Pacific Resources 2005 Form 10-k filed with the Securities and Exchange Commission, “Each of NPC’s $500 million  Second Amended and Restated Revolving Credit Agreement and SPC’s $250 million Amended and Restated Revolving Credit Agreement, dated November 4, 2005, contains two financial maintenance covenants.  The first requires that the Utility maintain a ratio of consolidated indebtedness to consolidated capital, determined as of the last day of each fiscal quarter, not to exceed 0.68 to 1.  The second requires that the Utility maintain a ratio of consolidated cash flow to consolidated interest expense, determined as of the last day of each fiscal quarter for the period of four consecutive fiscal quarters, not to be lass than 2.0 to 1.  As of December 31, 2005, both companies were in compliance with these covenants.

In addition, with respect to SPR, as disclosed on page 62, “The terms of SPR’s $335 million 8 5/8% Senior Unsecured Notes due2014, its $99.1 million 7.803% Senior Notes due 2012, and its 6.75% Senior Notes due 2017 restrict SPR and any of it’s Restricted Subsidiaries (NPC and SPPC) from incurring any additional indebtedness unless:

1.	at the time the debt is incurred, the ratio of consolidated cash flow to fixed charges for SPR’s most recently ended four quarter period on a pro forma basis is at least 2 to 1 or
2.
the debt incurred is specifically permitted under the terms of the applicable series of notes, which permit the incurrence of certain credit facility or letter of credit indebtedness, obligations incurred to finance property construction or improvement, indebtedness incurred to refinance existing indebtedness, certain intercompany indebtedness, hedging obligations, indebtedness incurred to support bid, performance or surety bonds, and certain letters of credit supporting SPR’s or any Restricted Subsidiary’s obligations to energy suppliers, or

3.	the indebtedness is incurred to finance capital expenditures pursuant to NPC’s 2003 Integrated Resource Plan and SPPC’s 2004 Integrated Resource plan.
If the applicable series of notes are upgraded to investment grade by both Moody’s and S&P, these restrictions will be suspended and will be no longer in effect so long as the applicable series of notes remain investment grade.”
Based on SPR’s March 31, 2006 financial statements, assuming an interest rate of 6%, SPR’s indebtedness restrictions would allow SPR and utilities to issue up to approximately $262 million of additional indebtedness in the aggregate, unless the indebtedness being issued is specifically permitted under the terms of SPR’s indebtedness.

(b) Under this restriction at the present time, what is the maximum annual amount SPR could fund the Local 1245 VEBA?
Based upon the March 31, 2006 additional indebtedness limitation of $262 million, SPR would be capable of currently funding the annual VEBA contribution in the $10 to $15 million range as indicated in clause (c)
(c) If required VEBA contributions are in the $10-$15 million range, would this restriction limit the annual VEBA contribution?  Please refer to the response to clause (a).

6.  SPR has proposed to limit Local 1245 VEBA funding so as not to “accelerate a pending insolvency.”   (a) fully describe this restriction.  (b) Is there any pending insolvency or any indication that an insolvency may occur before January 1, 2015?  Based on the proposed annual funding amounts and the company’s current financial status, there are no insolvencies anticipated.   Therefore the Company is willing to withdraw this restriction.  (c) How can the agreement be strengthened to provide accelerated funding in advance of a pending insolvency? Our legal group advises us that we cannot accelerate funding to the VEBA in advance of any pending insolvency.

7.  SPR has proposed to limit Local 1245 VEBA funding so as not to “create an unfavorable tax consequence.”  (a) fully describe this restriction.  Under a collectively bargained VEBA, the over funding of said VEBA is essentially the only unfavorable tax consequence.   Contributions to VEBA’s are fully deductible, however, contributions in excess of the amount required to fully fund a collectively bargained VEBA are not tax deductible.  (b)  Under this restriction at the present time, what is the maximum amount SPR could fund the Local 1245 VEBA?   The maximum amount that could be funded cannot exceed the current unfunded APBO of the VEBA.   (c) If required VEBA contributions are in the $10-$15 million range, would this restriction limit the annual VEBA contribution?   No.

Is it expected that this restriction will limit full funding of the VEBA in any year prior to 2015?  No.

IBEW LOCAL UNION 1245

By: ____________________________________

SIERRA PACIFIC POWER COMPANY

By: ____________________________________

Date: _____________________